AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 11, 1999
                                                        Registration No. 333-
------------------------------------------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                             ------------------
                                  FORM S-3
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
               Chase Manhattan Bank USA, National Association
                (Originator of the Trusts described herein)
           (Exact name of registrant as specified in its charter)

               DELAWARE                              22-2382028
    (State or other jurisdiction of               (I.R.S. employer
     incorporation or organization)             identification number)

                             802 Delaware Avenue
                          Wilmington, Delaware 19801
                                (302) 575-5000
     (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             Andrew T. Semmelman
                                Vice President
                          Chase Manhattan Bank USA,
                             National Association
                           c/o 802 Delaware Avenue
                          Wilmington, Delaware 19801
                                (302) 575-5000
   (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                  Copies to:

   David M. Eisenberg, Esq.       Martin R. Joyce, Esq.        Andrew M. Faulkner, Esq.
  Simpson Thacher & Bartlett     The Chase Manhattan Bank    Skadden, Arps, Slate, Meagher
     425 Lexington Avenue            270 Park Avenue                  & Flom Llp
   New York, New York 10017      New York, New York 10017          919 Third Avenue
        (212) 455-2000                (212) 270-5918              New York, NY 10022
                                                                    (212) 735-2853

                             ------------------
   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable on or after the effective date of the Registration
Statement.
   If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier effective registration statement for the same offering. |_|
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                      CALCULATION OF REGISTRATION FEE
============================================================================================
  TITLE OF EACH
      CLASS                                                   PROPOSED MAXIMUM
 OF SECURITIES TO                       PROPOSED MAXIMUM       AGGREGATE        AMOUNT OF
        BE           AMOUNT TO BE     OFFERING PRICE PER       OFFERING        REGISTRATION
    REGISTERED      REGISTERED(1)(2)  UNIT OR SHARE (2)(3)     PRICE (3)(4)        FEE
--------------------------------------------------------------------------------------------
Asset Backed
Certificates and
Asset Backed
Notes.............         -                   -                $1,000,000        $278
============================================================================================

 (1) If any registered securities are issued at an original issue discount, then such greater principal amount as shall result in an aggregate initial offering price of $1,000,000. In no event will the aggregate initial offering price of securities registered hereunder exceed $1,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies, including the euro.

 (2) Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act.

 (3) The proposed maximum offering price per unit or share will be determined from time to time by the registrant in connection with, and at the time of, the issuance by the registrant of the securiteis registered hereunder.

 (4) Estimate solely for the purposes of computing the registration fee pursuant to Rule 457(o) of the Rules and Regulations of the Securities and Exchange Commission under the Securities Act.

                             ------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.



                               EXPLANATORY NOTE

This Form S-3 Registration Statement (file no. 333-_____) includes, on behalf of Chase Manhattan Bank USA, National Association (the "Bank"), as originator of the trusts described herein, a base prospectus and two model prospectus supplements. One model prospectus supplement describes an offering by Chase Credit Card Master Trust of asset backed certificates. The other model prospectus supplement describes an offering by Chase Credit Card Owner Trust 1999-__ of asset backed notes. The prospectus and each prospectus supplement have been prepared to comply with the "Plain English" Rules (Release No. 33-7497), including Rule 421(b) and Rule 421(d) under the Securities Act of 1933, as amended, and related revisions to Regulation S-K and Form S-3 adopted by the Securities and Exchange Commission.



[FLAG UPPER RIGHT HAND CORNER]
A security is not a deposit and neither the securities nor the underlying accounts or receivables or series certificates or notes are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

[FLAG UPPER RIGHT HAND CORNER]
A certificate will represent an interest in the master trust only. A note will be an obligation of an owner trust only. Neither certificates nor notes will represent interests in or recourse obligations of Chase USA, the servicer or any of their affiliates.

[FLAG UPPER RIGHT HAND CORNER]
This prospectus may be used to offer and sell any series of securities only if accompanied by the prospectus supplement for that series.



[FLAG]
The information in this prospectus is not complete and may be changed. We cannot sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


SUBJECT TO COMPLETION, DATED ____________, 1999

Prospectus

CHASE CREDIT CARD MASTER TRUST
CHASE CREDIT CARD OWNER TRUSTS
Issuers

CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION
Transferor and Administrator of Owner Trusts

THE CHASE MANHATTAN BANK
Servicer of Master Trust

ASSET BACKED SECURITIES

THE MASTER TRUST-

o may periodically issue asset backed certificates in one or more series, including series of asset backed certificates that will be sold to owner trusts and pledged to secure notes; and

o will own receivables in a portfolio of consumer revolving credit card accounts and; other property described in this prospectus and in the prospectus supplement.

THE SECURITIES-

o with respect to the certificates, will represent interests in the master trust and will be paid only from the assets of the master trust;

o with respect to the notes, will be obligations of an owner trust and will be secured by the assets of that owner trust, including one or more certificates;

o offered by this prospectus will be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization;

o     may have one or more forms of credit enhancement; and

o will be issued as part of a designated series which may include one or more classes of securities.

The certificateholders will receive interest and principal payments from a varying percentage of credit card account collections.

The noteholders will receive interest and principal as described in the prospectus supplement. Each series of notes will be secured by a series certificate issued by the master trust and purchased by the owner trust that will issue the notes and any other assets described in such prospectus supplement.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   _______, 1999



                          TABLE OF CONTENTS

OVERVIEW OF THE INFORMATION IN THIS PROSPECTUS
   AND THE PROSPECTUS SUPPLEMENT....................................1

THE MASTER TRUST....................................................2

THE OWNER TRUSTS....................................................2

CHASE USA'S CREDIT CARD ACTIVITIES..................................3
General ............................................................3
Acquisition and Use of Credit Card
   Accounts ........................................................4
Billing and Payments................................................6
Collection of Delinquent Accounts...................................8
Description of FDR..................................................9
Interchange.........................................................9
Recoveries..........................................................9
Year 2000 Compliance................................................9

THE RECEIVABLES....................................................11

MATURITY CONSIDERATIONS............................................13
Series of Certificates.............................................13
Series of Notes....................................................14

CHASE USA..........................................................14

USE OF PROCEEDS....................................................15

DESCRIPTION OF THE SECURITIES......................................15
General............................................................15
Book-Entry Registration............................................17
Definitive Securities..............................................22

DESCRIPTION OF THE CERTIFICATES....................................23
General............................................................23
Interest Allocations...............................................25
Principal Allocations..............................................26
Revolving Period...................................................27
Controlled Amortization Period.....................................28
Principal Amortization Period......................................28
Accumulation Period................................................29
Rapid Accumulation Period..........................................29
Rapid Amortization Period..........................................30
Transfer and Assignment of Receivables.............................31
Exchanges..........................................................31
Representations and Warranties.....................................33
Addition of Trust Assets...........................................37
Removal of Accounts................................................39
Collection and Other Servicing Procedures..........................39
Discount Option....................................................40
Trust Accounts.....................................................40
Funding Period.....................................................41
Companion Series...................................................43
Investor Percentage and Transferor
   Percentage......................................................43
Application of Collections.........................................44
Shared Excess Finance Charge Collections...........................46
Shared Principal Collections.......................................47
Defaulted Receivables; Rebates and
   Fraudulent Charges; Investor Charge-
      Offs.........................................................47
Defeasance.........................................................48
Final Payment of Principal; Termination............................48
Pay Out Events.....................................................49
Servicing Compensation and Payment of
   Expenses........................................................50
Certain Matters Regarding the Transferor
      and the Servicer ............................................51
Servicer Default...................................................53
Reports to Certificateholders......................................54
Evidence as to Compliance..........................................55
Amendments.........................................................56
List of Certificateholders.........................................57
The Master Trust Trustees..........................................57

DESCRIPTION OF THE NOTES...........................................58
General............................................................58
Principal and Interest on the Notes................................58
The Indentures.....................................................59
Certain Covenants..................................................63
The Indenture Trustee..............................................64
Transfer and Assignment of the Series
   Certificate.....................................................65
Reports to Noteholders.............................................65
Certain Matters Regarding the Admini-
   strator.........................................................66
Amendment..........................................................66
Termination........................................................66

CREDIT ENHANCEMENT.................................................67
General............................................................67
Subordination......................................................68
Letter of Credit...................................................68
Cash Collateral Guaranty or Account ...............................68
Collateral Interest................................................69
Surety Bond or Insurance Policy....................................69
Spread Account.....................................................70
Reserve Account....................................................70

SECURITY RATINGS...................................................70

CERTAIN LEGAL ASPECTS OF THE RECEIVABLES...........................71
Transfer of Receivables ...........................................71
Certain Matters Relating to Receivership...........................72
Consumer Protection Laws...........................................74
Industry Litigation................................................75

TAX MATTERS........................................................75
General............................................................75
Tax Characterization of the Master Trust...........................77
Tax Considerations Relating to Certificate
      Owners.......................................................77
Tax Considerations Relating to Note
   Owners .........................................................80
Non-U.S. Security Owners...........................................82
Information Reporting and Backup
      Withholding..................................................85
State and Local Taxation...........................................86

EMPLOYEE BENEFIT PLAN CONSIDERATIONS...............................86
General............................................................86
Certain ERISA Considerations With
      Respect to Notes.............................................86
Certain ERISA Considerations With
      Respect to Certificates......................................88
PLAN OF DISTRIBUTION...............................................90

LEGAL MATTERS......................................................91

REPORTS TO SECURITYHOLDERS.........................................92

WHERE YOU CAN FIND MORE INFORMATION................................92

INDEX OF TERMS FOR PROSPECTUS......................................94



           OVERVIEW OF THE INFORMATION IN THIS PROSPECTUS
                    AND THE PROSPECTUS SUPPLEMENT

      We provide information to you about the securities in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series, and (b) the prospectus supplement, which will describe the specific terms of your series of securities, including:

      o     the type of securities offered;
      o     the timing and amount of interest and principal payments;
      o     information about the receivables;
      o     information about credit enhancement for each class;
      o     credit ratings; and
      o     the method for selling the securities.

      We have included a description of some of the basic terms and characteristics of the securities that may be offered by this prospectus. We have also included a description of any certificate offered by this prospectus or sold to an owner trust to be pledged to secure notes. In addition, we have included a description summarizing the terms and provisions that would apply to all notes offered by this prospectus.

      If you are purchasing notes, you should review carefully the descriptions of the certificates in this prospectus and the prospectus supplement. The most significant asset of each owner trust will be a certificate issued by the master trust and pledged to secure the notes of the owner trust. The terms and provisions of that certificate will be reflected in the terms and provisions of the notes secured by that certificate.

      You should rely only on the information provided in this prospectus and the prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information.

      We include cross-references in this prospectus and in the prospectus supplement to captions in these materials where you can find further related discussions. The preceding table of contents and the table of contents included in the prospectus supplement provide the pages on which these captions are located.

      You can find a listing of the pages where capitalized terms are defined under the caption "Index of Terms for Prospectus" beginning on page 94 in this prospectus.



                          THE MASTER TRUST

      The Chase Credit Card Master Trust (the "MASTER TRUST") was formed pursuant to a pooling and servicing agreement in accordance with the laws of the State of New York (each such agreement, a "POOLING AND SERVICING AGREEMENT") among Chase Manhattan Bank USA, National Association ("CHASE USA" or the "BANK"), CMB, as Servicer of the Receivables, and The Bank of New York, as trustee (the "MASTER TRUST TRUSTEE"). The Master Trust will issue certificates, as specified in the related Prospectus Supplement (collectively, the "CERTIFICATES") of one or more series (each, a "SERIES") representing interests in such Master Trust in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "PROSPECTUS SUPPLEMENT"). The Master Trust will not engage in any business activity other than acquiring and holding Receivables, issuing Series of Certificates and the related certificate that evidences the Transferor Interest (the "TRANSFEROR CERTIFICATE"), making payments thereon and engaging in related activities (including, with respect to any Series, obtaining any Enhancement and entering into an Enhancement agreement relating thereto). As a consequence, the Master Trust is not expected to have any need for additional capital resources other than the assets of the Master Trust.


                          THE OWNER TRUSTS

      Each Chase Credit Card Owner Trust (each, an "OWNER TRUST") will be formed as a statutory business trust under the laws of the State of Delaware pursuant to a separate trust agreement (each such agreement, a "TRUST AGREEMENT") for the purpose of issuing a Series of Asset Backed Notes (collectively, the "NOTES") and conducting the activities described herein and in the related Prospectus Supplement. On or before the relevant Closing Date, the Transferor will deposit a Certificate issued by a Master Trust (a "SERIES CERTIFICATE") in the Owner Trust, pursuant to a deposit and administration agreement between the Bank and the Owner Trust (each such agreement, a "DEPOSIT AND ADMINISTRATION AGREEMENT" ) as specified in the related Prospectus Supplement. Each Series Certificate deposited in an Owner Trust will be rated in one of the four highest rating categories by at least one Rating Agency (as defined herein). Each Owner Trust will be the Certificateholder a single Series Certificate. The descriptions of the Certificates in this Prospectus and in the related Prospectus Supplement are important to purchasers of Notes because the Series Certificate will be the most significant asset of each Owner Trust, and the terms and provisions of the Series Certificate, including the payment terms, will be reflected in the terms and provisions of the Notes. Each Series of Notes will be issued pursuant to the terms of an indenture (each such agreement, an "INDENTURE" and, together with the Trust Agreement and Deposit and Administration Agreement, the "NOTE DOCUMENTS") between the trustee acting on behalf of the Owner Trust (the "OWNER TRUSTEE") and the trustee acting on behalf of the noteholders of such series (the "INDENTURE TRUSTEE"). The Notes will be secured by the Series Certificate and the other collateral, if any, pledged by the Owner Trust to secure the Notes pursuant to the Indenture, including, if so specified in the Prospectus Supplement, a bank account (the "NOTE RESERVE ACCOUNT") established for the benefit of one or more classes of noteholders.

      No Owner Trust will engage in any business activity other than acquiring, holding and managing a Series Certificate and the other assets of such Owner Trust and the proceeds therefrom, issuing a single Series of Notes and making payments thereon, and engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.


                 CHASE USA'S CREDIT CARD ACTIVITIES

GENERAL

      The Bank Portfolio consists of MasterCard(R) and VISA(R)1 accounts that were originated prior to June 1, 1996 (the "ACCOUNT TRANSFER DATE") by Chemical Bank (the "OLD CHEMICAL BANK PORTFOLIO"), the portfolio of MasterCard and VISA accounts that have been originated on and after the Account Transfer Date by Chase USA and that were originated pursuant to a co-branding arrangement which had been in place prior to the Account Transfer Date between a third party and Chemical Bank or were originated through applications made available to prospective cardholders at branch banking facilities operated by Chemical Bank prior to the Account Transfer Date (the "NEW CHEMICAL BANK PORTFOLIO," and together with the Old Chemical Bank Portfolio, the "CHEMICAL BANK PORTFOLIO"), the MasterCard and VISA accounts that were originated prior to the Account Transfer Date by Chase USA (the "OLD CHASE PORTFOLIO") and the portfolio of MasterCard and VISA accounts that have been originated on and after the Account Transfer Date and that are not part of the New Chemical Bank Portfolio (the "NEW CHASE PORTFOLIO" and, together with the Old Chase Portfolio, the "CHASE PORTFOLIO"). The Chemical Bank Portfolio together with the Chase Portfolio is herein referred to as the "BANK PORTFOLIO." On the Account Transfer Date, the MasterCard and VISA accounts comprising the Chemical Bank Portfolio were transferred from Chemical Bank to Chase USA.

      The receivables which the Bank will convey to the Master Trust pursuant to the Pooling and Servicing Agreement (the "RECEIVABLES") have been and will be generated from transactions made by holders of certain VISA and MasterCard credit card accounts, including in each case co-branded accounts (the "ACCOUNTS"). The Bank services these Accounts at its facilities located in Hicksville, New York; Brooklyn, New York; Tempe, Arizona; Tampa, Florida; and Matteson, Illinois. Certain data processing and administrative functions associated with the servicing of the Bank Portfolio are, performed through First Data Resources, Inc. ("FDR"). See " -- Description of FDR."

      Pursuant to a master pooling and servicing agreement dated as of June 1, 1991 between Chase USA, as seller and servicer, and Yasuda Bank and Trust Company (U.S.A.) as trustee, the Chase Manhattan Credit Card Master Trust (the "CHASE MANHATTAN TRUST") has issued several series of asset backed certificates (each such series, a "CHASE MANHATTAN SERIES") -------- 1 MasterCard(R) and VISA(R) are registered trademarks of MasterCARD International Inc. and VISA U.S.A., Inc., respectively. evidencing undivided interests in receivables generated by certain accounts in the Chase Portfolio (the "SECURITIZED CHASE PORTFOLIO"). As long as any Chase Manhattan Series remains outstanding, receivables in accounts which remain in the Securitized Chase Portfolio will not be available for addition to the Master Trust although, subject to the satisfaction of certain conditions, the Transferor would be permitted to add Participations in the Chase Manhattan Trust to the assets of the Master Trust. See "Description of the Securities--Addition of Trust Assets."

      Accounts in the Chase Portfolio which are not in the Securitized Chase Portfolio have been added and are expected to be added in the future and accounts in the New Chase Portfolio are expected, at some time in the future, to the Master Trust. There can be no assurance, however, that such accounts will be added or that, if added, the receivables in such accounts will constitute a material portion of the Receivables in the Master Trust.

      In addition, accounts in the Chase Portfolio, the Chemical Bank Portfolio and the New Chase Portfolio were originated under policies and procedures which differed from each other in certain respects. The Bank does not expect any of these differences to have a material adverse effect on the credit quality of the Receivables in the Master Trust or on the interests of the holders of the Securities (the "SECURITYHOLDERS").

ACQUISITION AND USE OF CREDIT CARD ACCOUNTS

      The Accounts were generated under the VISA U.S.A., Inc. ("VISA") or MasterCard International Inc. ("MASTERCARD INTERNATIONAL") programs and were originated, purchased by, or otherwise transferred to, the Bank. The Bank is a member of VISA and of MasterCard International. VISA and MasterCard International license their respective marks permitting financial institutions to issue credit cards to their customers. In addition, VISA and MasterCard International provide clearing services facilitating exchange of payments among member institutions and networks linking members' credit authorization systems.

      The VISA and MasterCard credit cards are issued as part of the worldwide VISA and MasterCard International systems, and transactions creating the receivables through the use of the credit cards are processed through the VISA and MasterCard International authorization and settlement systems.

      The VISA and MasterCard credit cards from which the Accounts were established may be used to purchase merchandise and services, to obtain cash advances and to consolidate and transfer account balances from other credit cards. Cardholders make purchases when using a credit card to buy merchandise or services. A cash advance is made when a credit card is used to obtain cash from a financial institution, from an automated teller machine, by a check drawn on an Account or through the use of overdraft protection. Amounts due with respect to purchases, cash advances and transfers of account balances will be included in the Receivables.

      The VISA and MasterCard credit card accounts owned by the Bank were principally generated through: (a) direct mail and telemarketing solicitation for accounts on a pre-screened credit basis, (b) applications mailed directly to prospective cardholders, (c) applications made available to prospective cardholders at the Bank's branch banking facilities and point of sale outlets, (d) applications generated by advertising on television, radio and in magazines and on the internet and (e) purchases of accounts from other credit card issuers.

      In each case where an account is generated through an application, the Bank reviews the application for completeness and creditworthiness. Applications provide information to the Bank on the applicant's employment history, income and residence status. In addition to reviewing the application, the Bank obtains a credit report issued by an independent credit reporting agency with respect to the applicant. In the event there are discrepancies between the application and the credit report, the Bank may resolve the inconsistency regarding the applicant by contacting employers or credit references. The Bank generally evaluates the ability of an applicant for a VISA or MasterCard credit card account to repay credit card balances by applying a credit scoring system using models developed by independent consulting firms and proprietary models and data. Credit scoring is intended to provide a general indication, based on the information available, including data provided from applications and credit bureaus, of the applicant's likelihood to repay his or her obligations. Credit scoring assigns values to the information provided in each applicant's application and credit bureau report and then estimates the associated credit risk. The score at which an applicant will be approved correlates to the Bank's credit risk tolerance at the time of approval. The Bank's personnel and outside consultants regularly review the predictive accuracy of the scoring models.

      Once an application to open an account is approved an initial credit limit is established for the account based on the applicant's credit score and the applicant's level of income. At least once per year a systematic evaluation of cardholder payment and behavioral information is used to determine eligibility for automatic credit line adjustments. Credit limits may also be adjusted at the request of the applicant, subject to the Bank's independent evaluation of the applicant's payment and usage history.

      The Bank also generates new accounts through direct mail and telemarketing solicitation campaigns directed at individuals who have been pre-screened by the Bank. A list of prospects from a variety of sources are screened at one or more credit bureaus in accordance with the Bank's credit criteria, including previous payment patterns and longevity of account relationships. Individuals qualifying for pre-screened direct mail or telemarketing solicitation are conditionally offered the Bank's credit card without having to complete a detailed application. Various credit limits are offered to members of the group being solicited, which are based upon the prospective cardholder's credit profile and the level of existing and potential indebtedness relative to inferred income based on geographic and demographic characteristics.

      Each cardholder is subject to an agreement governing the terms and conditions of the accounts. Pursuant to such agreement, the Bank reserves the right to change or terminate any terms, conditions, services or features of the accounts (including increasing or decreasing periodic finance charges, other charges or minimum payments) and to sell or transfer the accounts and any amounts owed on such accounts to another creditor.

      The Bank has added, and may continue to add, accounts to its portfolio by purchasing credit card accounts from other financial institutions. Credit card accounts that have been purchased by the Bank were originally opened using criteria established by the institution from which the accounts were purchased or by the institution from which the selling institution originally purchased the accounts and may not have been subject to the same level of credit review as accounts established by the Bank. Following acquisition, purchased accounts are evaluated against the same criteria utilized by the Bank to maintain Bank-originated accounts to determine whether any of the purchased accounts should be closed immediately. Any of the purchased accounts failing the criteria are closed and no further purchases or cash advances are authorized. All other such accounts remain open, subject to the same criteria the Bank uses to evaluate Bank-originated accounts. The credit limits on such accounts are based initially on the limits established or maintained by the selling institution. Following acquisition, credit limits on purchased accounts will be adjusted based on the criteria applied to Bank-originated accounts.

BILLING AND PAYMENTS

      The Accounts have various billing and payment structures, including varying minimum payment levels and fees. Monthly billing statements are sent by the Bank to cardholders. The following information reflects the current billing and payment characteristics of the Accounts.

      When an account is established, it is randomly assigned to a billing cycle. Currently, there are 20 billing cycles. Each billing cycle has a separate monthly billing date at which time the activity in the related accounts during the month ending on such billing date are processed and billed to cardholders.

      The Bank generally determines the minimum monthly payment with respect to the accounts by multiplying the combined new balance of purchases and cash advances, less any disputed amounts, by 2.000% (1/50 expressed as a percentage). If the amount so calculated is less than $10.00, it is increased to $10.00. The sum of such amount and any past due amounts equals the minimum payment amount. The minimum payment, however, is never more than the new balance.

      A daily periodic finance charge is assessed on certain Principal Receivables for each billing cycle. Daily periodic finance charges for a billing cycle are not assessed on Principal Receivables which arise from new purchases made during such billing cycle if (i) on the first day of such billing cycle there was no purchase balance outstanding, (ii) the purchase balance outstanding on the first day of such billing cycle is paid in full during such billing cycle or (iii) on the last day of such billing cycle there is no purchase balance outstanding. The daily periodic finance charge assessed on cash advances and applicable purchase balances is calculated by multiplying (i) the average daily cash advance and applicable purchase balance during the billing cycle by (ii) the applicable daily periodic finance charge by (iii) the number of days in the billing cycle. In calculating the daily cash advance and purchase balance on each day the Bank will add the interest amount accrued on the previous day's ending balance of the daily cash advance and purchase balance. Cash advances are included in the average daily cash advance balance and purchases are included in the average daily purchase balance from the date such advance or purchase occurs or, in certain circumstances, on the first day of the billing cycle following the billing cycle in which such advance or purchase occurs. The annual percentage rate for fixed rate accounts generally ranges from 9.9% per annum to 19.8% per annum. The current annual percentage rate for variable rate accounts is based on The Wall Street Journal prime rate plus a spread generally ranging from 4.4% to 13.99%. The Bank also offers temporary promotional rates and promotional rates on transferred balances; and, under certain circumstances, the periodic finance charges on a limited number of accounts may be either greater than or less than those assessed by the Bank generally. To the extent that the amount of any finance charge applicable to a purchase balance is less than $0.50, the Bank increases such amount to $0.50.

      The Bank charges annual membership fees on accounts originated pursuant to certain of its solicitations while certain other accounts carry no annual membership fee. For those Accounts with an annual membership fee, such fee is generally $20.00 for regular accounts, $40.00 for premium fixed rate accounts and $45.00 for premium variable rate accounts. The Bank may waive the annual membership fees, or a portion thereof, in connection with solicitations of new accounts (and has done so for portions of recent solicitations) or when the Bank determines a waiver to be necessary to operate its credit card business on a competitive basis. In addition to the annual membership fee, the Bank may charge accounts certain other fees generally at the rates specified below, including: (i) a late fee of $29.00 with respect to any unpaid monthly payment if the Bank does not receive the required minimum monthly payment by the payment due date set forth on the monthly billing statement; (ii) a cash advance fee of 3.0% of the amount of each cash advance, but such cash advance fee shall not be less than $3.00;
(iii) a fee of $29.00 for each check written on an account (a cash advance) which is returned to the Bank as a result of the account being delinquent, overdrawn or closed; (iv) a fee of $29.00 with respect to each check submitted by a cardholder in payment of an account which is dishonored and
(v) an overlimit charge of $29.00 if, at the end of the billing cycle, the total amount owed for principal and finance charges, in respect of purchases and cash advances exceeds the cardholder's credit line.

      Payments by cardholders to the Bank on the Accounts are processed and applied first to any billed and unpaid finance charges and then to billed and unpaid transactions in the order determined by the Bank. Any excess is applied to unbilled transactions in the order determined by the Bank and then to unbilled finance charges. There can be no assurance that periodic finance charges, fees and other charges will remain at current levels in the future.

COLLECTION OF DELINQUENT ACCOUNTS

      The Bank considers an account delinquent if a payment due thereunder is not received by the Bank by the payment due date shown on the statement on which the amount is first stated to be due. The Bank classifies an account as "over limit" if its posted balance exceeds its credit limit.

      Efforts to collect delinquent credit card receivables are made by the Bank's personnel and collection agencies and attorneys retained by the Bank. Collection procedures are determined by an adaptive risk control system that uses statistical models and basic account financial information to determine the steps to be followed at various stages of delinquency. Generally, the Bank includes a request for payment of overdue amounts on billing statements issued after the account becomes delinquent. In addition, after a period determined by the risk control system, the Bank mails a separate notice to the cardholder notifying him or her of the delinquency and possible revocation of the credit card and requesting payment of the delinquent amount. Collection personnel generally initiate telephone contact with cardholders whose credit card accounts have become 30 days or more delinquent. In the event that initial telephone contact fails to resolve the delinquency, the Bank continues to contact the cardholder by telephone and by mail. Based upon the risk control system, the Bank may suspend an account as early as the date on which such account becomes 30 days or more delinquent and generally does so by the time the account becomes 50 days delinquent. One hundred days after an account becomes delinquent the credit card is automatically canceled. Based on the Bank's analysis of a cardholder's behavior through the risk control system, the Bank may take any or all of the above actions at an earlier point in time. In some cases, depending on the financial profile of the cardholder and the stated reason for and magnitude of a delinquency, the Bank may enter into arrangements with a delinquent cardholder to extend or otherwise change the payment schedule.

      The Bank's policy is to charge off an account during the billing cycle immediately following the cycle in which such account became one hundred fifty (150) days delinquent. If the Bank receives notice that a cardholder is the subject of a bankruptcy proceeding, the Bank charges off such cardholder's account upon the earlier of seventy-five (75) days after receipt of such notice and the time period set forth in the previous sentence. On February 10, 1999, the Federal Financial Institutions Examination Council ("FFIEC") adopted a revised Uniform Retail Credit Classification and Account Management Policy, which recommends that all U.S. banks and thrift institutions should charge off accounts of obligors who declare bankruptcy within 60 days of receipt of notification of filing from the bankruptcy court, and that such charge offs should be implemented with respect to reporting for the year ending December 31, 2000. Chase USA expects that the implementation of a revised charge off policy as recommended by the FFIEC would cause a temporary increase in charge-offs, but would not materially affect the certificateholders.

      Under the terms of the Pooling and Servicing Agreement, Recoveries may be included in the assets of the Master Trust to the extent, if any, specified in the applicable Series Supplement for any Series of Certificates.

DESCRIPTION OF FDR

      FDR is located in Omaha, Nebraska and provides computer data processing services primarily to the bankcard industry. FDR is a subsidiary of First Data Corp.

INTERCHANGE

      Creditors participating in the VISA and MasterCard associations receive certain fees ("INTERCHANGE") as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA and MasterCard systems, a portion of Interchange in connection with cardholder charges for goods and services is passed from banks which clear the transactions for merchants to credit card issuing banks. Interchange fees are set annually by MasterCard and VISA and are based on the number of credit card transactions and the amount charged per transaction. MasterCard and VISA may from time to time change the amount of Interchange reimbursed to banks issuing their credit cards. The Transferor will be required, pursuant to the terms of the Pooling and Servicing Agreement, to transfer to the Master Trust a percentage of Interchange. Interchange will be allocated to the Master Trust, on the basis of the percentage equivalent of the ratio which the amount of purchases of merchandise and services relating to the Accounts made during such Monthly Period bears to the total amount of purchases of merchandise and services relating to the Bank Portfolio with respect to such Monthly Period. Interchange allocated to the Master Trust will be treated as collections of Finance Charge Receivables.

RECOVERIES

      The Transferor will be required, pursuant to the terms of the Pooling and Servicing Agreement, to transfer to the Master Trust a percentage of the recoveries on charged-off accounts in the Bank Portfolio ("RECOVERIES") received each month. Recoveries will be allocated to the Master Trust on the basis of the percentage equivalent of the ratio that the Principal Receivables in the Defaulted Accounts for such Monthly Period bears to the aggregate amount of principal receivables in the Bank Portfolio which were charged-off by the Servicer as uncollectible for such Monthly Period or shorter period. Recoveries allocated to the Master Trust will be treated as collections of Finance Charge Receivables.

YEAR 2000 COMPLIANCE

      Year 2000 efforts for Chase USA are being coordinated, managed and monitored as part of the Year 2000 efforts of The Chase Manhattan Corporation (the "CORPORATION") by the Corporation's Year 2000 Enterprise Program Office (the "PROGRAM OFFICE"). The Program Office reports directly to the Executive Committee of the Corporation and is responsible for the Corporation's Year 2000 remediation efforts, on a global basis, both technical and business-related. In addition, a Year 2000 Core Team (the "CORE TEAM"), consisting of senior managers from internal audit, technology risk and control, financial management and control, the technology infrastructure division, legal and the Program Office, provides independent oversight of the process. The Core Team, which also reports directly to the Corporation's Executive Committee, is charged with identifying key risks and ensuring necessary management attention for timely resolution of project issues.

      The Corporation's Year 2000 Program continues to evolve. On January 1, 1999, the Corporation established a Year 2000 Business Risk Council, comprised of approximately 20 senior business leaders--line managers, risk managers, and representatives of key staff functions--to identify potential Year 2000 business risks, coordinate planning and readiness efforts, refine contingency plans for Year 2000, and establish a Year 2000 command center structure and rapid response teams.

      The Corporation's Year 2000 Program is tracked against well-defined milestones. The Corporation completed its inventory and assessment phases on schedule on September 30, 1997, identifying affected hardware and software, prioritizing tasks and establishing implementation plans. The Corporation identified 97 business software applications (30 of which are provided by third-party vendors) related to the cardmember services functions of Chase USA as requiring Year 2000 remediation. At December 31, 1998, 65 of the 67 internal applications related to the cardmember services operations of Chase USA, and 26 of the 30 third party applications, had been remediated. The remaining six applications, which Chase USA and the Corporation do not believe to be "mission critical," are in the process of being remediated and are on schedule to be Year 2000 compliant by March 1999, in the case of the two internal applications, and June 30, 1999, in the case of the four third party applications.

      In addition, each of Chase USA's third party service providers has been contacted to determine its Year 2000 readiness and establish a testing schedule. In many cases (including with FDR) testing has begun and testing with all such third party service providers (including additional testing with FDR) is scheduled throughout 1999. The Corporation also expects to continue to participate in tests organized by major industry and governmental infrastructure organizations as they are scheduled during the remainder of 1999. These include tests with the VISA and MasterCard associations, which began in January 1999.

      At September 30, 1998, the Corporation's estimate for Year 2000 remediation costs for 1997-1999 was approximately $363 million. None of these costs will be borne by the Master Trust.

      In its normal course of business, the Corporation manages many types of risk. The Corporation recognizes that the risks presented by Year 2000 are unique given the pervasive nature of the problem and the higher likelihood that Year 2000 risk may present itself in multiple, simultaneous impacts. Because of this, the Corporation has adjusted and will continue to adjust its risk management processes and contingency plans to take the most probable anticipated effects into account. In this regard, the Corporation has begun its event planning for the Year 2000 with the goal of preventing or mitigating potential disruptions. The Corporation's Year 2000 event planning includes creation of command centers; performance of dress rehearsals and simulation modeling for various possible business and operational risks; establishment of special rapid response technology teams; scheduling of availability of key personnel; additional training and testing activities; and the establishment of rapid decision processes.

      The Corporation's expectations for completion of its Year 2000 remediation and testing efforts, the anticipated costs to complete the project and the anticipated business, operational and financial risks to the Corporation, Chase USA and the Master Trust are subject to a number of uncertainties. Any failures by the VISA or MasterCard associations, FDR or other service providers to implement successfully their Year 2000 remediation plans could adversely impact the timing of collections on the Receivables. A large number of similar failures by account obligors, banks and other financial institutions or other participants in the national payments system could also adversely affect the timing of collections on the Receivables. If collections that normally would have been received in any particular month are delayed, the portfolio yield for that month will be reduced to that extent. Any such reduction would increase the likelihood of a pay out event resulting from insufficient portfolio yield.


                                THE RECEIVABLES

      The assets of the Master Trust will include receivables arising under certain MasterCard(R) and VISA(R) revolving credit card accounts selected from the TrusT Portfolio and all monies due or to become due in payment of the Receivables, all proceeds of the Receivables and proceeds of any credit insurance policies relating to the Receivables, and may include the right to receive Interchange and Recoveries, if any, allocable to the Master Trust and all monies on deposit in certain bank accounts of the Master Trust (including any permitted investments in which any such monies are invested, but excluding investment earnings on such amounts unless otherwise specified in the related Prospectus Supplement), and any Enhancement with respect to any particular Series or Class, as described in the related Prospectus Supplement. Interchange consists of certain fees received by the Transferor from VISA and MasterCard as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. The term "ENHANCEMENT" means, with respect to any Series or Class of Certificates or Notes, any Credit Enhancement, guaranteed rate agreement, maturity liquidity facility, interest rate cap agreement, interest rate swap agreement, currency swap agreement or other similar arrangement for the benefit of the Securityholders of such Series or Class.

      The Receivables will consist of amounts charged by cardholders for goods and services, cash advances and consolidation or transfer of balances from other credit cards (the "PRINCIPAL RECEIVABLES"), plus the related periodic finance charges and amounts charged to the Accounts in respect of certain credit card fees, including cash advance fees, late fees and annual membership fees (the "FINANCE CHARGE RECEIVABLES"); provided, however, that if the Transferor exercises the Discount Option with respect to the Master Trust, an amount equal to the product of the Discount Percentage and the amount of Receivables arising in the related accounts on and after the date such option is exercised that otherwise would be Principal Receivables will be treated as Finance Charge Receivables. See "Description of the Certificates -- Discount Option." Recoveries and Interchange allocable to the Master Trust will be treated as Finance Charge Receivables. See "Chase USA's Credit Card Activities -- Interchange" and "-- Recoveries."

      The Receivables conveyed to the Master Trust will arise in Accounts selected from the Bank Portfolio on the basis of criteria set forth in the Pooling and Servicing Agreement and described in the related Prospectus Supplement as applied initially on the date (the "CUT-OFF DATE") specified in the related Prospectus Supplement and, with respect to additional eligible revolving credit card accounts to be included as Accounts ("ADDITIONAL ACCOUNTS"), as of the related date of their designation (the "TRUST PORTFOLIO"). The Transferor will have the right (subject to certain limitations and conditions set forth in the Pooling and Servicing Agreement), and in some circumstances will be obligated, to designate from time to time Additional Accounts and to transfer to the Master Trust all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created, or to transfer to such Master Trust Participations in lieu of such Receivables or in addition thereto. Any Additional Accounts designated pursuant to the Pooling and Servicing Agreement must be Eligible Accounts as of the date the Transferor designates such accounts as Additional Accounts. Furthermore, pursuant to the Pooling and Servicing Agreement, the Transferor has the right (subject to certain limitations and conditions) to designate certain Accounts and to accept the conveyance of all the receivables in such accounts (the "REMOVED ACCOUNTS"), whether such Receivables are then existing or thereafter created, and to require the Master Trust Trustee to reconvey all receivables in such Removed Accounts to the Transferor, whether such Receivables are then existing or thereafter created. Throughout the term of the Master Trust, the related Accounts from which the Receivables arise will be the Accounts designated by the Transferor on the relevant Cut-Off Date plus any Additional Accounts minus any Removed Accounts. With respect to each Series of Securities, the Transferor will represent and warrant to the Master Trust that, as of the date of issuance of the related Series (the "CLOSING DATE") and the date Receivables are conveyed to the Master Trust, such Receivables meet certain eligibility requirements. See "Description of the Certificates -- Representations and Warranties."

      The Prospectus Supplement relating to each Series of Securities will provide certain information about the Trust Portfolio as of the date specified. Such information will include, but not be limited to, the amount of Principal Receivables, the amount of Finance Charge Receivables, the range of principal balances of the Accounts and the average thereof, the range of credit limits of the Accounts and the average thereof, the geographic distribution of the Accounts, the types of Accounts and delinquency statistics relating to the Accounts.


                            MATURITY CONSIDERATIONS

SERIES OF CERTIFICATES

      Unless otherwise specified in the related Prospectus Supplement, for each Series of Certificates, following the Revolving Period, collections of Principal Receivables are expected to be distributed to holders of Certificates (the "CERTIFICATEHOLDERS") of such Series or any specified class of Certificates (each, a "CLASS") thereof on each specified Distribution Date during the Controlled Amortization Period or the Principal Amortization Period (each, an "AMORTIZATION PERIOD"), or are expected to be accumulated during a Controlled Accumulation Period for payment to Certificateholders of such Series or any specified Class thereof on a Scheduled Payment Date. Under certain limited circumstances if so specified in the Prospectus Supplement, following the occurrence of a Pay Out Event, a Rapid Accumulation Period (collectively with the Controlled Accumulation Period, an "ACCUMULATION Period") will occur; provided, however, that, if the Rapid Amortization Period commences, collections of Principal Receivables will be paid to Certificateholders in the manner described herein and in the related Prospectus Supplement. The related Prospectus Supplement will specify when the Controlled Amortization Period, the Principal Amortization Period or Accumulation Period, as applicable, will commence, the principal payments expected or available to be received or accumulated during such Controlled Amortization Period, Principal Amortization Period or Accumulation Period, or on the Scheduled Payment Date, as applicable, the manner and priority of principal accumulations and payments among the Classes of a Series of Certificates, the payment rate assumptions on which such expected principal accumulations and payments are based and the Pay Out Events which, if any were to occur, would lead to the commencement of a Rapid Amortization Period or, if so specified in the related Prospectus Supplement, a Rapid Accumulation Period.

      No assurance can be given, however, that the Principal Receivables allocated to be paid to Certificateholders or the holders of any specified Class thereof will be available for distribution or accumulation for payment to Certificateholders on each Distribution Date during the Controlled Amortization Period, the Principal Amortization Period or Accumulation Period, or on the Scheduled Payment Date, as applicable. In addition, the Transferor can give no assurance that the payment rate assumptions for any Series of Certificates will prove to be correct. The related Prospectus Supplement will provide certain historical data relating to payments by cardholders, total charge-offs and other related information relating to the Trust Portfolio. There can be no assurance that future events will be consistent with such historical data.

      The amount of collections of Receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders. There can be no assurance that collections of Principal Receivables with respect to any Trust Portfolio, and thus the rate at which the related Certificateholders could expect to receive or accumulate payments of principal on their Certificates during a Principal Amortization Period, Controlled Amortization Period or Rapid Amortization Period (each, an "AMORTIZATION PERIOD") or an Accumulation Period, or on any Scheduled Payment Date, as applicable, will be similar to any historical experience set forth in a related Prospectus Supplement. If a Pay Out Event occurs, the average life and maturity of such Series of Certificates could be significantly reduced.

      The actual payment rate for any Series of Certificates may be slower than the payment rate used to determine the amount of collections of Principal Receivables scheduled or available to be distributed or accumulated for later payment to Certificateholders or any specified Class thereof during the Controlled Amortization Period, the Principal Amortization Period or Accumulation Period or on the Scheduled Payment Date, as applicable, or a Pay Out Event may occur which would initiate the Rapid Amortization Period. There can be no assurance that the actual number of months elapsed from the date of issuance of such Series of Certificates to the final Distribution Date with respect to the Certificates will equal the expected number of months. In addition if, after the issuance of a Series of Certificates, a related Companion Series is issued and a Rapid Amortization Period or Rapid Accumulation Period commences, payments to the Holders of such Series may be delayed. See "Description of the Certificates -- Companion Series."

SERIES OF NOTES

      Each Series of Notes will be secured by the pledge by the Owner Trust of a Series Certificate. The considerations described above with respect to the payment of the Certificates will apply with respect to the repayment of the Notes. If a Pay Out Event with respect to a Series Certificate occurs, principal may be paid earlier than scheduled with respect to the Notes. In addition, the Notes may be repaid earlier than their scheduled final payment date upon the occurrence of an Event of Default. See "Description of the Notes -- the Indenture -- Events of Default; Rights Upon Event of Default."


                                   CHASE USA

      Chase USA, a wholly-owned banking subsidiary of the Corporation, was formed in 1982 and is headquartered in Wilmington, Delaware. Chase USA is currently chartered as a national bank and as such is regulated primarily by the United States Comptroller of the Currency (the "COMPTROLLER"). Chase USA's activities are predominantly related to credit card lending and other forms of consumer lending.

      The Corporation is a bank holding company the principal bank subsidiary of which is The Chase Manhattan Bank, a New York State bank.

      The "TRANSFEROR" shall mean (a) with respect to the time period prior to June 1, 1996, CMB (formerly known as Chemical Bank), (b) with respect to the time period beginning on June 1, 1996, Chase USA or (c) such other entity as identified in the applicable Prospectus Supplement. The principal executive office of Chase USA is located at 802 Delaware Avenue, Wilmington, Delaware 19801, telephone number (302) 575-5000.


                                USE OF PROCEEDS

      Unless otherwise specified in the related Prospectus Supplement, the net proceeds from the sale of each Series of Certificates offered hereby will be paid to the Transferor.

      With respect to each Series of Notes, the Transferor will deposit a Series Certificate in an Owner Trust and, in exchange therefor, receive a Series of Notes. Unless otherwise specified in the related Prospectus Supplement, the net proceeds from the initial sale of each Series of Notes offered hereby will be paid to the Transferor.

      Unless otherwise specified in the related Prospectus Supplement, the Transferor will use such proceeds for its general corporate purposes.


                         DESCRIPTION OF THE SECURITIES

      The Certificates of the Master Trust and the Notes of each Owner Trust offered hereby and pursuant to the related Prospectus Supplement (referred to herein collectively as the "SECURITIES") will be issued in Series. Each Series of Certificates will represent an interest in the Master Trust other than the interests represented by any other Series of Certificates issued by the Master Trust (which may include Series offered pursuant to this Prospectus) and the Transferor Certificate. Each Series of Certificates will be issued pursuant to the Pooling and Servicing Agreement entered into by the Bank and the Master Trust Trustee and a series supplement (a "SERIES SUPPLEMENT") to the Pooling and Servicing Agreement. Each Series of Notes will be an obligation of a specified Owner Trust, the assets of which will consist primarily of a Series Certificate issued by a specified Master Trust. Each Series of Notes will be issued pursuant to an Indenture entered into by the Owner Trustee and the Indenture Trustee of such Owner Trust. The Prospectus Supplement for each Series will describe any provisions of the Note Documents which may differ materially from the Note Documents filed as exhibits to the Registration Statement. The following is a summary of the provisions common to each Series of Securities. The summaries are qualified in their entirety by reference to the provisions of the Pooling and Servicing Agreement and Series Supplement and, with respect to any Series of Notes, the related Note Documents.

GENERAL

      Each Series of Securities may consist of one or more Classes, one or more of which may be senior securities ("SENIOR SECURITIES") and one or more of which may be subordinated securities ("SUBORDINATED SECURITIES"). Each Class of a Series will evidence the right to receive a specified portion of amounts collected by the Master Trust in respect of the Finance Charge Receivables and/or the Principal Receivables. The Securities of a Class may differ from Securities of other Classes of the same Series in, among other things, the amounts of Finance Charge Receivables and/or Principal Receivables allocable to such class of Securities, maturity date, interest rate per annum (with respect to a Certificate which is not deposited in an Owner Trust and pledged to secure a series of Notes, the "CERTIFICATE RATE"); with respect to a note, the "NOTE RATE"; and each of the Certificate Rate and the Note Rate, a "SECURITY RATE") and the availability of Enhancement.

      For each Series of Securities, allocations and payments of Finance Charge Receivables, and Principal Receivables will be made on Distribution Dates specified in the related Prospectus Supplement to Securityholders in whose names the Securities were registered on the record dates (each, a "RECORD DATE") specified in the related Prospectus Supplement. Such amounts will be distributed to Securityholders in the amounts, for the periods and on the dates specified in the related Prospectus Supplement.

      Unless otherwise specified in the related Prospectus Supplement, Securities of each Series offered hereby initially will be represented by certificates or notes registered in the name of the nominee of DTC (together with any successor depository selected by the Bank, the "DEPOSITORY") except as set forth below. Unless otherwise specified in the related Prospectus Supplement, beneficial interests in the Securities offered hereby will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form only. The Transferor has been informed by DTC that DTC's nominee will be Cede & Co. ("CEDE"). Accordingly, Cede is expected to be the holder of record of each Series of Securities. No owner of beneficial interests in the Securities (a "SECURITIES OWNER") acquiring an interest in the Securities will be entitled to receive a certificate representing such person's interest in the Securities. Unless and until Securities in fully registered, certificated form ("DEFINITIVE SECURITIES") are issued for any Series under the limited circumstances described herein, all references herein to actions by Securityholders shall refer to actions taken by DTC upon instructions from DTC Participants (as defined below), and all references herein to distributions, notices, reports and statements to Securityholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Securities, as the case may be, for distribution to Securities Owners in accordance with DTC procedures. See "-- Book-Entry Registration" and "-- Definitive SecuritieS."

      If so specified in the Prospectus Supplement relating to a Series, application will be made to list the Securities of such Series, or one or more Classes thereof, on the Luxembourg Stock Exchange, or all or a portion of such Series or Classes thereof on any other specified exchange.

BOOK-ENTRY REGISTRATION

      Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Securities, Securityholders may hold their Securities through DTC (in the United States) or Cedelbank or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

      Cede, as nominee for DTC, will hold the global Securities. Cedelbank and Euroclear will hold omnibus positions on behalf of the Cedelbank Customers and the Euroclear Participants, respectively, through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositaries (collectively, the "DEPOSITARIES") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

      DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"). DTC holds securities that its participating organizations ("DTC PARTICIPANTS") deposit with DTC. DTC also facilitates the clearance and settlement among DTC Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in DTC Participants' accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its DTC Participants and the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("INDIRECT PARTICIPANTS"). The rules applicable to DTC and its DTC Participants are on file with the Securities and Exchange Commission (the "SEC").

      DTC management is aware that some computer applications and systems used for processing data were written using two digits rather than four to define the applicable year, and therefore may not recognize a date using "00" as the year 2000. This could result in the inability of these systems to properly process transactions with dates in the year 2000 and thereafter. DTC has developed and is implementing a program to address this problem so that its applications and systems as the same relate to the timely payment of distributions (including principal and interest payments) to Securityholders, book-entry deliveries and settlement of trades within DTC continue to function properly. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC plans to implement a testing phase of this program which is expected to be completed within appropriate time frames.

      In addition, DTC is contacting (and will continue to contact) third party vendors that provide services to DTC to determine the extent of their Year 2000 compliance, and DTC will develop contingency plans as it deems appropriate to address failures in Year 2000 compliance on the part of third party vendors. However, there can be no assurance that the systems of third party vendors will be timely converted and will not adversely affect the proper functioning of DTC's services.

      The information set forth in the preceding two paragraphs has been provided by DTC for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind. The Transferor makes no representations as to the accuracy or completeness of such information.

      Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedelbank Customers and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedelbank Customers or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedelbank Customers and Euroclear Participants may not deliver instructions directly to the Depositaries.

      Because of time-zone differences, credits of securities in Cedelbank or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedelbank Customers or Euroclear Participants on such day. Cash received in Cedelbank or Euroclear as a result of sales of securities by or through a Cedelbank Customer or a Euroclear Participant will be received with value on the DTC settlement date but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC.

      Purchases of Securities under the DTC system must be made by or through DTC Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual Securities Owner is in turn to be recorded on the DTC Participants' and Indirect Participants' records. Securities Owners will not receive written confirmation from DTC of their purchase, but Securities Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect Participant through which the Securities Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of DTC Participants acting on behalf of Securities Owners. Securities Owners will not receive certificates representing their ownership interest in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

      To facilitate subsequent transfers, all Securities deposited by DTC Participants with DTC are registered in the name of DTC's nominee, Cede. The deposit of Securities with DTC and their registration in the name of Cede effects no change in beneficial ownership. DTC has no knowledge of the actual Securities Owners of the Securities; DTC's records reflect only the identity of the DTC Participants to whose accounts such Securities are credited, which may or may not be the Securities Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect Participants, and by DTC Participants and Indirect Participants to Securities Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Neither DTC nor Cede will consent or vote with respect to Securities. Under its usual procedures, DTC mails an omnibus proxy to the Transferor as soon as possible after the record date, which assigns Cede's consenting or voting rights to those DTC Participants to whose accounts the Securities are credited on the record date (identified in a listing attached thereto).

      Principal and interest payments on the Securities will be made to DTC. DTC's practice is to credit DTC Participants' accounts on the applicable Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such Distribution Date. Payments by DTC Participants to Securities Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such DTC Participant and not of DTC, the Master Trust Trustee, the Indenture Trustee, the Owner Trustee or the Transferor, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Master Trust Trustee, disbursement of such payments to DTC Participants shall be the responsibility of DTC, and disbursement of such payments to Securities Owners shall be the responsibility of DTC Participants and Indirect Participants.

      DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to the Transferor, the Master Trust Trustee or the Indenture Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Definitive Securities are required to be printed and delivered. The Transferor may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Definitive Securities will be delivered to Securityholder. See "--Definitive Securities."

      The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Transferor believes to be reliable, but the Transferor takes no responsibility for the accuracy thereof.

      Cedelbank, societe anonyme ("CEDELBANK") is incorporated under the laws of Luxembourg as a professional depository. Cedelbank holds securities for its participating organizations ("CEDELBANK CUSTOMERS") and facilitates the clearance and settlement of securities transactions between Cedelbank Customers through electronic book-entry changes in accounts of Cedelbank Customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedelbank in any of 36 currencies, including United States dollars. Cedelbank provides to its Cedelbank Customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Cedelbank has established an electronic bridge with Morgan Guaranty Trust as the Operator of the Euroclear System ("MGT/EOC") in Brussels to facilitate settlement of trades between Cedelbank and MGT/EOC. Cedelbank currently accepts over 110,000 securities issues on its books. As a professional depository, Cedelbank is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, which supervises Luxembourg banks. Cedelbank Customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any Series of Securities. Cedelbank Customers in the United States are limited to securities brokers and dealers and banks. Currently, Cedelbank has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Cedelbank is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedelbank Customer, either directly or indirectly.

      The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York's Brussels, Belgium office (the "EUROCLEAR OPERATOR" or "Euroclear"), under contract with Euro-clear Clearance System, S.C., a Belgian cooperative corporation (the "COOPERATIVE"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any Series of Securities. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions with respect to Securities held through Cedelbank or Euroclear will be credited to the cash accounts of Cedelbank Customers or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Tax Matters." Cedelbank or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder under the Pooling and Servicing Agreement or Indenture on behalf of a Cedelbank Customer or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

      Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE SECURITIES

      Unless otherwise specified in the related Prospectus Supplement, the Securities of each Series will not be issued as Definitive Securities in fully registered, certificated form to Securities Owners or their respective nominees rather than to DTC or its nominee, unless (i) the Transferor advises the Master Trust Trustee (in the case of Certificates) or the Owner Trustee (in the case of Notes) for such Series in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to such Series of Securities, and the Master Trust Trustee or the Owner Trustee (as applicable) or the Transferor is unable to locate a qualified successor, (ii) the Transferor, at its option, advises the Master Trust Trustee (in the case of Certificates) or the Owner Trustee (in the case of Notes) in writing that it elects to terminate the book-entry system through DTC or (iii) after the occurrence of a Servicer Default (in the case of Certificates) or an Event of Default (in the case of Notes), Securities Owners representing not less than 50% (or such other percentage specified in the related Prospectus Supplement) of the outstanding principal amount of the Certificates or the Notes, as applicable, advise the Master Trust Trustee or the Owner Trustee, as applicable and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the Securities Owner.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all DTC Participants of the availability through DTC of Definitive Securities. Upon surrender by DTC of the definitive certificate representing the Securities and instructions for re-registration, the Master Trust Trustee will issue the Securities as Definitive Securities, and thereafter the Master Trust Trustee (in the case of the Certificates) or the Owner Trustee (in the case of the Notes) will recognize the holders of such Definitive Securities as holders under the Pooling and Servicing Agreement (in the case of Certificates) and the Indenture (in the case of Notes) ("HOLDERS").

      Allocations of Finance Charge Receivables and/or Principal Receivables on the Certificates which are Definitive Securities will be made by the Master Trust Trustee and distributions of such amounts on the Notes which are Definitive Securities will be made by the Indenture Trustee (following receipt of payment on the Series Certificates deposited in the Owner Trust) directly to Holders of Definitive Securities in accordance with the procedures set forth herein and in the Pooling and Servicing Agreement and Note Documents. Allocations of Finance Charge Receivables and/or Principal Receivables on each Distribution Date or Scheduled Payment Date will be made to Holders in whose names the Definitive Securities were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Holder as it appears on the register maintained by the Master Trust Trustee or the Indenture Trustee, as applicable, or, if such Holder holds more than an aggregate principal amount of such Definitive Securities to be specified in the Pooling and Servicing Agreement or the Indenture, by wire transfer to such Holder's account. The final payment on any Security (whether Definitive Securities or the Securities registered in the name of Cede representing the Securities), however, will be made only upon presentation and surrender of such Security at the office or agency specified in the notice of final distribution to Securityholders. The Master Trust Trustee or the Indenture Trustee, as applicable, will provide such notice to registered Securityholders not later than the fifth day of the month of such final distributions. In addition, if the Securities are listed on the Luxembourg Stock Exchange, payments of principal and interest, including the final payment on any Security, will also be made at the offices of Banque Generale du Luxembourg, S.A.

      Definitive Securities will be transferable and exchangeable at the offices of any of the Transfer Agents and Registrars, which shall initially be CMB and the Master Trust Trustee or Indenture Trustee, as applicable. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. The Transfer Agent and Registrar shall not be required to register the transfer or exchange of Definitive Securities for a period of fifteen days preceding the due date for any payment with respect to such Definitive Securities.


                        DESCRIPTION OF THE CERTIFICATES

      The following is a summary of the provisions common to all Series of Certificates, including Series of Certificates offered hereby and pursuant to the related Prospectus Supplement and Series Certificates which are sold to an Owner Trust and pledged to secure a Series of Notes. Such Series Certificates are not offered hereby.

GENERAL

      The assets of the Master Trust will be allocated among the Certificateholders of each Series of such Master Trust (including each Series Certificate sold to an Owner Trust and pledged to secure the Notes of such Owner Trust) and the holder of the Transferor Certificate of such Master Trust and, in certain circumstances, the related Credit Enhancement Provider. With respect to a Master Trust, the aggregate principal amount of the interest of the Certificateholders of a Series and the Series' Certificates in such Master Trust is referred to herein as the "INVESTOR INTEREST" and is based on the aggregate amount of the Principal Receivables, plus the amount on deposit in certain accounts, in such Master Trust allocated to such Series. If specified in any Prospectus Supplement, the term "INVESTOR INTEREST" with respect to the related Series will include the Collateral Interest with respect to such Series. The aggregate principal amount of the interest of the holder of the Transferor Certificate in a Master Trust is referred to herein as the "TRANSFEROR INTEREST," and is based on the aggregate amount of Principal Receivables, plus the amount on deposit in certain accounts, in such Master Trust not allocated to the Certificateholders or any Credit Enhancement Provider with respect to such Master Trust. It is currently contemplated that Chase Manhattan Bank USA, National Association ("CHASE USA" or the "BANK") will own the remaining undivided interest in the Master Trust not represented by the Certificates issued by such Master Trust.

      The Certificates of each Series will represent undivided interests in certain assets of the Master Trust, including the right to the applicable Investor Percentage of all cardholder payments on the Receivables in such Master Trust. Unless otherwise specified in the related Prospectus Supplement, the Investor Interest for each Series of Certificates on any date will be equal to the initial Investor Interest as of the related Closing Date for such Series (increased by the principal balance of any Certificates of such Series issued after the Closing Date for such Series) minus the amount of principal paid to the related Certificateholders prior to such date and minus the amount of unreimbursed Investor Charge-Offs with respect to such Certificates prior to such date. If so specified in the Prospectus Supplement relating to any Series of Certificates, under certain circumstances the Investor Interest may be further adjusted by the amount of principal allocated to Certificateholders, the funds on deposit in any specified account, and any other amount specified in the related Prospectus Supplement.

      The Certificateholders of each Series will have the right to receive (but only to the extent needed to make required payments under the Pooling and Servicing Agreement and the related Series Supplement and subject to any reallocation of such amounts if the related Series Supplement so provides) varying percentages of the collections of Finance Charge Receivables and Principal Receivables for each month and will be allocated a varying percentage of the amount of Receivables in Accounts which were written off as uncollectible by the Servicer ("DEFAULTED ACCOUNTS") for such month (each such percentage, an "INVESTOR PERCENTAGE"). The related Prospectus Supplement will specify the Investor Percentages with respect to the allocation of collections of Principal Receivables, Finance Charge Receivables and Receivables in Defaulted Accounts during the Revolving Period, any Amortization Period and any Accumulation Period, as applicable. If the Certificates of a Series include more than one Class of Certificates, the assets of the Master Trust allocable to the Certificates of such Series may be further allocated among each Class in such Series as described in the related Prospectus Supplement. See " -- Investor Percentage and Transferor Percentage."

      The Certificates of each Series will represent interests in the Master Trust only, and will not represent interests in or recourse obligations of Chase USA, CMB or any of their affiliates. A Certificate is not a deposit and neither the Certificates nor the underlying Accounts or Receivables are insured or guaranteed by the Federal Deposit Insurance Corporation ("FDIC") or any other governmental agency.

      For the Master Trust, the Transferor initially will own the Transferor Certificate. The Transferor Certificate will represent the undivided interest in the Master Trust not represented by the Certificates issued and outstanding under such Master Trust or the rights, if any, of any Credit Enhancement Providers to receive payments from the Master Trust. The holder of the Transferor Certificate will have the right to a percentage (the "TRANSFEROR PERCENTAGE") of all cardholder payments from the Receivables in the Master Trust. If provided in the Pooling and Servicing Agreement and Prospectus Supplement, the Transferor Certificate may be transferred in whole or in part subject to certain limitations and conditions set forth therein. See " -- Certain Matters Regarding the Transferor and the Servicer."

      Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, during the Revolving Period, the amount of the Investor Interest in the Master Trust will remain constant except under certain limited circumstances. See " -- Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs." The amount of Principal Receivables in the Master Trust, however, will vary each day as new Principal Receivables are created and others are paid. The amount of the Transferor Interest will fluctuate each day, therefore, to reflect the changes in the amount of the Principal Receivables in the Master Trust. When a Series is amortizing or accumulating principal, the Investor Interest of such Series will decline as customer payments of Principal Receivables are collected and distributed to or accumulated for distribution to the Certificateholders. As a result, the Transferor Interest will generally increase to reflect reductions in the Investor Interest for such Series and will also change to reflect the variations in the amount of Principal Receivables in the Master Trust. The Transferor Interest in the Master Trust may also be reduced as the result of an Exchange. See " -- Exchanges."

INTEREST ALLOCATIONS

      For each Series of Certificates and Class thereof, interest will accrue from the date specified in the applicable Prospectus Supplement on the applicable Investor Interest at the applicable Certificate Rate, which may be a fixed, floating or other type of rate as specified in the related Prospectus Supplement. Interest will be distributed to Certificateholders or to the Noteholders with respect to Series Certificates which are deposited in an Owner Trust and pledged to secure a series of Notes, in the amounts and on the dates (which may be monthly, quarterly, semiannually or otherwise as specified in the related Prospectus Supplement) (each, a "DISTRIBUTION DATE") specified in the related Prospectus Supplement; provided, however, that with respect to any Series Certificate which is deposited in an Owner Trust and pledged to secure a Series of Notes, such Series Certificates shall receive on the Distribution Date interest allocations calculated in the manner specified in the applicable Prospectus Supplement and the applicable Indenture. On any Distribution Date such amounts will be funded from collections of Finance Charge Receivables allocated to the Investor Interest during the preceding monthly period or periods (each, a "MONTHLY PERIOD") or Monthly Periods and may be funded from certain investment earnings on funds held in accounts of the Master Trust and, from any applicable Credit Enhancement, if necessary, or certain other amounts as specified in the related Prospectus Supplement. If the Distribution Dates for payment of such amounts occur less frequently than monthly, such collections or other amounts (or the portion thereof allocable to such Class) may be deposited in one or more trust accounts (each, an "INTEREST FUNDING ACCOUNT") pending distribution to the Certificateholders of such Series or Class, or to the Noteholders with respect to Series Certificates which are deposited in an Owner Trust and pledged to secure a series of Notes, as described in the related Prospectus Supplement. If a Series has more than one class of Certificates, each such Class may have a separate Interest Funding Account. The Prospectus Supplement relating to each Series of Certificates and each Class thereof will describe the amounts and sources of interest payments to be made, the Certificate Rate for each Class thereof, and, for a Series or each Class thereof bearing interest at a floating Certificate Rate, the dates and the manner for determining the Certificate Rate for each applicable interest period, the formula, index or other method by which such Certificate Rates are determined and any cap or other limitations on any Certificate Rate. The Prospectus Supplement relating to each Series Certificate deposited in an Owner Trust and pledged to secure a class or classes of Notes, will describe the amounts and sources of interest payments to be made, the applicable Note Interest Rate for each class of Notes to be issued, and for a class of Notes which bears interest at a floating Note Interest Rate, the dates and manner for determining the Note Interest Rate for each applicable Interest Period, the formula, index or other method by which such Note Interest Rates are determined and any cap or other limitations on any Note Interest Rate.

PRINCIPAL ALLOCATIONS

      The principal of the Certificates of each Series will be scheduled to be paid either in installments commencing on a date specified in the related Prospectus Supplement (the "PRINCIPAL COMMENCEMENT DATE"), in which case such Series will have either a Controlled Amortization Period or a Principal Amortization Period, as described below, or on an expected date specified in, or determined in the manner specified in, the related Prospectus Supplement (the "SCHEDULED PAYMENT DATE"), in which case such Series will have an Accumulation Period, as described below. If a Series has more than one Class of Certificates, a different method of paying principal, Principal Commencement Date or Scheduled Payment Date may be assigned to each Class. In the case of a Series Certificate deposited in an Owner Trust and pledged to secure a Series of Notes, the Principal of the Notes will be scheduled to be paid in full on the Note Maturity Date, as defined in the applicable Prospectus Supplement. On each Transfer Date relating to the Controlled Accumulation Period, the Master Trust Trustee will deposit in the Principal Funding Account, for the benefit of the Owner Trust, an amount equal to the least of (a) Available Investor Principal Collections with respect to such Transfer Date, (b) the applicable Controlled Deposit Amount and (c) the Adjusted Investor Interest prior to any deposits on such date. Amounts in the Principal Funding Account will be paid to the Noteholders on the Note Maturity Date (as defined in the Prospectus Supplement). The payment of principal with respect to the Securities of a Series or Class may commence earlier than the applicable Principal Commencement Date or Scheduled Payment Date, and the final principal payment with respect to the Certificates of a Series or Class may be made later than the applicable expected payment date, Scheduled Payment Date or other expected date, if a Pay Out Event occurs and the Rapid Amortization Period commences with respect to such Series or Class or under certain other circumstances described herein.

      Unless otherwise specified in the related Prospectus Supplement, during the Revolving Period for each Series of Certificates (which begins on the Closing Date relating to such Series and ends on the day before an Amortization Period or Accumulation Period begins), no principal payments will be made to the Certificateholders of such Series. During the Controlled Amortization Period, the Principal Amortization Period or an Accumulation Period, as applicable, which will be scheduled to begin on the date specified in, or determined in the manner specified in, the related Prospectus Supplement, and during the Rapid Amortization Period, which will begin upon the occurrence of a Pay Out Event, principal will be paid to the Certificateholders in the amounts and on Distribution Dates specified in the related Prospectus Supplement or will be accumulated in a trust account established for the benefit of such Certificateholders (a "PRINCIPAL FUNDING ACCOUNT") for later distribution to Certificateholders on the Scheduled Payment Date, or to the Noteholders as the case may be, on the applicable Scheduled Payment Date in the amounts specified in the related Prospectus Supplement. Principal payments for any Series or Class thereof or Class of Notes will be funded from collections of Principal Receivables received during the related Monthly Period or Periods as specified in the related Prospectus Supplement and allocated to such Series or Class or Class of Notes and from certain other sources specified in the related Prospectus Supplement. In the case of a Series with more than one Class of Certificates, the Certificateholders of one or more Classes may receive payments of principal at different times. The related Prospectus Supplement will describe the manner, timing and priority of payments of principal to Certificateholders of each Class.

      Funds on deposit in any Principal Funding Account applicable to a Series may be subject to a guaranteed rate agreement or guaranteed investment contract or other arrangement specified in the related Prospectus Supplement intended to assure a minimum rate of return on the investment of such funds. In order to enhance the likelihood of the payment in full of the principal amount of a Series of Certificates or Class thereof at the end of an Accumulation Period, such Series of Certificates or Class thereof may be subject to a principal payment guaranty or other similar arrangement specified in the related Prospectus Supplement.

REVOLVING PERIOD

      Unless otherwise specified in the related Prospectus Supplement, with respect to each Series and any Class thereof, no principal will be payable to Certificateholders until the Principal Commencement Date or the Scheduled Payment Date with respect to such Series or Class, as described below. For the period beginning on the Closing Date and ending with the commencement of an Amortization Period or an Accumulation Period (the "REVOLVING PERIOD"), collections of Principal Receivables otherwise allocable to the Investor Interest will, subject to certain limitations, be paid from the Master Trust to the holder of the Transferor Certificate or, under certain circumstances and if so specified in the related Prospectus Supplement, will be treated as Shared Principal Collections and paid to the holders of other Series of Certificates issued by the Master Trust, as described herein and in the related Prospectus Supplement. See "Description of the Certificates -- Pay Out Events" in this Prospectus and the related Prospectus Supplement for a discussion of the events which might lead to early termination of the Revolving Period.

CONTROLLED AMORTIZATION PERIOD

      If the Prospectus Supplement relating to a Series so specifies, unless a Rapid Amortization Period with respect to such Series commences, the Certificates of such Series or any Class thereof will have an amortization period (the "CONTROLLED AMORTIZATION PERIOD") during which collections of Principal Receivables allocable to the Investor Interest of such Series (and certain other amounts if so specified in the related Prospectus Supplement) will be used on each Distribution Date to make principal distributions in amounts determined in the manner specified in the related Prospectus Supplement to the Certificateholders of such Series or any Class of such Series then scheduled to receive such distributions. The amount to be distributed on any Distribution Date during the Controlled Amortization Period will be limited to an amount (the "CONTROLLED DISTRIBUTION AMOUNT") equal to an amount specified in the related Prospectus Supplement (the "CONTROLLED AMORTIZATION AMOUNT") plus any existing deficit controlled amortization amount arising from prior Distribution Dates. If a Series has more than one Class of Certificates, each Class may have a separate Controlled Amortization Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to such distributions. The Controlled Amortization Period will commence at the close of business on a date specified in the related Prospectus Supplement and continue until the earliest of (a) the commencement of the Rapid Amortization Period, (b) payment in full of the Investor Interest of the Certificates of such Series or Class and, if so specified in the related Prospectus Supplement, of the Collateral Interest, if any, with respect to such Series and (c) the Series Termination Date with respect to such Series.

Principal Amortization Period

      If the Prospectus Supplement relating to a Series so specifies, unless a Rapid Amortization Period with respect to such Series commences, the Certificates of such Series or any Class thereof will have an amortization period (the "PRINCIPAL AMORTIZATION PERIOD") during which collections of Principal Receivables allocable to the Investor Interest of such Series (and certain other amounts if so specified in the related Prospectus Supplement) will be used on each Distribution Date to make principal distributions in an amount specified in the Prospectus Supplement to the Certificateholders of such Series or any Class of such Series then scheduled to receive such distributions. If a Series has more than one Class of Certificates, the related Prospectus Supplement may describe certain priorities among such Classes with respect to such distributions. The Principal Amortization Period will commence at the close of business on a date specified in the related Prospectus Supplement and continue until the earliest of (a) the commencement of the Rapid Amortization Period, (b) payment in full of the Investor Interest of the Certificates of such Series or Class and, if so specified in the related Prospectus Supplement, of the Collateral Interest, if any, with respect to such Series and (c) the Series Termination Date with respect to such Series.

ACCUMULATION PERIOD

      If the Prospectus Supplement relating to a Series so specifies, unless a Rapid Amortization Period with respect to such Series commences, the Certificates of such Series or any Class thereof will have an Accumulation Period during which collections of Principal Receivables allocable to the Investor Interest of such Series (and certain other amounts if so specified in the related Prospectus Supplement) will be deposited on the business day immediately prior to each Distribution Date or other business day specified in the related Prospectus Supplement (each, a "TRANSFER DATE") in a Principal Funding Account and used to make distributions of principal to the Certificateholders of such Series or Class on the Scheduled Payment Date. The amount to be deposited in the Principal Funding Account on any Transfer Date will be limited to an amount (the "CONTROLLED DEPOSIT AMOUNT") equal to an amount specified in the related Prospectus Supplement (the "CONTROLLED ACCUMULATION AMOUNT") plus any deficit controlled accumulation amount arising from prior Distribution Dates. If a Series has more than one Class of Certificates, each Class may have a separate Principal Funding Account and Controlled Accumulation Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to deposits of principal into such Principal Funding Accounts. The Accumulation Period will commence at the close of business on a date specified in or determined in the manner specified in the related Prospectus Supplement and continue until the earliest of (a) the commencement of the Rapid Amortization Period, or, if so specified in the related Prospectus Supplement, the Rapid Accumulation Period, (b) payment in full of the Investor Interest of the Certificates of such Series or Class and, if so specified in the related Prospectus Supplement, of the Collateral Interest, if any, with respect to such Series and (c) the Series Termination Date with respect to such Series.

      Funds on deposit in any Principal Funding Account may be invested in Permitted Investments or subject to a guaranteed rate or investment contract or other arrangement intended to assure a minimum return on the investment of such funds. Investment earnings on such funds may be applied to pay interest on the related Series of Certificates. In order to enhance the likelihood of payment in full of principal at the end of an Accumulation Period with respect to a Series of Certificates, such Series or any Class thereof may be subject to a principal payment guaranty or other similar arrangement.

RAPID ACCUMULATION PERIOD

      If so specified and under the conditions set forth in the Prospectus Supplement relating to a Series having a Controlled Accumulation Period, during the period from the day on which a Pay Out Event has occurred until the earliest of (a) the commencement of the Rapid Amortization Period, (b) payment in full of the Investor Interest of the Certificates of such Series and, if so specified in the related Prospectus Supplement, of the Collateral Interest, if any, with respect to such Series and (c) the related Series Termination Date (the "RAPID ACCUMULATION PERIOD"), collections of Principal Receivables allocable to the Investor Interest of such Series (and certain other amounts if so specified in the related Prospectus Supplement) will be deposited on each Transfer Date in the Principal Funding Account and used to make distributions of principal to the Certificateholders of such Series or Class on the Scheduled Payment Date. The amount to be deposited in the Principal Funding Account during the Rapid Accumulation Period will not be limited to any Controlled Deposit Amount. The term "PAY OUT EVENT" with respect to a Series of Certificates issued by the Master Trust means any of the events identified as such in the related Prospectus Supplement and any of the following: (a) certain events of insolvency or receivership relating to the Transferor, (b) the Transferor is unable for any reason to transfer Receivables to the Master Trust in accordance with the provisions of the Pooling and Servicing Agreement or (c) the Master Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended. See "Description of the Certificates -- Pay Out Events" in this Prospectus and the related Prospectus Supplement for a discussion of the events which might lead to commencement of the Rapid Accumulation Period.

      During the Rapid Accumulation Period, funds on deposit in any Principal Funding Account may be invested in Permitted Investments subject to a guaranteed rate or investment contract or other arrangement intended to assure a minimum return on the investment of such funds. Investment earnings on such funds may be applied to pay interest on the related Series of Certificates or make other payments as specified in the related Prospectus Supplement. In order to enhance the likelihood of payment in full of principal at the end of the Rapid Accumulation Period with respect to a Series of Certificates, such Series may be subject to a principal guaranty or other similar arrangement.

RAPID AMORTIZATION PERIOD

      During the period from the day on which a Pay Out Event has occurred with respect to a Series or, if so specified in the Prospectus Supplement relating to a Series with a Controlled Accumulation Period, from such time specified in the related Prospectus Supplement after a Pay Out Event has occurred and the Rapid Accumulation Period has commenced, to the earlier of
(a) the date on which the Investor Interest of the Certificates of such Series and the Enhancement Invested Amount or the Collateral Interest, if any, with respect to such Series have been paid in full and (b) the related Series Termination Date (the "RAPID AMORTIZATION PERIOD"), collections of Principal Receivables allocable to the Investor Interest of such Series (and certain other amounts if so specified in the related Prospectus Supplement) will be distributed as principal payments to the Certificateholders of such Series and, in certain circumstances, to the Credit Enhancement Provider, monthly on or before each Distribution Date with respect to such Series in the manner and order of priority set forth in the related Prospectus Supplement. During the Rapid Amortization Period with respect to a Series, distributions of principal will not be limited by any Controlled Deposit Amount or Controlled Distribution Amount. In addition, upon the commencement of the Rapid Amortization Period with respect to a Series, any funds on deposit in a Principal Funding Account with respect to such Series or any Class thereof will be paid to the Certificateholders of such Series or Class on the first Distribution Date in the Rapid Amortization Period. See "Description of the Certificates -- Pay Out Events" in this Prospectus and the related Prospectus Supplement for a discussion of the events which might lead to commencement of the Rapid Amortization Period.

TRANSFER AND ASSIGNMENT OF RECEIVABLES

      The Transferor will transfer and assign at the time of formation of the Master Trust all of its right, title and interest in and to the Receivables in the related Accounts and all Receivables thereafter created in such Accounts.

      In connection with the such initial transfer and in connection with each subsequent transfer of Receivables to the Master Trust, the Transferor will indicate in its computer files that the related Receivables have been conveyed to the Master Trust. In addition, the Transferor will provide to the Master Trust Trustee computer files or microfiche lists, containing a true and complete list showing each related Account, identified by account number and by total outstanding balance on the date of transfer. The Transferor will not deliver to the Master Trust Trustee any other records or agreements relating to the Accounts or the Receivables, except in connection with additions or removals of Accounts. Except as stated above, the records and agreements relating to the Accounts and the Receivables maintained by the Transferor or the Servicer are not and will not be segregated by the Transferor or the Servicer from other documents and agreements relating to other credit card accounts and receivables and are not and will not be stamped or marked to reflect the transfer of the Receivables to the Master Trust, but the computer records of the Transferor are and will be required to be marked to evidence such transfer. The Transferor will file with respect to the Master Trust Uniform Commercial Code financing statements with respect to the Receivables meeting the requirements of applicable state law. See "Certain Legal Aspects of the Receivables -- Transfer of Receivables" in this Prospectus and "Risk Factors -- Certain Liens Could Be Given Priority Over Your Securities" in the related Prospectus Supplement.

EXCHANGES

      For each Series of Certificates, the Pooling and Servicing Agreement will provide for the Master Trust Trustee to issue two types of certificates: (i) one or more Series of Certificates which are transferable and have the characteristics described below and (ii) the Transferor Certificate, a certificate which evidences the Transferor Interest, which initially will be held by the Transferor and will be transferable only as provided in the Pooling and Servicing Agreement. The related Prospectus Supplement may also provide that, pursuant to any one or more Series Supplements, the holder of the Transferor Certificate may tender such Transferor Certificate, or the Transferor Certificate together with the Certificates evidencing any Series of Certificates issued by the Master Trust, to the Master Trust Trustee in exchange for one or more new Series (which may include Series offered pursuant to this Prospectus) and a reissued Transferor Certificate (any such tender, an "EXCHANGE"). Pursuant to the Pooling and Servicing Agreement, the holder of the Transferor Certificate may define, with respect to any newly issued Series, all principal terms of such new Series (the "PRINCIPAL TERMS"). Upon the issuance of an additional Series of Certificates, none of the Transferor, the Servicer, the Master Trust Trustee or the Master Trust will be required or will intend to obtain the consent of any Certificateholder of any other Series previously issued by the Master Trust. However, as a condition of an Exchange, the holder of the Transferor Certificate will deliver to the Master Trust Trustee written confirmation that the Exchange will not result in the reduction or withdrawal by any Rating Agency of its rating of any outstanding Series. The Transferor may offer any Series under a Prospectus or other disclosure document (a "DISCLOSURE DOCUMENT") in offerings pursuant to this Prospectus or in transactions either registered under the Securities Act of 1933, as amended (the "SECURITIES ACT") or exempt from registration thereunder directly, through one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. As used herein, "RATING AGENCY" shall mean a nationally recognized rating organization selected by Chase USA to rate any Series.

      Unless otherwise specified in the related Prospectus Supplement, the holder of the Transferor Certificate may perform Exchanges and define Principal Terms such that each Series issued under the Master Trust has a period during which amortization or accumulation of the principal amount thereof is intended to occur which may have a different length and begin on a different date than such period for any other Series. Further, one or more Series may be in their amortization or accumulation periods while other Series are not. Moreover, each Series may have the benefit of a Credit Enhancement which is available only to such Series. Under the Pooling and Servicing Agreement, the Master Trust Trustee shall hold any such form of Credit Enhancement only on behalf of the Series with respect to which it relates. The holder of the Transferor Certificate may deliver a different form of Credit Enhancement agreement with respect to each Series. The holder of the Transferor Certificate may specify different certificate rates and monthly servicing fees with respect to each Series (or a particular Class within such Series). The holder of the Transferor Certificate will also have the option under the Pooling and Servicing Agreement to vary between Series the terms upon which a Series (or a particular Class within such Series) may be repurchased by the Transferor.

      Additionally, certain Series may be subordinated to other Series, or Classes within a Series may have different priorities. There will be no limit to the number of Exchanges that may be performed under a Pooling and Servicing Agreement.

      Unless otherwise specified in the related Prospectus Supplement, an Exchange may only occur upon the satisfaction of certain conditions provided in the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, the holder of the Transferor Certificate may perform an Exchange by notifying the Master Trust Trustee at least five days in advance of the date upon which the Exchange is to occur. Under the Pooling and Servicing Agreement, the notice will state the designation of any Series to be issued on the date of the Exchange and, with respect to each such Series (and, if applicable, each Class thereof): (i) its initial principal amount (or method for calculating such amount) which amount may not be greater than the current principal amount of the Transferor Certificate, (ii) its certificate rate (or method of calculating such rate) and (iii) the provider of Credit Enhancement, if any, which is expected to provide support with respect to it. The Pooling and Servicing Agreement will provide that on the date of the Exchange the Master Trust Trustee will authenticate any such Series only upon delivery to it of the following, among others, (i) a Series Supplement specifying the Principal Terms of such Series, (ii) (a) an opinion of counsel to the effect that, unless otherwise stated in the related Series Supplement, the Certificates of such Series will be characterized as indebtedness for federal income tax purposes and (b) an opinion of counsel to the effect that, for federal income tax purposes, (1) such issuance will not adversely affect the tax characterization as debt of Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance, (2) following such issuance the Master Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation and
(3) such issuance will not cause or constitute an event in which gain or loss would be recognized by any Certificateholder or the Master Trust (an opinion of counsel with respect to any matter to the effect referred to in clause (b) with respect to any action is referred to herein as a "TAX OPINION"), (iii) if required by the related Series Supplement, the form of Credit Enhancement, (iv) if Credit Enhancement is required by the Series Supplement, an appropriate Credit Enhancement agreement executed by the Transferor and the provider of the Credit Enhancement, (v) written confirmation from each Rating Agency that the Exchange will not result in such Rating Agency's reducing or withdrawing its rating on any then outstanding Series of Certificate or Notes rated by it, (vi) an officer's certificate of the Transferor to the effect that after giving effect to the Exchange the Transferor would not be required to add Additional Accounts pursuant to the Pooling and Servicing Agreement and the Transferor Interest would be at least equal to at a specified minimum level (the "MINIMUM TRANSFEROR INTEREST") and (vii) the existing Transferor Certificate and, if applicable, the certificates representing the Series to be exchanged. Upon satisfaction of such conditions, the Master Trust Trustee will cancel the existing Transferor Certificate and the certificates of the exchanged Series, if applicable, and authenticate the new Series and a new Transferor Certificate.

REPRESENTATIONS AND WARRANTIES

      Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, the Transferor will make in the Pooling and Servicing Agreement certain representations and warranties to the Master Trust to the effect that, among other things, (a) as of the Closing Date, the Transferor was duly incorporated and in good standing and that it has the authority to consummate the transactions contemplated by the Pooling and Servicing Agreement and (b) as of the relevant Cut-Off Date (or as of the date of the designation of Additional Accounts), each Account was an Eligible Account (as defined below). If so provided in the related Prospectus Supplement, if (i) any of these representations and warranties proves to have been incorrect in any material respect when made, and continues to be incorrect for 60 days after notice to the Transferor by the Master Trust Trustee or to the Transferor and the Master Trust Trustee by the Certificateholders holding more than 50% of the Investor Interest of the related Series and (ii) as a result the interests of the Certificateholders are materially and adversely affected, and continue to be materially and adversely affected during such period, then the Master Trust Trustee or Certificateholders holding more than 50% of the Investor Interest may give notice to the Transferor (and to the Master Trust Trustee in the latter instance) declaring that a Pay Out Event has occurred, thereby commencing the Rapid Amortization Period.

      Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, the Transferor will make in the Pooling and Servicing Agreement representations and warranties to the Master Trust relating to the Receivables in such Master Trust to the effect, among other things, that (a) as of the Closing Date of the initial Series of Certificates issued by such Master Trust, each of the Receivables then existing is an Eligible Receivable (as defined below) and (b) as of the date of creation of any new Receivable, such Receivable is an Eligible Receivable and the representation and warranty set forth in clause (b) in the immediately following paragraph is true and correct with respect to such Receivable. In the event (i) of a breach of any representation and warranty set forth in this paragraph, within 60 days, or such longer period as may be agreed to by the Master Trust Trustee, of the earlier to occur of the discovery of such breach by the Transferor or Servicer or receipt by the Transferor of written notice of such breach given by the Master Trust Trustee, or, with respect to certain breaches relating to prior liens, immediately upon the earlier to occur of such discovery or notice and (ii) that as a result of such breach, the Receivables in the related Accounts are charged off as uncollectible, the Master Trust's rights in, to or under the Receivables or its proceeds are impaired or the proceeds of such Receivables are not available for any reason to the Master Trust free and clear of any lien, the Transferor shall accept reassignment of each Principal Receivable as to which such breach relates (an "INELIGIBLE RECEIVABLE") on the terms and conditions set forth below; provided, however, that no such reassignment shall be required to be made with respect to such Ineligible Receivable if, on any day within the applicable period (or such longer period as may be agreed to by the Master Trust Trustee), the representations and warranties with respect to such Ineligible Receivable shall then be true and correct in all material respects. The Transferor shall accept reassignment of each such Ineligible Receivable by directing the Servicer to deduct the amount of each such Ineligible Receivable from the aggregate amount of Principal Receivables used to calculate the Transferor Interest. In the event that the exclusion of an Ineligible Receivable from the calculation of the Transferor Interest would cause the Transferor Interest to be a negative number, on the date of reassignment of such Ineligible Receivable the Transferor shall make a deposit in the Principal Account in immediately available funds in an amount equal to the amount by which the Transferor Interest would be reduced below zero. Any such deduction or deposit shall be considered a repayment in full of the Ineligible Receivable. The obligation of the Transferor to accept reassignment of any Ineligible Receivable is the sole remedy respecting any breach of the representations and warranties set forth in this paragraph with respect to such Receivable available to the Certificateholders, the Master Trust Trustee or the Indenture Trustee on behalf of Certificateholders.

      Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, the Transferor will make in the Pooling and Servicing Agreement representations and warranties to the Master Trust to the effect, among other things, that as of the Closing Date of the initial Series of Certificates issued by the Master Trust (a) the Pooling and Servicing Agreement will constitute a legal, valid and binding obligation of the Transferor and (b) the transfer of Receivables by it to the Master Trust under the Pooling and Servicing Agreement will constitute either a valid transfer and assignment to the Master Trust of all right, title and interest of the Transferor in and to the Receivables (other than Receivables in Additional Accounts), whether then existing or thereafter created and the proceeds thereof (including amounts in any of the accounts established for the benefit of Certificateholders) or the grant of a first priority perfected security interest in such Receivables (except for certain tax liens) and the proceeds thereof (including amounts in any of the accounts established for the benefit of Certificateholders), which is effective as to each such Receivable upon the creation thereof. In the event of a breach of any of the representations and warranties described in this paragraph, either the Master Trust Trustee or the Holders of Certificates evidencing undivided interests in the Master Trust aggregating more than 50% of the aggregate Investor Interest of all Series outstanding under the Master Trust may direct the Transferor to accept reassignment of the Trust Portfolio within 60 days of such notice, or within such longer period specified in such notice. The Transferor will be obligated to accept reassignment of such Receivables on a Distribution Date occurring within such applicable period. Such reassignment will not be required to be made, however, if at any time during such applicable period, or such longer period, the representations and warranties shall then be true and correct in all material respects. The deposit amount for such reassignment will be equal to the Investor Interest and Enhancement Invested Amount, if any, for each Series outstanding under the Master Trust on the last day of the Monthly Period preceding the Distribution Date on which the reassignment is scheduled to be made less the amount, if any, previously allocated for payment of principal to such Certificateholders or such holders of the Enhancement Invested Amount or the Collateral Interest, if any, on such Distribution Date, plus an amount equal to all accrued and unpaid interest less the amount, if any, previously allocated for payment of such interest on such Distribution Date. The payment of the reassignment deposit amount and the transfer of all other amounts deposited for the preceding month in the Distribution Account will be considered a payment in full of the Investor Interest and the Enhancement Invested Amount, if any, for each such Series required to be repurchased and will be distributed upon presentation and surrender of the Certificates for each such Series. The obligation of the Transferor to make any such deposit will constitute the sole remedy respecting a breach of the representations and warranties available to the Master Trust Trustee or such Certificateholders.

      Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, an "ELIGIBLE ACCOUNT" will mean, as of the relevant Cut-Off Date (or, with respect to Additional Accounts, as of their date of designation for inclusion in the Master Trust), each Account owned by the Transferor (a) which was in existence and maintained with the Transferor, (b) which is payable in United States dollars, (c) the obligor of which has provided, as his most recent billing address, an address located in the United States or its territories or possessions, (d) which has not been classified by the Transferor as counterfeit, deleted, fraudulent, stolen or lost, (e) which has either been originated by the Transferor or acquired by the Transferor from other institutions and (f) which has not been charged off by the Transferor in its customary and usual manner for charging off such Account as of the Cut-Off Date and, with respect to Additional Accounts, as of their date of designation for inclusion in the Master Trust. Under the Pooling and Servicing Agreement, the definition of Eligible Account may be changed by amendment to such Pooling and Servicing Agreement without the consent of the related Certificateholders if (i) the Transferor delivers to the Master Trust Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Transferor, such amendment will not as of the date of such amendment adversely affect in any material respect the interest of such Certificateholders and (ii) such amendment will not result in a withdrawal or reduction of the rating of any outstanding Series under the Master Trust.

      Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, an "ELIGIBLE RECEIVABLE" will be defined to mean each Receivable (a) which has arisen under an Eligible Account, (b) which was created in compliance, in all material respects, with all requirements of law applicable to the Transferor, and pursuant to a credit card agreement which complies in all material respects with all requirements of law applicable to the Transferor, (c) with respect to which all consents, licenses or authorizations of, or registrations with, any governmental authority required to be obtained or given by the Transferor in connection with the creation of such Receivable or the execution, delivery, creation and performance by the Transferor of the related credit card agreement have been duly obtained or given and are in full force and effect as of the date of the creation of such Receivable, (d) as to which, at the time of its creation, the Transferor or the Master Trust has good title free and clear of all liens and security interests arising under or through the Transferor (other than certain tax liens for taxes not then due or which the Transferor is contesting), (e) which is the legal, valid and binding payment obligation of the obligor thereon, legally enforceable against such obligor in accordance with its terms (with certain bankruptcy-related exceptions) and (f) which constitutes an "account" or "general intangible" under Article 9 of the UCC as then in effect in the State of Delaware.

      Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, it will not be required or anticipated that the Master Trust Trustee will make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, compliance with the Transferor's representations and warranties or for any other purpose. The Servicer, however, will deliver to the Master Trust Trustee on or before March 31 of each year (or such other date specified in the related Prospectus Supplement) an opinion of counsel with respect to the validity of the security interest of the Master Trust in and to the Receivables and certain other components of the Master Trust.

ADDITION OF TRUST ASSETS

      As described above under "The Receivables," the Transferor will have the right to designate, from time to time, Additional Accounts to be included as Accounts. In addition, the Transferor will be required to designate Additional Accounts under the circumstances and in the amounts specified in the related Prospectus Supplement. The Transferor will convey to the Master Trust its interest in all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created. The total amount of Receivables in the Master Trust will fluctuate from day to day, because the amount of new Receivables arising in the Accounts and the amount of payments collected on existing Receivables usually differ each day.

      Each Additional Account must be an Eligible Account at the time of its designation. However, Additional Accounts may not be of the same credit quality as the initial Accounts. Additional Accounts may have been originated by the Transferor using credit criteria different from those which were applied by the Transferor to the initial Accounts or may have been acquired by the Transferor from an institution which may have had different credit criteria.

      In addition to or in lieu of Additional Accounts, the Transferor will be permitted to add to the Master Trust participations representing undivided interests in a pool of assets primarily consisting of receivables arising under consumer revolving credit card accounts owned by the Transferor and collections thereon ("PARTICIPATIONS").

      Participations may be evidenced by one or more certificates of ownership issued under a separate pooling and servicing agreement or similar agreement (a "PARTICIPATION AGREEMENT") entered into by the Transferor which entitles the certificateholder to receive percentages of collections generated by the pool of assets subject to such Participation Agreement from time to time and to certain other rights and remedies specified therein. Participations may have their own credit enhancement, pay out events, servicing obligations and servicer defaults, all of which are likely to be enforceable by a separate trustee under the Participation Agreement and may be different from those specified herein. The rights and remedies of the Master Trust as the holder of a Participation (and therefore the Certificateholders) will be subject to all the terms and provisions of the related Participation Agreement. The Pooling and Servicing Agreement may be amended to permit the addition of a Participation in the Master Trust without the consent of the related Certificateholders if (i) the Transferor delivers to the Master Trust Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Transferor, such amendment will not as of the date of such amendment adversely affect in any material respect the interest of such Certificateholders, and (ii) such amendment will not result in a withdrawal or reduction of the rating of any outstanding Series under the Master Trust. To the extent required pursuant to the Securities Act, any Participations transferred to the Master Trust (a) will have been (i) registered under the Securities Act or (ii) held for at least the Rule 144(k) holding period, and (b) will be acquired in secondary market transactions not from the issuer or an affiliate.

      Except as described in the following paragraph, a conveyance by the Transferor to a Master Trust of Receivables in Additional Accounts or Participations is subject to the following conditions, among others: (i) the Transferor shall give the Master Trust Trustee, each Rating Agency and the Servicer written notice that such Additional Accounts or Participations will be included, which notice shall specify the approximate aggregate amount of the Receivables or interests therein to be transferred; (ii) the Transferor shall have delivered to the Master Trust Trustee a written assignment (including an acceptance by the Master Trust Trustee on behalf of the Master Trust for the benefit of the Certificateholders) as provided in the Pooling and Servicing Agreement relating to such Additional Accounts or Participations (the "ASSIGNMENT") and, the Transferor shall have delivered to the Master Trust Trustee a computer file or microfiche list, dated the date of such Assignment, containing a true and complete list of such Additional Accounts or Participations; (iii) the Transferor shall represent and warrant that (x) each Additional Account is, as of the date the Receivables in such Account are first added to the Master Trust (the "ADDITION DATE"), an Eligible Account, and each Receivable in such Additional Account is, as of the Addition Date, an Eligible Receivable, (y) no selection procedures believed by the Transferor to be materially adverse to the interests of the Certificateholders were utilized in selecting the Additional Accounts from the available Eligible Accounts from the Trust Portfolio, and (z) as of the Addition Date, the Transferor is not insolvent; (iv) the Transferor shall deliver an opinion of counsel with respect to the security interest of the Master Trust in the Receivables in the Additional Accounts or the Participations transferred to the Master Trust; and (v) under certain circumstances, if any, specified in the related Prospectus Supplement with respect to Additional Accounts and to Participations, each Rating Agency then rating any Series of Certificates outstanding under the Master Trust shall have consented to the addition of such Additional Accounts or Participations.

      If specified in the related Prospectus Supplement, Additional Accounts may be automatically added to the Accounts on an ongoing basis; provided, however, that such automatic inclusion and transfer shall not occur with respect to any such account if: (i) such account does not qualify as an Eligible Account or (ii) the Transferor otherwise designates such account as an account which is not to be included as an Account. The Transferor will deliver to the Master Trust Trustee a computer file or microfiche list of all such included Accounts. In connection with any such automatic addition of Additional Accounts, the Transferor will be required to satisfy the conditions specified in clause (iii) in the preceding paragraph.

      In addition to the periodic reports otherwise required to be filed by the Servicer with the SEC pursuant to the Exchange Act, the Servicer intends to file, on behalf of the Master Trust, a Report on Form 8-K with respect to any addition to a Master Trust of Receivables in Additional Accounts or Participations that would have a material effect on the composition of the assets of the Master Trust.

REMOVAL OF ACCOUNTS

      Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, subject to the conditions set forth in the next succeeding sentence, the Transferor may, but shall not be obligated to, designate from time to time (which may be restricted to certain periods if so specified in the related Prospectus Supplement) certain Accounts to be Removed Accounts, all Receivables in which shall be subject to deletion and removal from the Master Trust; provided, however, that the Transferor shall not make more than one such designation in any Monthly Period. The Transferor will be permitted to designate and require reassignment to it of the Receivables from Removed Accounts only upon satisfaction of the following conditions: (i) the removal of any Receivables of any Removed Accounts shall not, in the reasonable belief of the Transferor, cause a Pay Out Event for any Series to occur; (ii) the Transferor shall have delivered to the Master Trust Trustee for execution a written assignment and a computer file or microfiche list containing a true and complete list of all Removed Accounts identified by account number and the aggregate amount of the Receivables in such Removed Accounts; (iii) the Transferor shall represent and warrant that no selection procedures believed by the Transferor to be materially adverse to the interests of the holders of any Series of Certificates outstanding under the Master Trust were utilized in selecting the Removed Accounts to be removed from the Master Trust; (iv) each Rating Agency then rating each Series of Certificates outstanding under the Master Trust shall have received notice of such proposed removal of Accounts and the Transferor shall have received notice from each such Rating Agency that such proposed removal will not result in a downgrade of its then current rating for any such Series; (v) the aggregate amount of Principal Receivables of the Accounts then existing less the aggregate amount of Principal Receivables of the Removed Accounts shall not be less than the amount, if any, specified for any period specified; (vi) the Principal Receivables of the Removed Accounts shall not equal or exceed 5% (or such other percentage specified in the related Prospectus Supplement) of the aggregate amount of the Principal Receivables in the Master Trust at such time; provided, that if any Series has been paid in full, the Principal Receivables in such Removed Accounts may equal or approximately equal the initial Investor Interest or highest Investor Interest at any time during the Revolving Period, as applicable, of such Series; (vii) such other conditions as are specified in the related Prospectus Supplement; and
(viii) the Transferor shall have delivered to the Master Trust Trustee an officer's certificate confirming the items set forth in clauses (i) through
(vii) above. Notwithstanding the above, the Transferor will be permitted to designate as a Removed Account without the consent of the Master Trust Trustee, Certificateholders or Rating Agencies any Account that has a zero balance and which the Transferor will remove from its computer file.

COLLECTION AND OTHER SERVICING PROCEDURES

      For each Series of Certificates, the Servicer will be responsible for servicing and administering the Receivables in accordance with the Servicer's policies and procedures for servicing credit card receivables comparable to the Receivables. The Servicer will be required to maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables covering such actions and in such amounts as the Servicer believes to be reasonable from time to time.

DISCOUNT OPTION

      The Transferor may at any time designate a specified fixed or variable percentage as specified in the related Prospectus Supplement (the "DISCOUNT PERCENTAGE") of the amount of Receivables arising in the Accounts with respect to the Master Trust on and after the date such option (the "DISCOUNT OPTION") is exercised that otherwise would have been treated as Principal Receivables to be treated as Finance Charge Receivables (the "DISCOUNT OPTION RECEIVABLES"). Such designation will become effective upon satisfaction of the requirements set forth in the Pooling and Servicing Agreement, including confirmation by each Rating Agency in writing of its then current rating on each outstanding Series of the Master Trust. Collections of Receivables to which such Discount Option is applicable that otherwise would be Principal Receivables will be deemed collections of Finance Charge Receivables and will be applied accordingly, unless otherwise provided in the related Prospectus Supplement.

TRUST ACCOUNTS

      Unless otherwise specified in the Prospectus Supplement, the Master Trust Trustee will establish and maintain in the name of the Master Trust two separate accounts in a segregated trust account (which need not be a deposit account), a "FINANCE CHARGE Account" and a "PRINCIPAL ACCOUNT," for the benefit of the Certificateholders of all related Series, including any Series offered pursuant to this Prospectus. The Pooling and Servicing Agreement will provide that the Master Trust Trustee shall have the power to establish series accounts in Series Supplements, including an Interest Funding Account, a Principal Funding Account, a Pre-Funding Account or such other account specified in the related Series Supplement, each of which series accounts shall be held for the benefit of the Certificateholders of the related Series and for the purposes set forth in the related Prospectus Supplement. The Master Trust Trustee will also establish one or more "DISTRIBUTION ACCOUNTS" each of which shall be Eligible Deposit Accounts. The Servicer will establish and maintain, in the name of the Master Trust, for the benefit of Certificateholders of all Series issued thereby including any Series offered pursuant to this Prospectus, a Collection Account, which will be an Eligible Deposit Account. "ELIGIBLE DEPOSIT ACCOUNT" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such accounts, so long as any of the Securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic credit rating categories which signifies investment grade. "ELIGIBLE INSTITUTION" means (a) the Servicer,
(b) a depository institution (which may be the Master Trust Trustee or an affiliate) organized under the laws of the United States or any one of the states thereof which at all times (i) has a certificate of deposit rating of "P-1" by Moody's Investors Service, Inc. ("MOODY'S"), (ii) has either
(x) a long-term unsecured debt rating of "AAA" by Standard & Poor's or (y) a certificate of deposit rating of "A-1+" by Standard & Poor's Ratings Services ("STANDARD & POOR'S") and (iii) is a member of the FDIC or (c) any other institution that is acceptable to the Rating Agencies. Unless otherwise specified in the related Prospectus Supplement, funds in the Principal Account and the Finance Charge Account for the Master Trust will be invested, at the direction of the Servicer, in (i) obligations fully guaranteed by the United States of America, (ii) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies, the certificates of deposit of which have a rating in the highest rating category from Moody's and Standard & Poor's (unless otherwise specified in the related Prospectus Supplement), (iii) commercial paper having, at the time of the Master Trust's investment, a rating in the highest rating category from Moody's and Standard & Poor's (unless otherwise specified in the related Prospectus Supplement), (iv) bankers' acceptances issued by any depository institution or trust company described in clause (ii) above, (v) certain repurchase agreements transacted with either (a) an entity subject to the United States federal bankruptcy code or (b) a financial institution insured by the FDIC or any broker-dealer with "retail customers" that is under the jurisdiction of the Securities Investors Protection Corp. and (vi) any other investment that by its terms converts to cash within a finite time period if the Rating Agency confirms in writing that such investment will not adversely affect its then current rating or ratings of the Certificates (such investments, "PERMITTED INVESTMENTS"). Unless otherwise specified in the related Prospectus Supplement, any earnings (net of losses and investment expenses) on funds in the Finance Charge Account or the Principal Account will be paid to the Transferor. Funds in any other series account established by a Series Supplement may be invested in Permitted Investments or otherwise as provided in the related Prospectus Supplement. The Servicer will have the revocable power to withdraw funds from the Collection Account and to instruct the Master Trust Trustee to make withdrawals and payments from the Finance Charge Account and the Principal Account for the purpose of carrying out the Servicer's duties under the Pooling and Servicing Agreement. Unless otherwise specified in the related Prospectus Supplement, CMB will be the paying agent (the "PAYING Agent") and will have the revocable power to withdraw funds from the Distribution Account for the purpose of making distributions to the Certificateholders.

FUNDING PERIOD

      For any Series of Certificates, the related Prospectus Supplement may specify that during a period beginning on the Closing Date and ending on a specified date before the commencement of an Amortization Period or an Accumulation Period with respect to such Series (the "FUNDING PERIOD") the aggregate amount of Principal Receivables in the Master Trust allocable to such Series may be less than the aggregate principal amount of the Certificates of such Series and that the amount of such deficiency, which may be up to 100% of the aggregate principal amount of the Certificates of such Series, (the "PRE-FUNDING AMOUNT") will be held in a trust account established with the Master Trust Trustee for the benefit of Certificateholders of such Series (the "PRE-FUNDING ACCOUNT") pending the transfer of additional Receivables to the Master Trust or pending the reduction of the Investor Interests of other Series issued by the Master Trust. The Prospectus Supplement relating to a Series of Certificates will specify that the Funding Period for such Series will end on a specified date certain or earlier under certain circumstances, such as the commencement of the Rapid Amortization Period. The actual length of a Funding Period for a Series may be contingent upon another event such as the generation by the Transferor of additional Principal Receivables or the term of the Amortization Period or Accumulation Period of a related Companion Series. Generally, the Amortization Period or Accumulation Period of a related Companion Series will depend upon the payment rate of the Receivables in the Master Trust. See "Maturity Considerations." Until the end of the Funding Period of a Series paired with a related Companion Series, the Certificates of such Series will evidence an undivided interest in Receivables to the extent of the Investor Interest in such Series and in funds on deposit in the Pre-Funding Account and Permitted Investments of such funds to the extent of the difference between the aggregate principal amount of the Certificates of such Series (the "FULL INVESTOR INTEREST") and the initial Investor Interest. The related Prospectus Supplement will specify the initial Investor Interest with respect to such Series, the Full Investor Interest and the date by which the Investor Interest is expected to equal the Full Investor Interest. The Investor Interest will increase as Receivables are delivered to the Master Trust or as the Investor Interests of other Series of the Master Trust are reduced. The Investor Interest may also decrease due to Investor Charge-Offs.

      During the Funding Period, funds on deposit in the Pre-Funding Account for a Series of Certificates will be withdrawn and paid to the Transferor to the extent of any increases in the Investor Interest. In the event that the Investor Interest does not for any reason equal the Full Investor Interest by the end of the Funding Period, any amount remaining in the Pre-Funding Account and any additional amounts specified in the related Prospectus Supplement will be payable to the Certificateholders of such Series in the manner and at such time as set forth in the related Prospectus Supplement. Such event will result in an early repayment of Certificate principal and the Certificateholders of such Series will not receive the benefit of the Certificate Rate for the period of time originally expected on the amount of such early repayment.

      If so specified in the related Prospectus Supplement, monies in the Pre-Funding Account will be invested by the Master Trust Trustee in Permitted Investments or will be subject to a guaranteed rate or investment agreement or other similar arrangement, and, in connection with each Distribution Date during the Funding Period, investment earnings on funds in the Pre-Funding Account during the related Monthly Period will be withdrawn from the Pre-Funding Account and deposited, together with any applicable payment under a guaranteed rate or investment agreement or other similar arrangement, into the Finance Charge Account for distribution in respect of interest on the Certificates of the related Series in the manner specified in the related Prospectus Supplement.

COMPANION SERIES

      If so specified in the related Prospectus Supplement, a Series of Certificates may be paired with one or more other Series issued by the Master Trust (each, a "COMPANION SERIES") on or prior to the commencement of the Amortization Period or Accumulation Period for such Series. As the Investor Interest of the Series having a Companion Series is reduced, the Investor Interest in the Master Trust of the Companion Series will be increased. If a Pay Out Event occurs with respect to the Series having a Companion Series or with respect to the Companion Series when the Series is in an Amortization Period, the Investor Percentage in respect of collections of Principal Receivables for the Series and the Investor Percentage in respect of collections of Principal Receivables for the Companion Series may be reset as provided in the related Prospectus Supplement. Resetting of such Investor Percentage may have the effect of reducing the amount of collections of Principal Receivables allocable to the Series that is paired with the Companion Series. While the issuance of a Companion Series will be subject to the conditions described under " -- Exchanges," there can be no assurance that the terms of a Companion Series might not have an impact on the timing or amount of payments received on the Series with which it is paired. See "Maturity Considerations."

INVESTOR PERCENTAGE AND TRANSFEROR PERCENTAGE

      The Servicer will allocate between the Investor Interest of each Series (and between each Class of each Series) and the Transferor Interest, and, in certain circumstances, the interest of certain Credit Enhancement Providers, all amounts collected on Finance Charge Receivables, all amounts collected on Principal Receivables and all Receivables in Defaulted Accounts. The Servicer will make each allocation by reference to the applicable Investor Percentage of each Series and the Transferor Percentage, and, in certain circumstances, the percentage interest of certain Credit Enhancement Providers (the "CREDIT ENHANCEMENT PERCENTAGE") with respect to such Series. The Prospectus Supplement relating to a Series will specify the Investor Percentage and, if applicable, the Credit Enhancement Percentage (or the method of calculating such percentage) with respect to the allocations of collections of Principal Receivables, Finance Charge Receivables and Receivables in Defaulted Accounts during the Revolving Period, any Amortization Period and the Accumulation Period, as applicable. In addition, for each Series of Certificates having more than one Class, the related Prospectus Supplement will specify the method of allocation between such Classes.

      The Transferor Percentage will, in all cases, be equal to 100% minus the aggregate Investor Percentages and, if applicable, the Credit
Enhancement Percentages, for all Series then outstanding.

APPLICATION OF COLLECTIONS

      Unless otherwise specified in the related Prospectus Supplement, except as otherwise provided below, the Servicer will deposit into an account required to be established for such purpose by the Pooling and Servicing Agreement (the "COLLECTION ACCOUNT") for the Master Trust, no later than the second business day (or such other day specified in the related Prospectus Supplement) following the date of processing, any payment collected by the Servicer on the Receivables. On the same day as any such deposit is made, the Servicer will make the deposits and payments to the accounts and parties as indicated below; provided, however, that for as long as CMB remains the Servicer under the Pooling and Servicing Agreement, and (a)(i) the Servicer provides to the Master Trust Trustee a letter of credit or other credit support acceptable to each Rating Agency and (ii) the Transferor shall not have received a notice from the Rating Agency that such letter of credit would result in the lowering of such Rating Agency's then existing rating of the related Series (and if the Master Trust has issued more than one Series, any Series of certificates then issued and outstanding thereunder), or (b) the Servicer has and maintains a minimum certificate of deposit rating of "P-1" by Moody's and "A-1" by Standard & Poor's unless otherwise specified in the related Prospectus Supplement and deposit insurance provided by either the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF"), then the Servicer may make such deposits and payments on a monthly or other periodic basis on the Transfer Date in an amount equal to the net amount of such deposits and payments which would have been made had the conditions of this proviso not applied.

      Unless otherwise specified in the related Prospectus Supplement, notwithstanding anything in the Pooling and Servicing Agreement to the contrary, whether the Servicer is required to make monthly or daily deposits from the Collection Account into the Finance Charge Account or the Principal Account, with respect to any Monthly Period, (i) the Servicer will only be required to deposit collections from the Collection Account into the Finance Charge Account, the Principal Account or any series account established by a related Series Supplement up to the required amount to be deposited into any such account or, without duplication, distributed on or prior to the related Distribution Date to Certificateholders or to the provider of Enhancement and (ii) if at any time prior to such Distribution Date the amount of collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer will be permitted to withdraw the excess from the Collection Account.

      Unless otherwise specified in the related Prospectus Supplement, the Servicer will withdraw the following amounts from the Collection Account for application as indicated:

      (a) an amount equal to the Transferor Percentage of the aggregate amount of such deposits in respect of Principal Receivables and Finance Charge Receivables, respectively, will be paid or held for payment to the holder of the Transferor Certificate, provided that if after giving effect to the inclusion in the Master Trust of all Receivables on or prior to such date of processing the Transferor Interest would be reduced below the Minimum Transferor Interest the excess will be deposited in the Principal Account or other specified account and will be used as described in the related Prospectus Supplement, including for payment to other Series of Certificates issued by the Master Trust;

      (b) an amount equal to the applicable Investor Percentage of the aggregate amount of such deposits in respect of Finance Charge Receivables will be deposited into the Finance Charge Account for allocation and distribution as described in the related Prospectus Supplement;

      (c) during the Revolving Period, an amount equal to the applicable Investor Percentage of the aggregate amount of such deposits in respect of Principal Receivables will be invested or held for investment in Principal Receivables, provided that if after giving effect to the inclusion in the Master Trust of all Receivables on or prior to such date of processing the Transferor Interest would be reduced below the Minimum Transferor Interest the excess will be deposited in the Principal Account or other specified account and will be used as described in the related Prospectus Supplement, including for payment to other Series of Certificates issued by the Master Trust;

      (d) during the Controlled Amortization Period or Accumulation Period, as applicable, an amount equal to the applicable Investor Percentage of such deposits in respect of Principal Receivables up to the amount, if any, as specified in the related Prospectus Supplement will be deposited in the Principal Account or Principal Funding Account, as applicable, for allocation and distribution to Certificateholders as described in the related Prospectus Supplement, provided that if collections of Principal Receivables exceed the principal payments which may be allocated or distributed to Certificateholders, the amount of such excess will be paid to the holder of the Transferor Certificate until the Transferor Interest is reduced to the Minimum Transferor Interest, and thereafter will be deposited in the Principal Account or other specified account and will be used as described in the related Prospectus Supplement, including for payment to other Series of Certificates issued by the Master Trust; and

      (e) during the Principal Amortization Period, if applicable, and the Rapid Amortization Period, an amount equal to the applicable Investor Percentage of such deposits in respect of Principal Receivables will be deposited into the Principal Account for application and distribution as provided in the related Prospectus Supplement.

      In the case of a Series of Certificates having more than one Class, the amounts in the Collection Account will be allocated and applied to each Class in the manner and order of priority described in the related Prospectus Supplement.

      Any amounts collected in respect of Principal Receivables and not paid to the Transferor because the Transferor Interest is zero as described above (with respect to each Series, "UNALLOCATED PRINCIPAL COLLECTIONS"), together with any adjustment payments as described below, will be paid to and held in the Principal Account and paid to the Transferor if and to the extent that the Transferor Interest is equal to or greater than zero. If an Amortization Period or Accumulation Period has commenced, Unallocated Principal Collections will be held for distribution to the Certificateholders on the related Distribution Date or accumulated for distribution on the Scheduled Payment Date, as applicable, and distributed to the Certificateholders of each Class or held for and distributed to the Certificateholders of other Series of Certificates issued by the Master Trust in the manner and order of priority specified in the related Prospectus Supplement.

SHARED EXCESS FINANCE CHARGE COLLECTIONS

      Any Series of Certificates may be included in a Group of Series (each, a "GROUP"). The Prospectus Supplement relating to a Series will specify whether such Series will be included in a Group and will identify any previously issued Series included in such Group. If so specified in the related Prospectus Supplement, the Certificateholders of a Series within a Group or any Class thereof may be entitled to receive all or a portion of Excess Finance Charge Collections with respect to another Series within such Group to cover any shortfalls with respect to amounts payable from collections of Finance Charge Receivables allocable to such Series or Class. Unless otherwise provided in the related Prospectus Supplement, with respect to any Series, "EXCESS FINANCE CHARGE COLLECTIONS" for any Monthly Period will equal the excess of collections of Finance Charge Receivables, annual membership fees and certain other amounts allocated to the Investor Interest of such Series or Class over the sum of (i) interest accrued for the current month ("MONTHLY INTEREST") and overdue Monthly Interest on the Certificates of such Series or Class (together with, if applicable, interest on overdue Monthly Interest at the rate specified in the related Prospectus Supplement ("ADDITIONAL INTEREST")), (ii) accrued and unpaid Investor Servicing Fees with respect to such Series or Class payable from collections of Finance Charge Receivables, (iii) the Investor Default Amount with respect to such Series or Class, (iv) unreimbursed Investor Charge-Offs with respect to such Series or Class and (v) other amounts specified in the related Prospectus Supplement. The term "INVESTOR SERVICING FEE" for any Series of Certificates or Class thereof means the Servicing Fee allocable to the Investor Interest with respect to such Series or Class, as specified in the related Prospectus Supplement. The term "INVESTOR DEFAULT AMOUNT" means, for any Monthly Period and for any Series or Class thereof, the aggregate amount of the applicable Investor Percentage of Principal Receivables in Defaulted Accounts. The term "INVESTOR CHARGE-OFF" means, for any Monthly Period, and for any Series or Class thereof, the amount by which (a) the related Monthly Interest and overdue Monthly Interest (together with, if applicable, Additional Interest), the accrued and unpaid Investor Servicing Fees payable from collections of Finance Charge Receivables, the Investor Default Amount and any other required fees exceeds (b) amounts available to pay such amounts out of collections of Finance Charge Receivables, available Credit Enhancement amounts, if any, and other sources specified in the related Prospectus Supplement, if any, but not more than such Investor Default Amount. See "- -- Application of Collections" and " -- Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs."

SHARED PRINCIPAL COLLECTIONS

      If so specified in the related Prospectus Supplement, to the extent that collections of Principal Receivables and certain other amounts that are allocated to the Investor Interest of any Series are not needed to make payments or deposits with respect to such Series, such collections ("SHARED PRINCIPAL COLLECTIONS") will be applied to cover principal payments due to or for the benefit of Certificateholders of other Series. If so specified in the related Prospectus Supplement, the allocation of Shared Principal Collections may be among Series within a Group. Any such reallocation will not result in a reduction in the Investor Interest of the Series to which such collections were initially allocated.

DEFAULTED RECEIVABLES; REBATES AND FRAUDULENT CHARGES; INVESTOR CHARGE-OFFS

      Unless otherwise specified in the related Prospectus Supplement, for each Series of Certificates, on the fourth business day preceding each Transfer Date (the "DETERMINATION DATE"), the Servicer will calculate the aggregate Investor Default Amount for the preceding Monthly Period, which will be equal to the aggregate amount of the Investor Percentage of Principal Receivables in Defaulted Accounts; that is, Accounts which in such Monthly Period were written off as uncollectible in accordance with the Servicer's policies and procedures for servicing credit card receivables comparable to the Receivables. In the case of a Series of Certificates having more than one Class, the Investor Default Amount will be allocated among the Classes in the manner described in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, an amount equal to the Investor Default Amount for any Monthly Period may be paid from other amounts, including collections in the Finance Charge Account or from Credit Enhancement, and applied to pay principal to Certificateholders or the holder of the Transferor Certificate, as appropriate. In the case of a Series of Certificates having one or more Classes of subordinated certificates, the related Prospectus Supplement may provide that all or a portion of amounts otherwise allocable to such subordinated certificates may be paid to the Holders of senior certificates to make up any Investor Default Amount allocable to such Holders of senior certificates.

      With respect to each Series of Certificates, the Investor Interest with respect to such Series will be reduced by the amount of Investor Charge-Offs for any Monthly Period. Investor Charge-Offs will be reimbursed on any Distribution Date to the extent amounts on deposit in the Finance Charge Account and otherwise available therefor exceed such interest, fees and any aggregate Investor Default Amount payable on such date. Such reimbursement of Investor Charge-Offs will result in an increase in the Investor Interest with respect to such Series. In the case of a Series of Certificates having more than one Class, the related Prospectus Supplement will describe the manner and priority of allocating Investor Charge-Offs and reimbursements thereof among the Investor Interests of the several Classes.

      If the Servicer adjusts the amount of any Principal Receivable because of transactions occurring in respect of a rebate or refund to a cardholder, or because such Principal Receivable was created in respect of merchandise which was refused or returned by a cardholder, then the amount of the Transferor Interest in the Master Trust will be reduced, on a net basis, by the amount of the adjustment. In addition, the Transferor Interest in the Master Trust will be reduced, on a net basis, as a result of transactions in respect of any Principal Receivable which was discovered as having been created through a fraudulent or counterfeit charge. In the event that the exclusion of such Receivables from the calculation of the Transferor Interest at such time would cause the Transferor Interest to be less than the Minimum Transferor Interest, the Transferor will be required to pay an amount equal to such deficiency to the Principal Account.

DEFEASANCE

      If so specified in the Prospectus Supplement relating to a Series, the Transferor may terminate its substantive obligations in respect of such Series or the Master Trust by depositing with the Master Trust Trustee, from amounts representing, or acquired with, collections of Receivables, money or Permitted Investments sufficient to make all remaining scheduled interest and principal payments on such Series or all outstanding Series of Certificates of the Master Trust, as the case may be, on the dates scheduled for such payments and to pay all amounts owing to any Credit Enhancement Provider with respect to such Series or all outstanding Series, as the case may be, if such action would not result in a Pay Out Event for any Series. Prior to its first exercise of its right to substitute money or Permitted Investments for Receivables, the Transferor will deliver to the Master Trust Trustee (i) an opinion of counsel to the effect that such deposit and termination of obligations will not result in the Master Trust being required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended and (ii) a Tax Opinion.

FINAL PAYMENT OF PRINCIPAL; TERMINATION

      With respect to each Series, the Certificates will be subject to optional repurchase by the Transferor on any Distribution Date after the total Investor Interest of such Series and the Enhancement Invested Amount, if any, with respect to such Series, is reduced to an amount less than or equal to 5% of the initial Investor Interest, if any (or such other amount specified in the related Prospectus Supplement), if certain conditions set forth in the Pooling and Servicing Agreement are met. Unless otherwise specified in the related Prospectus Supplement, the repurchase price will be equal to the total Investor Interest of such Series (less the amount, if any, on deposit in any Principal Funding Account with respect to such Series), plus the Enhancement Invested Amount, if any, with respect to such Series, plus accrued and unpaid interest on the Certificates and interest or other amounts payable on the Enhancement Invested Amount or the Collateral Interest, if any, through the day preceding the Distribution Date on which the repurchase occurs.

      The Certificates of each Series will be retired on the day following the Distribution Date on which the final payment of principal is scheduled to be made to the Certificateholders, whether as a result of optional reassignment to the Transferor or otherwise. Each Prospectus Supplement will specify the final date on which principal and interest with respect to the related Series of Certificates will be scheduled to be distributed (the "SERIES TERMINATION DATE"); provided, however, that the Certificates may be subject to prior termination as provided above. If the Investor Interest is greater than zero on the Series Termination Date, the Master Trust Trustee or Servicer may be required to sell or cause to be sold certain Receivables in the manner provided in the Pooling and Servicing Agreement and Series Supplement and to pay the net proceeds of such sale and any collections on the Receivables, in an amount at least equal to the sum of the Investor Interest and the Enhancement Invested Amount, if any, with respect to such Series plus accrued interest due thereon.

      Unless the Servicer and the holder of the Transferor Certificate instruct the Master Trust Trustee otherwise, the Master Trust will terminate on the earliest of (a) the day after the Distribution Date on which the aggregate Investor Interest and Enhancement Invested Amount or Collateral Interest, if any, with respect to each Series outstanding is zero, (b) August 31, 2016, or (c) if the Receivables are sold, disposed of or liquidated following the occurrence of an insolvency event, immediately following such sale, disposition or liquidation (such date, the "TRUST TERMINATION DATE"). Upon the termination of the Master Trust and the surrender of the Transferor Certificate, the Master Trust Trustee shall convey to the holder of the Transferor Certificate all right, title and interest of the Master Trust in and to the Receivables and other funds of the Master Trust.

PAY OUT EVENTS

      Unless otherwise specified in the related Prospectus Supplement, as described above, the Revolving Period will continue through the date specified in the related Prospectus Supplement unless a Pay Out Event occurs prior to such date. A Pay Out Event occurs with respect to all Series issued by the Master Trust upon the occurrence of one of the following events:

      (a) certain events of insolvency or receivership relating to the Transferor;

      (b) the Transferor is unable for any reason to transfer Receivables to the Master Trust in accordance with the provisions of the Pooling and Servicing Agreement; or

      (c) the Master Trust becomes subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      In addition, a Pay Out Event may occur with respect to any Series upon the occurrence of any other event specified in the related Prospectus Supplement. On the date on which a Pay Out Event is deemed to have occurred, the Rapid Amortization Period will commence. If, because of the occurrence of a Pay Out Event, the Rapid Amortization Period begins earlier than the scheduled commencement of an Amortization Period or prior to a Scheduled Payment Date, Certificateholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the Certificates.

      In addition to the consequences of a Pay Out Event discussed above, unless otherwise specified in the related Prospectus Supplement, if pursuant to certain provisions of federal law, the Transferor voluntarily enters liquidation or a receiver is appointed for the Transferor, on the day of such event the Transferor will immediately cease to transfer Principal Receivables to the Master Trust and promptly give notice to the Master Trust Trustee of such event. Within 15 days, the Master Trust Trustee will publish a notice of the liquidation or the appointment stating that the Master Trust Trustee intends to sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner. Unless otherwise instructed within a specified period by Certificateholders representing undivided interests aggregating more than 50% of the Investor Interest of each such Series (or if any Series has more than one Class, of each Class, and any other person specified in the Pooling and Servicing Agreement or a Series Supplement) issued and outstanding, the Master Trust Trustee will sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale, disposition or liquidation of the Receivables will be treated as collections of the Receivables and applied as specified above in "-- Application of Collections" and in the related Prospectus Supplement.

      If the only Pay Out Event to occur is either the insolvency of the Transferor or the appointment of a conservator or receiver for the Transferor, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Rapid Amortization Period. In addition, a conservator or receiver may have the power to cause the early sale of the Receivables and the early retirement of the Certificates. See "Certain Legal Aspects of the Receivables -- Certain Matters Relating to Receivership."

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      Unless otherwise specified in the related Prospectus Supplement, for each Series of Certificates, the Servicer's compensation for its servicing activities and reimbursement for its expenses will take the form of the payment to it of a fee (the "SERVICING Fee") payable at the times and in the amounts specified in the related Prospectus Supplement. The Investor Servicing Fee will be funded from collections of Finance Charge Receivables allocated to the Investor Interest and will be paid each month, or on such other specified periodic basis, from amounts so allocated and on deposit in the Finance Charge Account (which, if so specified in the related Prospectus Supplement, may include all or a portion of the Interchange arising from the Accounts) or, in certain limited circumstances, from amounts available from Enhancement and other sources, if any. The remainder of the servicing fee will be allocable to the Transferor Interest, the Investor Interests of any other Series issued by the Master Trust and the interest represented by the Enhancement Invested Amount or the Collateral Interest, if any, with respect to such Series, as described in the related Prospectus Supplement. Neither the Master Trust nor the Certificateholders will have any obligation to pay the portion of the servicing fee allocable to the Transferor Interest.

      The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables including, without limitation, payment of the fees and disbursements of the Master Trust Trustee and independent certified public accountants and other fees which are not expressly stated in the Pooling and Servicing Agreement to be payable by the Master Trust or the Certificateholders other than federal, state and local income and franchise taxes, if any, of the Master Trust.

CERTAIN MATTERS REGARDING THE TRANSFEROR AND THE SERVICER

      The Chase Manhattan Bank ("CMB"), an affiliate of Chase USA, initially will service the Receivables. In certain limited circumstances, CMB may resign or be removed, in which event the Master Trust Trustee or a third party servicer may be appointed as successor servicer (CMB, or any such successor servicer, is referred to herein as the "Servicer"). CMB is a wholly-owned subsidiary of the Corporation. The principal executive office of CMB is located at 270 Park Avenue, New York, New York 10017, telephone number (212) 270-6000. CMB has delegated some of its servicing duties to FDR and has delegated substantially all of its other servicing duties to Chase USA effective as of June 1, 1996. The Servicer will receive the Servicing Fee as servicing compensation from the Master Trust in respect of each Series in the amounts and at the times specified in the related Prospectus Supplement. The Servicing Fee may be payable from Finance Charge Receivables, Interchange or other amounts as specified in the related Prospectus Supplement.

      With respect to each Series of Certificates, the Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement, except upon determination that performance of its duties is no longer permissible under applicable law. No such resignation will become effective until the Master Trust Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Pooling and Servicing Agreement. CMB has delegated some of its servicing duties to FDR and substantially all of its other servicing duties to the Bank; however, such delegation does not relieve it of its obligation to perform such duties in accordance with the Pooling and Servicing Agreement.

      The Pooling and Servicing Agreement will provide that the Servicer will indemnify the Master Trust and Master Trust Trustee from and against any reasonable loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the Servicer with respect to the activities of the Master Trust or the Master Trust Trustee; provided, however, that the Servicer shall not indemnify (a) the Master Trust Trustee for liabilities imposed by reason of fraud, negligence, or willful misconduct by the Master Trust Trustee in the performance of its duties under the Pooling and Servicing Agreement, (b) the Master Trust, the Certificateholders or the Certificate Owners for liabilities arising from actions taken by the Master Trust Trustee at the request of Certificateholders, (c) the Master Trust, the Certificateholders or the Certificate Owners for any losses, claims, damages or liabilities incurred by any of them in their capacities as investors, including without limitation, losses incurred as a result of defaulted Receivables or Receivables which are written off as uncollectible or (d) the Master Trust, the Certificateholders, or the Certificate Owners for any liabilities, costs or expenses of the Master Trust, the Certificateholders, or the Certificate Owners arising under any tax law, including without limitation, any federal, state or local income or franchise tax or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Master Trust, the Certificateholders or the Certificate Owners in connection with the Pooling and Serv icing Agreement to any taxing authority.

      In addition, the Pooling and Servicing Agreement will provide that, subject to certain exceptions, the Transferor will indemnify an injured party for any losses, claims, damages or liabilities (other than those incurred by a Certificateholder as an investor in the Certificates or those which arise from any action of a Certificateholder) arising out of or based upon the arrangement created by the Pooling and Servicing Agreement as though the Pooling and Servicing Agreement created a partnership under the New York Revised Limited Partnership Act in which the Transferor is a general partner.

      The Pooling and Servicing Agreement will provide that neither the Transferor nor the Servicer nor any of their respective directors, officers, employees or agents will be under any other liability to the Master Trust, Master Trust Trustee, Certificateholders, or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the Pooling and Servicing Agreement. Neither the Transferor, the Servicer, nor any of their respective directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of the Transferor, the Servicer or any such person in the performance of its duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the Pooling and Servicing Agreement will provide that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Pooling and Servicing Agreement and which in its opinion may expose it to any expense or liability.

      The Pooling and Servicing Agreement will provide that, in addition to Exchanges, if applicable, the Bank may transfer its interest in all or a portion of the Transferor Certificate, provided that prior to any such transfer (a) the Master Trust Trustee receives written notification from each Rating Agency that such transfer will not result in a lowering of its then existing rating of the Certificates of each outstanding Series rated by it and (b) the Master Trust Trustee receives a Tax Opinion.

      Any person into which, in accordance with the Pooling and Servicing Agreement, the Transferor or the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the Transferor or the Servicer is a party, or any person succeeding to the business of the Transferor or the Servicer, upon execution of a supplement to the Pooling and Servicing Agreement and delivery of an opinion of counsel with respect to the compliance of the transaction with the applicable provisions of the Pooling and Servicing Agreement, will be the successor to the Transferor or the Servicer, as the case may be, under the Pooling and Servicing Agreement.

SERVICER DEFAULT

      Unless otherwise specified in the related Prospectus Supplement, in the event of any Servicer Default (as defined below), either the Master Trust Trustee or Certificateholders representing undivided interests aggregating more than 50% of the Investor Interests for all Series of Certificates of the Master Trust, by written notice to the Servicer (and to the Master Trust Trustee if given by the Certificateholders), may terminate all of the rights and obligations of the Servicer as servicer under the Pooling and Servicing Agreement and in and to the Receivables and the proceeds thereof and the Master Trust Trustee may appoint a new Servicer (a "SERVICE TRANSFER"). The rights and interest of the Transferor under the Pooling and Servicing Agreement and in the Transferor Interest will not be affected by such termination. The Master Trust Trustee shall as promptly as possible appoint a successor Servicer. If no such Servicer has been appointed and has accepted such appointment by the time the Servicer ceases to act as Servicer, all authority, power and obligations of the Servicer under the Pooling and Servicing Agreement shall pass to and be vested in the Master Trust Trustee. If the Master Trust Trustee is unable to obtain any bids from eligible servicers and the Servicer delivers an officer's certificate to the effect that it cannot in good faith cure the Servicer Default which gave rise to a transfer of servicing, and if the Master Trust Trustee is legally unable to act as successor Servicer, then the Master Trust Trustee shall give the Transferor the right of first refusal to purchase the Receivables on terms equivalent to the best purchase offer as determined by the Master Trust Trustee.

      Unless otherwise specified in the related Prospectus Supplement, "SERVICER DEFAULT" under the Pooling and Servicing Agreement refers to any of the following events:

      (a) failure by the Servicer to make any payment, transfer or deposit, or to give instructions to the Master Trust Trustee to make certain payments, transfers or deposits, on the date the Servicer is required to do so under the Pooling and Servicing Agreement or any Series Supplement (or within the applicable grace period, which shall not exceed 10 business days);

      (b) failure on the part of the Servicer duly to observe or perform in any respect any other covenants or agreements of the Servicer which has a material adverse effect on the Certificateholders of any Series issued and outstanding under such Master Trust and which continues unremedied for a period of 60 days after written notice and continues to have a material adverse effect on such Certificateholders; or the delegation by the Servicer of its duties under the Pooling and Servicing Agreement, except as specifically permitted thereunder;

      (c) any representation, warranty or certification made by the Servicer in the Pooling and Servicing Agreement, or in any certificate delivered pursuant to the Pooling and Servicing Agreement, proves to have been incorrect when made which has a material adverse effect on the Certificateholders of any Series issued and outstanding under such Master Trust, and which continues to be incorrect in any material respect for a period of 60 days after written notice and continues to have a material adverse effect on such Certificateholders;

      (d) the occurrence of certain events of bankruptcy, insolvency or receivership of the Servicer, or

      (e) such other event specified in the related Prospectus Supplement.

      Unless otherwise stated in the related Prospectus Supplement, notwithstanding the foregoing, a delay in or failure of performance referred to in clause (a) above for a period of 10 business days, or referred to under clause (b) or (c) for a period of 60 business days, shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling and Servicing Agreement, and the Servicer shall provide the Master Trust Trustee, any provider of Enhancement and/or any issuer of any third-party Credit Enhancement (a "CREDIT ENHANCEMENT PROVIDER"), the Transferor and the holders of Certificates of each Series issued and outstanding under the Master Trust prompt notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts to perform its obligations.

      In the event of a Servicer Default, if a conservator or receiver is appointed for the Servicer and no Servicer Default other than such conservatorship or receivership or the insolvency of the Servicer exists, the conservator or receiver may have the power to prevent either the Master Trust Trustee or the majority of the Certificateholders from effecting a Service Transfer.

REPORTS TO CERTIFICATEHOLDERS

      Unless otherwise specified in the related Prospectus Supplement, for each Series of Certificates offered hereby, on each Distribution Date, or as soon thereafter as is practicable, as specified in the related Prospectus Supplement, the Paying Agent will forward to each Certificateholder of record a statement prepared by the Servicer setting forth, among other things: (a) the total amount distributed, (b) the amount of distribution on such Distribution Date allocable to principal on the Certificates, (c) the amount of such distribution allocable to interest on the Certificates, (d) the amount of collections of Principal Receivables processed during the preceding month or months since the last Distribution Date and allocated in respect of the Certificates, (e) the aggregate amount of Principal Receivables, the Investor Interest and the Investor Interest as a percentage of the aggregate amount of the Principal Receivables in the Master Trust as of the end of the last day of the preceding Monthly Period or Periods since the last Distribution Date, (f) the aggregate outstanding balance of Accounts which are at least a specified number of days delinquent by class of delinquency as of the end of the last day of the preceding Monthly Period or Periods since the last Distribution Date, (g) the aggregate Investor Default Amount for the preceding Monthly Period or Periods since the last Distribution Date, (h) the amount of Investor Charge-Offs for the preceding Monthly Period or Periods since the last Distribution Date and the amount of reimbursements of previous Investor Charge-Offs for the preceding Monthly Period or Periods since the last Distribution Date, (i) the amount of the Investor Servicing Fee for the preceding Monthly Period or Periods since the last Distribution Date, (j) the amount available under any Enhancement and Credit Enhancement, if any, as of the close of business on such Distribution Date, (k) the "pool factor" as of the end of the related Record Date (consisting of a seven-digit decimal expressing the ratio of the Investor Interest to the initial Investor Interest), (l) the aggregate amount of collections on Finance Charge Receivables and annual membership fees processed during the preceding Monthly Period or Periods since the last Distribution Date, (m) the Portfolio Yield (as such term is defined in the related Prospectus Supplement and relating to such Series) for the preceding Monthly Period or Periods since the last Distribution Date and (n) certain information relating to the floating or variable Certificate Rates, if applicable, for the Monthly Period or Periods ending on such Distribution Date. In the case of a Series of Certificates having more than one Class, the statements forwarded to Certificateholders will provide information as to each Class of Certificates, as appropriate.

      On or before January 31 of each calendar year or such other date as specified in the related Prospectus Supplement, the Paying Agent will furnish to each person who at any time during the preceding calendar year was a Certificateholder of record, a statement prepared by the Servicer containing the information required to be contained in the regular monthly report to Certificateholders, as set forth in clauses (a), (b) and (c) above aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder, together with such other customary information (consistent with the treatment of the Certificates as debt) as the Master Trust Trustee or the Servicer deems necessary or desirable to enable the Certificateholders to prepare their United States tax returns.

EVIDENCE AS TO COMPLIANCE

      Unless otherwise specified in the related Prospectus Supplement, the Pooling and Servicing Agreement will provide that on or before March 31 of each calendar year, or such other date as specified in the related Prospectus Supplement, the Servicer will cause a firm of independent certified public accountants to furnish (i) a report to the effect that such accounting firm has examined management's assertion that, as of the date of such report, the system of internal control over servicing of securitized credit card receivables met the criteria for effective internal control described in the report entitled "Internal Control-Integrated Framework" issued by the Committee of Sponsoring Organizations of the Treadway Commission ("COSO") and that in their opinion, management's assertion is fairly stated, in all material respects and (ii) a report, prepared using generally accepted attestation standards to the effect that such accountants have compared the amounts set forth in at least two of the monthly certificates forwarded by the Servicer during the period covered by such report (which shall be the twelve-month period ending on December 31 of the preceding calendar year) with the Servicer's computer reports which were the source of such amounts and found them to be in agreement or shall disclose any exceptions noted and that such firm has recalculated the mathematical accuracy of amounts derived in the monthly certificates.

      The Pooling and Servicing Agreement will provide for delivery to the Master Trust Trustee on or before August 31 of each calendar year, or such other date as specified in the related Prospectus Supplement, of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fully performed its obligations under the Pooling and Servicing Agreement throughout the preceding year, or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default.

AMENDMENTS

      Unless otherwise specified in the related Prospectus Supplement, the Pooling and Servicing Agreement and any Series Supplement may be amended by the Transferor, the Servicer and the Master Trust Trustee, without the consent of Securityholders of any Series then outstanding, to cure any ambiguity, to revise certain exhibits and schedules, to correct or supplement any provision therein which may be inconsistent with any other provision therein, or to add any other provisions with respect to matters or questions arising thereunder which are not inconsistent with the provisions of the Pooling and Servicing Agreement or Series Supplement. No such amendment, however, may adversely affect in any material respect the interests of the Securityholders of any Series then outstanding.

      The Pooling and Servicing Agreement and any related Series Supplement may be amended by the Transferor, the Servicer and the Master Trust Trustee without the consent of any of the Certificateholders of any Series then outstanding for the purpose of adding, changing or eliminating any provision thereof or any right of the holders of Certificates thereunder, provided that (i) the Servicer shall have furnished the Master Trust Trustee with an officer's certificate to the effect that the amendment will not materially and adversely affect the interests of any Certificateholders, (ii) such amendment will not cause the Master Trust to be characterized as a corporation for federal income tax purposes or otherwise have a material adverse effect on the federal income taxation of any Series and (iii) the Servicer shall have given each Rating Agency ten business days' prior written notice of such amendment and shall have received written confirmation from each Rating Agency that the rating of the Certificates of any Series will not be reduced or withdrawn as a result of such amendment. No such amendment, however, may effect any of the amendments that require unanimous Certificateholder consent as set forth in the next paragraph, or (i) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on Certificates of any Series, (ii) change the definition of or the manner of calculating the interest of any Certificateholder of any Series, (iii) alter the requirements for changing the percentage by which the Minimum Transferor Interest for Certificates of any Series is determined, (iv) change the manner in which the Transferor Interest of any Series is determined or (v) reduce the percentage required in the following paragraphs to consent to such amendment.

      The Pooling and Servicing Agreement may also be amended by the Transferor, the Servicer and the Master Trust Trustee with the consent of the holders of the Certificates evidencing undivided interests aggregating more than 50% of the Investor Interest of each Series adversely affected for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of holders of Certificates. No such amendment, however, may (a) reduce in any manner the amount of, or delay the timing of, distributions required to be made on any Certificate of such Series without the consent of all the related Certificateholders, (b) change the definition of or the manner of calculating the Investor Interest, the Investor Percentage or the Investor Default Amount of such Series without the consent of each holder of Certificates adversely affected thereby or (c) reduce the aforesaid percentage of undivided interests the holders of which are required to consent to any such amendment, without the consent of each holder of Certificates and Series Certificates of all Series affected thereby.

LIST OF CERTIFICATEHOLDERS

      With respect to each Series of Certificates, upon written request of Certificateholders of record representing undivided interests in the Master Trust aggregating not less than 10% (or such other percentage specified in the related Prospectus Supplement) of the Investor Interest, the Master Trust Trustee after having been adequately indemnified by such Certificateholder for its costs and expenses, and having given the Servicer notice that such request has been made, will afford such Certificateholders access during business hours to the current list of Certificateholders of the Master Trust for purposes of communicating with other Certificateholders with respect to their rights under the Pooling and Servicing Agreement. See "-- Book-Entry Registration" and "-- Definitive Securities" above.

THE MASTER TRUST TRUSTEES

      The Prospectus Supplement for each Series will specify the Master Trust Trustee under the Pooling and Servicing Agreement. The Transferor, the Servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the Master Trust Trustee and its affiliates. The Master Trust Trustee, the Transferor, the Servicer and any of their respective affiliates may hold Certificates in their own names. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Master Trust Trustee shall have the power to appoint a co-trustee or separate trustees of all or any part of the Master Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Master Trust Trustee by the Pooling and Servicing Agreement shall be conferred or imposed upon the Master Trust Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Master Trust Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Master Trust Trustee.

      The Master Trust Trustee may resign at any time, in which event the Transferor will be obligated to appoint successor trustees. The Transferor may also remove the Master Trust Trustee if the Master Trust Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Master Trust Trustee becomes insolvent. In such circumstances, the Transferor will be obligated to appoint a successor Master Trust Trustee. Any resignation or removal of the Master Trust Trustee and appointment of a successor Master Trust Trustee does not become effective until acceptance of the appointment by the successor Master Trust Trustee.


                           DESCRIPTION OF THE NOTES

      The following is a summary of the provisions common to each Series of Notes. This summary is qualified in its entirety by reference to the provisions of the related Note Documents.

GENERAL

      The Notes will be issued by an Owner Trust pursuant to the terms of an Indenture. Pursuant to the Indenture, the Owner Trust will pledge certain collateral to the Indenture Trustee to secure the payment of the Notes. The collateral for each Series of Notes will include a Series Certificate issued by a Master Trust. For a summary of the provisions common to each Series Certificate, see "Description of the Certificates." Each Owner Trust will issue one or more Classes of Notes which may have different maturity dates, interest rates, priorities of payments and debt ratings.

      For each Owner Trust, the Transferor will own the residual interest. Amounts paid to the Owner Trust as holder of a Series Certificate that are not payable in respect of the Notes issued by such Owner Trust will be distributed to the Transferor.

PRINCIPAL AND INTEREST ON THE NOTES

      The timing and priority of payment, seniority, allocations of losses, Note Rate and amount of or method of determining payments of principal and interest on each Class of Notes of a given Series will be described in the related Prospectus Supplement. The right of holders of any Class of Notes to receive payments of principal and/or interest may be senior or subordinate to the rights of holders of any other Class or Classes of Notes of such Series, as described in the related Prospectus Supplement. Payments of interest on the Notes of such Series may be made prior to payments of principal thereon. The dates for payments of interest and principal on the Notes of such Series may be different from the Distribution Dates for the Series Certificates of such Series. One or more Classes of Notes of a Series may be redeemable in whole or in part under the circumstances specified in the related Prospectus Supplement, including on the scheduled final payment date or as a result of the Transferor exercising its option under the Pooling and Servicing Agreement for the Master Trust to purchase the related Series Certificates issued by the Master Trust. See "Description of the Certificates -- Final Payment of Principal; Termination."

      To the extent specified in any Prospectus Supplement, one or more Classes of Notes of a given Series may have fixed principal payment schedules. Noteholders of such Notes would be entitled to receive as payments of principal on any given Distribution Date the applicable amounts set forth on such schedule with respect to such Notes, in the manner and to the extent set forth in the related Prospectus Supplement.

      If so specified in the related Prospectus Supplement, payments to holders of the Notes (the "NOTEHOLDERS") of a Class or all Classes within a Series in respect of interest will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any of the dates specified for payments in the related Prospectus Supplement, in which case each Class of Noteholders will receive its ratable share (based upon the aggregate amount of interest due to such Class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes of such Series.

      In the case of a Series of Notes which includes two or more Classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such Class will be set forth in the related Prospectus Supplement. Payments in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such Class will be set forth in the related Prospectus Supplement. Payments in respect of principal and interest of any Class of Notes will be made on a pro rata basis among all the Noteholders of such Class.

THE INDENTURES

      With respect to each Owner Trust, one or more Classes of Notes of the related Series will be issued pursuant to the terms of an Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

      Events of Default: Rights Upon Event of Default. With respect to the Notes of a given Series, unless otherwise specified in the related Prospectus Supplement, "EVENTS OF DEFAULT" under the related Indenture will consist of (a) failure by the Owner Trust to pay interest or principal on their respective payments dates, (b) the Owner Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and (c) the occurrence of certain events of bankruptcy with respect to the Owner Trust.

      If an Event of Default should occur and be continuing with respect to the Notes of any Series, unless otherwise specified in the related Prospectus Supplement, the related Indenture Trustee or holders of a majority in principal amount of such Notes then outstanding may declare the principal of such Notes to be immediately due and payable. Unless otherwise specified in the related Prospectus Supplement, such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of such Notes then outstanding.

      If the Notes of any Series are declared to be due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on the related Owner Trust estate, exercise remedies as a secured party, sell the related Owner Trust estate or elect to have the related Owner Trust maintain possession of such Owner Trust estate and continue to apply collections on such Owner Trust estate as if there had been no declaration of acceleration. Unless otherwise specified in the related Prospectus Supplement, however, the related Indenture Trustee is prohibited from selling the related Owner Trust estate following an Event of Default, unless (i) the holders of all such outstanding Notes consent to such sale,
(ii) the proceeds of such sale are sufficient to pay in full the principal and the accrued interest on such outstanding Notes at the date of such sale, or (iii) there has been an Event of Default arising from a failure to make a required payment of principal or interest on any such Notes, and such Indenture Trustee determines that the proceeds of the Owner Trust estate would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such obligations had not been declared due and payable, and such Indenture Trustee obtains the consent of the holders of sixty-six and two-thirds percent of the aggregate outstanding principal amount of such Notes.

      If an Event of Default occurs and is continuing with respect to a Series of Notes, the related Indenture Trustee will be under no obligation to exercise any of the rights or powers under the related Indenture at the request or direction of any of the holders of such Notes, if such Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the related Indenture, the holders of a majority in principal amount of the outstanding Notes of a given Series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the related Indenture Trustee, and the holders of a majority in principal amount of such Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of such Indenture that cannot be modified without the waiver or consent of all the holders of such outstanding Notes.

      If the Indenture Trustee seeks to foreclose on the Owner Trust estate and liquidate the Series Certificate, the ability to liquidate the Series Certificate in foreclosure is subject to certain restrictions on transferability applicable to the Series Certificate set forth in the applicable Series Supplement. Such restrictions include: (a) a requirement that no more than ninety-nine persons hold interests in the Master Trust (including the Series Certificate) with respect to which an opinion has not been rendered for federal income tax purposes that such interests would be treated as debt and (b) limitations on the nature of the potential purchasers of the Series Certificate (for example, (i) any foreign purchaser must certify that its ownership of the Series Certificate is effectively connected with a trade or business within the United States,
(ii) any potential purchaser that is a partnership, Subchapter S corporation or grantor trust for federal income tax purposes shall be required to represent that its interest in the Series Certificate represents less than a specified percentage of its assets and (iii) a potential purchaser shall not be an employee benefit plan, a Plan or any entity whose underlying assets include "plan assets"). In addition, any transfer of the Series Certificate in foreclosure will be subject to the requirement that each purchaser of an interest in the Series Certificate deliver to the Master Trust Trustee and the Transferor an investment letter relating to compliance with applicable securities laws and other restrictions as set forth in the applicable Series Supplement. Pursuant to the terms of the Series Supplement, the Transferor and the Servicer will agree to facilitate the transfer of the Series Certificate consistent with the requirements for transfer of the Series Certificate in the event of a foreclosure.

      Unless and to the extent the related Prospectus Supplement specifies other circumstances in which a holder of a Note of a Series will have the right to institute the proceedings described below, no holder of such a Note will have the right to institute any proceeding with respect to the related Indenture unless (i) such holder has previously given written notice to the related Indenture Trustee of a continuing Event of Default,
(ii) the holders of not less than 25% in principal amount of the outstanding Notes of such Series have made written request to such Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered such Indenture Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request, (iv) such Indenture Trustee has for 60 days after receipt of such notice, request and offer of indemnity failed to institute such proceeding, and (v) no direction inconsistent with such written request has been given to such Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes.

      In addition, each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time institute against the related Owner Trust or Master Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

      With respect to any Owner Trust, neither the related Indenture Trustee nor the related Owner Trustee in its individual capacity, nor any holder of a certificate representing an ownership interest in such Owner Trust or any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related Notes or for the agreements of such Owner Trust contained in the related Indenture.

      Modification of Indenture. With respect to each Owner Trust that has issued Notes pursuant to an Indenture, such Owner Trust and the related Indenture Trustee may, with the consent of the holders of a majority of the outstanding Notes of the related Series, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related Noteholders.

      Unless otherwise specified in the related Prospectus Supplement with respect to a Series of Notes, without the consent of the holder of each such outstanding Note affected thereby, no supplemental indenture will: (i) change the date of payment of any installment of principal of or interest on any such Note or reduce the principal amount thereof, the Note Rate specified thereon or the redemption price with respect thereto or change any place of payment where, or the coin or currency in which, any such Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes of such Series, the consent of the holders of which is required (a) for any such supplemental indenture or (b) for any waiver of compliance with certain provisions of the related Indenture or of certain defaults thereunder and their consequences as provided for in such Indenture; (iv) modify or alter the provisions of the related Indenture regarding the voting of Notes held by the Master Trust, any other obligor on such Notes, the Transferor or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of such Notes required to direct the related Indenture Trustee to sell or liquidate the Owner Trust estate, the consent of the holders of which is required if the proceeds of such sale or liquidation would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes of such Series; (vi) decrease the percentage of the aggregate principal amount of such Notes required to amend the sections of the related Indenture that specify the applicable percentage of aggregate principal amount of the Notes of such Series necessary to amend such Indenture or certain other related agreements; (vii) modify any provisions of the Indenture in such a manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any date on which payment on the Notes issued by the Owner Trust is made (each a "PAYMENT DATE") (including the calculation of any of the individual components of such calculation); or (viii) permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for such Notes or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any such Note of the security afforded by the lien of such Indenture.

      Unless otherwise provided in the related Prospectus Supplement, the related Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders of the related Series, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of such Noteholders; provided that
(a) such action will not materially and adversely affect the interest of any such Noteholder, and (b) each Rating Agency will provide confirmation that such change will not result in such Rating Agency's reducing or withdrawing its rating on any then outstanding Notes rated by it

CERTAIN COVENANTS

      Each Indenture will provide that the related Owner Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes such Owner Trust's obligation to make due and punctual payments of principal and interest on the Notes of the related series and the performance or observance of every agreement and covenant of such Owner Trust under the Indenture, (iii) such entity is not an "investment company" as defined in the Investment Company Act of 1940, as amended, (iv) no Event of Default with respect to such Series shall have occurred and be continuing immediately after such merger or consolidation,
(v) such Owner Trust has been advised that the rating of the Notes of such Series, if any, then in effect would not be downgraded or withdrawn by the related Rating Agencies as a result of such merger or consolidation, (vi) such action as was necessary to maintain the lien and security interest created by such Indenture shall have been taken, and (vii) such Owner Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to such Owner Trustor to any related Noteholder.

      Each Owner Trust will not, among other things, (i) except as expressly permitted by the related Indenture, Deposit and Administration Agreements or certain related documents with respect to such Owner Trust (collectively, the "RELATED DOCUMENTS"), sell, transfer, exchange or otherwise dispose of any of the properties or assets of such Owner Trust,
(ii) claim any credit on or make any deduction from the principal or interest payable in respect of the Notes of the related Series (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon such Owner Trust, (iii) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such Notes under such Indenture except as may be expressly permitted thereby, (iv) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of such Owner Trust or any party thereof, or any interest therein or the proceeds thereof, or (v) permit any lien of such Indenture not to constitute a valid first priority security interest in such Owner Trust.

      No Owner Trust may engage in any activity other than as specified in this Prospectus and in the related Prospectus Supplement. No Owner Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture, or otherwise in accordance with the Related Documents.

      Annual Compliance Statement. Each Owner Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

      Indenture Trustee's Annual Report. The Indenture Trustee for each Owner Trust will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the related Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Owner Trust to the related Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects the related Notes and that has not been previously reported.

      List of Noteholders. Upon the issuance of Definitive Notes, three or more holders of the Notes (each of whom has owned a Note for at least six months) may, by written request to the Indenture Trustee pursuant to the terms of the Indenture, obtain access to the list of all Noteholders maintained by the Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the Indenture or the Notes. The Indenture Trustee may elect not to afford the requesting Noteholders access to the list of such Noteholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting Noteholders, to all Noteholders of record.

      Satisfaction and Discharge of Indenture. An Indenture will be discharged with respect to the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of all such Notes.

THE INDENTURE TRUSTEE

      The Indenture Trustee for a Series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any Series may resign at any time, in which event the Administrator of the related Owner Trust will be obligated to appoint a successor indenture trustee for such Series. The Administrator of the related Owner Trust may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances, the Administrator of the related Owner Trust will be obligated to appoint a successor Indenture Trustee for the related Series of Notes. If an Event of Default occurs under an Indenture and the related Prospectus Supplement provides that a given class of Notes of the related Series is subordinated to one or more other Classes of Notes of such Series, pursuant to the Trust Indenture Act of 1939, as amended, the related Indenture Trustee may be deemed to have a conflict of interest and be required to resign as Indenture Trustee for one or more of such Classes of Notes. In any such case, the related Indenture will provide for a successor Indenture Trustee to be appointed for one or more of such classes of Notes and may provide for rights of senior Noteholders to consent to or direct actions by the related Indenture Trustee which are different from those of subordinated Noteholders. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee for any series of Notes will not become effective until acceptance of the appointment by the successor Indenture Trustee for such series.

TRANSFER AND ASSIGNMENT OF THE SERIES CERTIFICATE

      On the Closing Date for any Series of Notes, the Transferor will deposit in the Owner Trust, without recourse, all of its right, title and interest in and to a Series Certificate pursuant to a Deposit and Administration Agreement. The Owner Trustee, on behalf of the Owner Trust, will, concurrently with such deposit on such Closing Date, execute, and the Indenture Trustee will authenticate and deliver, the Notes.

REPORTS TO NOTEHOLDERS

      With respect to each Owner Trust, on or prior to each Transfer Date, the Administrator will provide to the Indenture Trustee for the Indenture Trustee to forward to each Noteholder of record of the related Series, and to the Owner Trustee, a statement setting forth (to the extent applicable) the following information as to the Notes with respect to the related Payment Date or the period since the previous Payment Date, as applicable:

      (i) the amount of the distribution allocable to principal of the Notes;

      (ii) the amount of the distribution allocable to interest on or with respect to the
      Notes;

      (iii) the aggregate outstanding principal balance of the Notes after giving effect to all payments reported under clause (i) above on such date; and

      (iv) the amount on deposit in a Note Reserve Account, if any, on such Payment Date, after giving effect to all transfers and withdrawals therefrom and all transfers and deposits thereto on such Payment Date, and the amount required to be on deposit in the Note Reserve Account on such date.

      Each amount set forth pursuant to clauses (i) and (ii) above will be expressed as a dollar amount per $1,000 of the initial principal balance of the Notes.

      Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Indenture, the Indenture Trustee will mail to each person who at any time during such calendar year has been a Noteholder and received any payment on the Notes, a statement containing certain information for the purposes of such Noteholder's preparation of federal income tax returns. See "Tax Matters."

CERTAIN MATTERS REGARDING THE ADMINISTRATOR

      The Bank, in its capacity as administrator (the "ADMINISTRATOR") under the Deposit and Administration Agreement, will agree, to the extent provided in the Deposit and Administration Agreement, to provide the notices and to perform on behalf of the Owner Trust certain other administrative obligations required by the Indenture.

AMENDMENT

      With respect to each Series, each of the Deposit and Administration Agreement and the Trust Agreement (together, the "TRANSACTION AGREEMENTS") may be amended by the parties thereto with the written consent of the Indenture Trustee, but without the consent of the related Noteholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of any such Transaction Agreement or of modifying in any manner the rights of such Noteholders; provided, however, that such amendment will not, (i) as evidenced by an officer's certificate from the Transferor addressed and delivered to the Indenture Trustee and the Owner Trustee, materially and adversely affect the interest of any Noteholder and (ii) as evidenced by an opinion of counsel, cause the Owner Trust to be classified as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes. In addition, each of the Transaction Agreements may be amended by the parties thereto with the written consent of the Indenture Trustee, and with the consent of the holders of Notes evidencing at least a majority of the then outstanding principal amount of the Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transaction Agreements or of modifying in any manner the rights of Noteholders; provided, however, that such action will not, as evidenced by an opinion of counsel, cause the Owner Trust to be classified as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes; provided, further, that without the consent of the holders of all of the Notes then outstanding, no such amendment shall
(i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments in respect of the Series Certificate or payments that are required to be made for the benefit of the Noteholders or (ii) reduce the aforesaid percentage of the Notes, the holders of which are required to consent to any such amendment.

TERMINATION

      With respect to each Series of Notes, the obligations of the Administrator, the Transferor, the Owner Trustee and the Indenture Trustee pursuant to the Note Documents will terminate upon the earlier of (i) the payment to Noteholders of the Note principal balance and all amounts required to be paid to them pursuant to the Transaction Agreements and (ii) the Note Maturity Date (as defined in the Prospectus Supplement).


                             CREDIT ENHANCEMENT

GENERAL

      For any Series offered hereby, "CREDIT ENHANCEMENT" may be provided with respect to one or more Classes thereof. Credit Enhancement may be in the form of the subordination of one or more Classes of the Certificates or the Notes of such Series, a letter of credit, the establishment of a cash collateral guaranty or account, a collateral interest, a surety bond, an insurance policy, a spread account, a reserve account, the use of cross support features or another method of Credit Enhancement described in the related Prospectus Supplement, or any combination of the foregoing. If so specified in the related Prospectus Supplement, any form of Credit Enhancement may be structured so as to be drawn upon by more than one Class to the extent described therein.

      The type, characteristics and amount of the Credit Enhancement for any Series or Class will be determined based on several factors, including the characteristics of the Receivables and Accounts included in the Trust Portfolio as of the Closing Date with respect to such Series and the desired rating for each Class, and will be established on the basis of requirements of each Rating Agency rating the Certificates or the Notes of such Series or Class.

      Unless otherwise specified in the related Prospectus Supplement for a Series, the Credit Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates or the Notes and interest thereon.
If losses occur which exceed the amount covered by the Credit Enhancement or which are not covered by the Credit Enhancement, Certificateholders and Noteholders, as applicable, will bear their allocable share of deficiencies.

      If Credit Enhancement is provided with respect to a Series, the related Prospectus Supplement will include a description of (a) the amount payable under such Credit Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Credit Enhancement may be reduced and under which such Credit Enhancement may be terminated or replaced and
(d) any material provision of any agreement relating to such Credit Enhancement. Additionally, the related Prospectus Supplement may set forth information with respect to any Credit Enhancement Provider, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policy holders' surplus, if applicable, and other appropriate financial information as of the date specified in the Prospectus Supplement. If so specified in the related Prospectus Supplement, Credit Enhancement with respect to a Series may be available to pay principal of the Certificates of such Series following the occurrence of certain Pay Out Events with respect to such Series. In such event, the Credit Enhancement Provider may have an interest in certain cash flows in respect of the Receivables to the extent described in such Prospectus Supplement (the "ENHANCEMENT INVESTED AMOUNT").

SUBORDINATION

      If so specified in the related Prospectus Supplement, one or more Classes of Securities of any Series will be subordinated as described in the related Prospectus Supplement to the extent necessary to fund payments with respect to the Senior Securities. The rights of the holders of any such Subordinated Securities to receive distributions of principal and/or interest on any Distribution Date for such Series will be subordinated in right and priority to the rights of the holders of Senior Securities, but only to the extent set forth in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by another Credit Enhancement. The related Prospectus Supplement will also set forth information concerning the amount of subordination of a Class or Classes of Subordinated Securities in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, and the conditions under which amounts available from payments that would otherwise be made to Holders of such Subordinated Securities will be distributed to Holders of Senior Securities. If collections of Receivables otherwise distributable to Holders of a subordinated Class of a Series will be used as support for a Class of another Series, the related Prospectus Supplement will specify the manner and conditions for applying such a cross-support feature.

LETTER OF CREDIT

      If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by one or more letters of credit. A letter of credit may provide limited protection against certain losses in addition to or in lieu of other Credit Enhancement. The issuer of the letter of credit (the "L/C BANK") will be obligated to honor demands with respect to such letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to such conditions as are specified in the related Prospectus Supplement.

CASH COLLATERAL GUARANTY OR ACCOUNT

      If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by a guaranty (the "CASH COLLATERAL Guaranty") secured by the deposit of cash or certain permitted investments in an account (the "CASH COLLATERAL ACCOUNT") reserved for the beneficiaries of the Cash Collateral Guaranty or by a Cash Collateral Account alone. The amount available pursuant to the Cash Collateral Guaranty or the Cash Collateral Account will be the lesser of amounts on deposit in the Cash Collateral Account and an amount specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth the circumstances under which payments are made to beneficiaries of the Cash Collateral Guaranty from the Cash Collateral Account or from the Cash Collateral Account directly.

COLLATERAL INTEREST

      If so specified in the related Prospectus Supplement, support for a Series of Certificates or one or more Classes thereof will be provided initially by an undivided interest in the Master Trust (the "COLLATERAL INTEREST") in an amount initially equal to a percentage of the Certificates of such Series as specified in the Prospectus Supplement. Such Series may also have the benefit of a Cash Collateral Guaranty or Cash Collateral Account with an initial amount on deposit therein, if any, as specified in the related Prospectus Supplement which will be increased (i) to the extent the Transferor elects, subject to certain conditions specified in such Prospectus Supplement, to apply collections of Principal Receivables allocable to the Collateral Interest to decrease the Collateral Interest,
(ii) to the extent collections of Principal Receivables allocable to the Collateral Interest are required to be deposited into the Cash Collateral Account as specified in such Prospectus Supplement and (iii) to the extent excess collections of Finance Charge Receivables are required to be deposited into the Cash Collateral Account as specified in such Prospectus Supplement. The total amount of the Credit Enhancement available pursuant to the Collateral Interest and, if applicable, the Cash Collateral Guaranty or Cash Collateral Account will be the lesser of the sum of the Collateral Interest and the amount on deposit in the Cash Collateral Account and an amount specified in such Prospectus Supplement. The related Prospectus Supplement will set forth the circumstances under which payments which otherwise would be made to holders of the Collateral Interest will be distributed to holders of Certificates and, if applicable, the circumstances under which payment will be made under the Cash Collateral Guaranty or under the Cash Collateral Account.

SURETY BOND OR INSURANCE POLICY

      If so specified in the related Prospectus Supplement, insurance with respect to a Series of Securities or one or more Classes thereof will be provided by one or more insurance companies. Such insurance will guarantee, with respect to one or more Classes of the related Series, distributions of interest or principal in the manner and amount specified in the related Prospectus Supplement.

      If so specified in the related Prospectus Supplement, a surety bond will be purchased for the benefit of the holders of any Series or Class of such Series to assure distributions of interest or principal with respect to such Series or Class of Securities in the manner and amount specified in the related Prospectus Supplement.

SPREAD ACCOUNT

      If so specified in the related Prospectus Supplement, support for a Series of Certificates or one or more Classes thereof will be provided by the periodic deposit of certain available excess cash flow from the Master Trust assets into an account (the "SPREAD ACCOUNT") intended to assist with subsequent distribution of interest and principal on the Certificates of such Class or Series in the manner specified in the related Prospectus Supplement.

RESERVE ACCOUNT

      If so specified in the related Prospectus Supplement, support for a Series of Securities or one or more Classes thereof will be provided by the establishment of a reserve account (the "RESERVE ACCOUNT"). The Reserve Account may be funded, to the extent provided in the related Prospectus Supplement, by an initial cash deposit, the retention of certain excess cash, certain periodic distributions of principal or interest or both otherwise payable to one or more Classes of Securities, including the Subordinated Securities, or the provision of a letter of credit, guarantee, insurance policy or other form of credit or any combination thereof. The Reserve Account will be established to assist with the subsequent distribution of principal or interest on the Securities of such Series or Class in the manner provided in the related Prospectus Supplement.


                               SECURITY RATINGS

      Any rating of the Securities by a Rating Agency will indicate:

      o its view on the likelihood that Securityholders will receive required interest and principal payments; and

      o its evaluation of the Receivables and the availability of any Credit Enhancement for the Securities.

      Among the things a rating will not indicate are:

      o     the likelihood that a Pay Out Event will occur;

      o the likelihood that a United States withholding tax will be imposed on non-U.S. Securityholders;

      o     the marketability of the Securities;

      o     the market price of the Securities; or

      o whether the Securities are an appropriate investment for any purchaser.

      A rating will not be a recommendation to buy, sell or hold the Securities. A rating may be lowered or withdrawn at any time by a Rating Agency.

      The Transferor will request a rating of the Securities offered by this Prospectus and the Prospectus Supplement from at least one Rating Agency. It will be a condition to the issuance of the Securities of each Series or Class offered pursuant to this Prospectus and the related Prospectus Supplement (including each Series that includes a Pre-Funding Account, and, with respect to any Series of Notes, the related Series Certificate) that they be rated in one of the four highest rating categories by at least one nationally recognized rating organization (each such rating agency selected by the Transferor to rate any Series, a "RATING Agency"). The rating or ratings applicable to the Securities of each Series or Class offered hereby will be set forth in the related Prospectus Supplement. Rating agencies other than those requested could assign a rating to the Securities and such a rating could be lower than any rating assigned by a Rating Agency chosen by the Transferor.


                   CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

      The Transferor will represent and warrant in the Pooling and Servicing Agreement that the transfer of Receivables by it to the Master Trust, is either a valid transfer and assignment to such Master Trust of all right, title and interest of the Transferor in and to the related Receivables, except for the interest of the Transferor as holder of the Transferor Certificate, or the grant to the Master Trust of a security interest in such Receivables. The Transferor will also represent and warrant in the Pooling and Servicing Agreement that, in the event the transfer of Receivables by the Transferor to the Master Trust is deemed to create a security interest under the Uniform Commercial Code as in effect in the State of Delaware (the "UCC") there will exist a valid, subsisting and enforceable first priority perfected security interest in such Receivables created thereafter in favor of the Master Trust on and after their creation, except for certain tax and other governmental liens, subject to the limitations described below. For a discussion of the Master Trust's rights arising from a breach of these warranties, see "Description of the Certificates -- Representations and Warranties."

      The Transferor will represent as to Receivables to be conveyed, that the Receivables are "accounts" or "general intangibles" for purposes of the UCC. Both the transfer and assignment of accounts and chattel paper and the transfer of accounts as security for an obligation are treated under
Article 9 of the UCC as creating a security interest therein and are subject to its provisions, and the filing of an appropriate financing statement is required to perfect the security interest of the Master Trust. If a transfer of general intangibles is deemed to create a security interest, the UCC applies and filing an appropriate financing statement or statements is also required in order to perfect the Master Trust's security interest. Financing statements covering the Receivables have been and will be filed with the appropriate governmental authority to protect the interests of the Master Trust in the Receivables. If a transfer of general intangibles is deemed to be a sale, then the UCC is not applicable and no further action under the UCC is required to protect the Master Trust's interest from third parties.

      There are certain limited circumstances under the UCC in which a prior or subsequent transferee of Receivables coming into existence after a Closing Date could have an interest in such Receivables with priority over such Master Trust's interest. Under the Pooling and Servicing Agreement, however, the Transferor will represent and warrant that it transferred the Receivables to the Master Trust free and clear of the lien of any third party. In addition, the Transferor has covenanted and will covenant that it will not sell, pledge, assign, transfer or grant any lien on any Receivable (or any interest therein) other than to the Master Trust. A tax or government lien or other nonconsensual lien on property of the Transferor arising prior to the time a Receivable comes into existence may also have priority over the interest of the Master Trust in such Receivable. If the FDIC were appointed as receiver of the Transferor, certain administrative expenses of the receiver may also have priority over the interest of the Master Trust in such Receivable. While CMB is the Servicer, collections will be commingled with CMB's general funds and used for CMB's benefit prior to each Distribution Date. Accordingly, in the event of the insolvency of CMB, the Master Trust may not have a perfected security interest in such collections. If the short-term deposit rating of CMB is reduced below "A-1" or "P-1" by the applicable Rating Agency, CMB will be obligated to cease commingling collections and commence depositing collections into the Collection Account within two business days after the date of processing.

CERTAIN MATTERS RELATING TO RECEIVERSHIP

      The Bank is chartered as a national banking corporation and is subject to regulation and supervision by the Comptroller. If the Bank becomes insolvent or is in an unsound condition or if certain other circumstances occur, the Comptroller is authorized to appoint the FDIC as receiver.

      The Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") sets forth certain powers that the FDIC may exercise as receiver for the Bank. The FDIC as receiver of the Bank would have the right to repudiate or disaffirm the obligations of the Bank under the Pooling and Servicing Agreement. To the extent that (i) the Transferor granted a security interest in the Receivables to the Master Trust, (ii) the interest was validly perfected before the Transferor's insolvency,
(iii) the interest was not taken or granted in contemplation of the Transferor's insolvency or with the intent to hinder, delay or defraud the Transferor or its creditors, (iv) the Pooling and Servicing Agreement is continuously a record of the Bank, and (v) the Pooling and Servicing Agreement represents a bona fide and arm's-length transaction undertaken for adequate consideration in the ordinary course of business and that the Master Trust Trustee is the secured party and is not an insider or affiliate of the Transferor, such valid perfected security interest of the Master Trust Trustee would be enforceable (to the extent of the Master Trust's "actual direct compensatory damages") notwithstanding the insolvency of, or the appointment of a receiver or conservator for, the Transferor and the subsequent repudiation or disaffirmation of the Pooling and Servicing Agreement. Thus payments to the Master Trust with respect to the Receivables (up to the amount of such damages) should not be subject to an automatic stay of payment or to recovery by the FDIC as conservator or receiver of the Transferor. If, however, the FDIC were to require the Master Trust Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under FIRREA, or the conservator or receiver were to request a stay of proceedings with respect to the Transferor as provided under FIRREA, delays in payments on the Certificates and possible reductions in the amount of those payments could occur.

      Upon repudiation or disaffirmation, assuming the transaction meets the requirements described above, the FDIC is obligated to pay to the investors "actual direct compensatory damages" determined as of the date of the appointment of the receiver. The FDIC does not define "actual direct compensatory damages." The staff of the FDIC takes the position that upon repudiation or disaffirmation such damages would not include interest accrued to the date of actual repudiation or disaffirmation. Under the FDIC interpretation, investors in the Certificates would receive interest only through the date of the appointment of the receiver. Since the FDIC may delay actual repudiation or disaffirmation for up to 180 days following its appointment as receiver, investors may not receive the full amount of interest owing to them under the Certificates or the Notes. There is one reported federal district court decision that construes the term "actual direct compensatory damages." This 1993 court case construed the term, in the context of the repudiation of zero coupon bonds, to mean the fair market value of such bonds as of the date of repudiation. Under neither interpretation, however, would investors be compensated for the period between the appointment of the receiver and the date of repudiation.

      Upon the appointment of a conservator or receiver or upon a voluntary liquidation with respect to the Transferor, the Transferor will promptly give notice thereof to the Master Trust Trustee and a Pay Out Event will occur with respect to all Series then outstanding under the Master Trust. Pursuant to the Pooling and Servicing Agreement, newly created Principal Receivables will not be transferred to the Master Trust on and after any such appointment or voluntary liquidation, and the Master Trust Trustee will proceed to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms, unless otherwise instructed within a specified period by holders of Certificates representing undivided interests aggregating more than 50% of the Investor Interest of each Series (or if any Series has more than one Class, of each Class, and any other Person specified in the Pooling and Servicing Agreement or Series Supplement), or unless otherwise required by the FDIC as receiver or conservator of the Bank. Under the Pooling and Servicing Agreement, the proceeds from the sale of the Receivables would be treated as collections of the Receivables and the Investor Percentage of such proceeds would be distributed to the Certificateholders. This procedure could be delayed, as described above. If the only Pay Out Event to occur is either the insolvency of the Transferor or the appointment of a conservator or receiver for the Transferor, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Rapid Amortization Period. In addition, a conservator or receiver may have the power to cause the early sale of the Receivables and the early retirement of the Certificates or to prohibit the continued transfer of Principal Receivables to the Master Trust. However, if no Servicer Default other than the conservatorship or receivership of the Servicer exists, the conservator or receiver for the Servicer may have the power to prevent either the Master Trust Trustee or the Certificateholders from appointing a successor Servicer under the Pooling and Servicing Agreement. See "Description of the Certificates -- Pay Out Events."

CONSUMER PROTECTION LAWS

      The relationships of the cardholder and credit card issuer and the lender are extensively regulated by federal and state consumer protection laws. With respect to credit cards issued by CMB or Chase USA, the most significant laws include the federal Truth-in-Lending, Equal Credit Opportunity, Fair Credit Reporting, Fair Debt Collection Practices and Electronic Funds Transfer Acts. These statutes impose disclosure requirements when a credit card account is advertised, when it is opened, at the end of monthly billing cycles, and at year end. In addition, these statutes limit customer liability for unauthorized use, prohibit certain discriminatory practices in extending credit, and impose certain limitations on the type of account-related charges that may be assessed. Cardholders are entitled under these laws to have payments and credits applied to the credit card accounts promptly, to receive prescribed notices and to require billing errors to be resolved promptly. The Master Trust may be liable for certain violations of consumer protection laws that apply to the related Receivables, either as assignee from the Transferor with respect to obligations arising before transfer of the Receivables to the Master Trust or as a party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert such violations by way of set-off against his obligation to pay the amount of Receivables owing. The Transferor will warrant in the Pooling and Servicing Agreement that all related Receivables have been and will be created in compliance with the requirements of such laws. The Servicer will also agree in the Pooling and Servicing Agreement to indemnify the Master Trust, among other things, for any liability arising from such violations caused by the Servicer. For a discussion of the Master Trust's rights arising from the breach of these warranties, see "Description of the Certificates -- Representations and Warranties."

      Various proposed laws and amendments to existing laws have from time to time been introduced in Congress and certain state and local legislatures that, if enacted, would further regulate the credit card industry, certain of which would, among other things, impose a ceiling on the rate at which a financial institution may assess finance charges and fees on credit card accounts that would be substantially below the rates of the finance charges and fees the Bank currently assesses on its accounts. In particular, on June 19, 1997, a proposal to amend the federal Truth-in-Lending Act was introduced in the House of Representatives and referred to the Committee on Banking and Financial Services, which would, among other things, prohibit the imposition of certain minimum finance charges and other fees, prohibit certain methods of calculating finance charges, require prior notice of any increase in the interest rate assessed with respect to a credit card account and limit the amount of certain fees. Although such proposed legislation has not been enacted, there can be no assurance that such a bill will not become law in the future. The potential effect of any legislation which limits the amount of finance charges and fees that may be charged on credit cards could be to reduce the portfolio yield on the Accounts. If such portfolio yield is reduced, a Pay Out Event may occur, and the Rapid Amortization Period would commence.

      Application of federal and state bankruptcy and debtor relief laws would affect the interests of the Certificateholders if such laws result in any related Receivables being written off as uncollectible when the amount available under any Credit Enhancement is equal to zero. See "Description of the Certificates -- Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs."

INDUSTRY LITIGATION

      In October 1998, the United States Department of Justice (the "DOJ") filed an antitrust lawsuit in federal court in Manhattan against VISA U.S.A., Inc., VISA International Inc. and MasterCard International Incorporated alleging that these credit card associations restrain competition and limit consumer choice. The DOJ in such lawsuit challenges, among other things, the control of VISA U.S.A., Inc., VISA International Inc. and MasterCard International Incorporated by the same set of banks, the ability of banks to issue both VISA and MasterCard cards as well as the rules adopted by these associations prohibiting members from offering credit cards of certain competitors. In public statements, VISA U.S.A., Inc., VISA International Inc. and MasterCard International Incorporated have contested the DOJ's allegations. The Bank is unable to predict the effect of such lawsuit on the Bank's credit card business. A final adverse decision against VISA U.S.A., Inc., VISA International Inc. and MasterCard International Incorporated or a similar settlement with the DOJ by these associations, could result in changes in the current associations and the Bank's ability to issue both VISA and MasterCard cards as well as cards of certain other competitors.


                                  TAX MATTERS

GENERAL

      The following is a general discussion of the material United States ("U.S.") federal income tax consequences relating to the purchase, ownership and disposition of a Security. Unless otherwise indicated, this summary deals only with Security Owners (as defined below) who acquire their Securities at their original issue price pursuant to the original issuance of such Securities, and who hold such Securities as capital assets. This discussion is based on the Internal Revenue Code of 1986, as amended (the "CODE"), the proposed, temporary and final Treasury regulations promulgated thereunder, administrative rulings or pronouncements and judicial decisions, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. The discussion does not address all of the tax consequences that may be relevant to a particular Security Owner in light of that Security Owner's circumstances, nor does it discuss the U.S. federal income tax consequences that may be relevant to certain types of Security Owners, such as those of dealers in securities or currencies, financial institutions, tax-exempt entities, life insurance companies, persons holding Securities as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle or persons whose functional currency is not the U.S. dollar, who may be subject to special rules and limitations under the Code which are not discussed below. In addition, the following discussion does not discuss the alternative minimum tax consequences, if any, of an investment in the Securities, or the state, local or foreign tax consequence of such an investment. Consequently, each prospective Security Owner is urged to consult its own tax adviser in determining the federal, state, local and foreign income and any other tax consequences of the purchase, ownership and disposition of a Security.

      Prospective investors should note that (i) no ruling will be sought from the Internal Revenue Service (the "IRS") with respect to any of the U.S. federal income tax consequences discussed herein and (ii) opinions of counsel, such as those described below, are not binding on the IRS or the courts. Consequently, no assurance can be given that the IRS will not take positions contrary to those described below. In addition, the opinions of Simpson Thacher & Bartlett ("TAX COUNSEL") described below are based upon the representations and assumptions set forth therein, including, but not limited to, the assumption that all of the relevant parties will comply with the terms of the Pooling and Servicing Agreement and the other related documents. If such representations are inaccurate and/or the relevant parties fail to comply with the terms of the Pooling and Servicing Agreement or the other related documents, the conclusions of Tax Counsel described in such opinions and the discussion of the U.S. federal income tax consequences set forth herein may not be accurate.

      For purposes of this discussion, (i) the terms Security and Certificate do not include the Series Certificate, (ii) the terms "CERTIFICATE OWNER" and "NOTE OWNER" (collectively, a "SECURITY OWNER") refer to the beneficial owner of a Certificate or a Note, respectively,
(iii) the terms "U.S. CERTIFICATE OWNER" and "U.S. NOTE OWNER" (collectively, a "U.S. SECURITY OWNER") mean, respectively, a Certificate Owner or a Note Owner who is (a) a citizen or resident of the United States, (b) a corporation or partnership created or organized in the United States or under the laws of the United States or any political subdivision thereof, (c) an estate the income of which is subject to United States federal income taxation regardless of its source, or (d) a trust (x) which is subject to the supervision of a court within the United States and the control of a United States person as described in section 7701 (a)(30) of the Code or (y) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person and (iv) the terms "NON-U.S. CERTIFICATE OWNER" and "NON-U.S. NOTE OWNER" (collectively, a "NON-U.S. SECURITY OWNER") mean, respectively, any Certificate Owner or Note Owner other than a U.S. Certificate Owner or U.S. Note Owner.

TAX CHARACTERIZATION OF THE MASTER TRUST

      Tax Counsel will deliver its opinion that the Master Trust will not be classified as an association or as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. However, as discussed above, such opinion is not binding on the IRS and, consequently, no assurance can be given that this characterization will prevail. See -- "Tax Considerations Relating to Certificate Owners--Possible Alternative Characterizations" below.

TAX CONSIDERATIONS RELATING TO CERTIFICATE OWNERS

      Tax Characterization of the Certificates as Debt

      The Transferor will express in the Pooling and Servicing Agreement its intent that the Certificates will be treated as debt for all U.S. tax purposes, and the Transferor, by entering into the Pooling and Servicing Agreement, and each Certificate Owner, by the acceptance of a beneficial interest in a Certificate, will agree to treat the Certificates as debt for such purposes. However, the Pooling and Servicing Agreement generally refers to the transfer of Receivables as a "transfer, assignment and conveyance," and the Transferor will treat the Pooling and Servicing Agreement, for certain non-tax accounting purposes, as causing a transfer of an ownership interest in the Receivables and not as creating a debt obligation.

      For U.S. federal income tax purposes, the economic substance of a transaction often determines its tax consequences. The form of a transaction, while a relevant factor, is generally not conclusive evidence of the economic substance of the transaction. In appropriate circumstances, the courts have allowed the IRS, as well as taxpayers (in more limited circumstances), to treat a transaction in accordance with its economic substance, as determined under U.S. federal income tax law, even though the participants in the transaction have characterized it differently for non-tax purposes. In Commissioner v. Danielson, 378 F.2d 771 (3d Cir. 1967) ("DANIELSON"), the Third Circuit Court of Appeals substantially limited the circumstances in which a taxpayer for tax purposes could ignore the form of a transaction. Certain courts have followed this decision while others have not. Danielson related to the treatment of a bargained-for allocation of purchase price, which various taxpayers were characterizing in different ways, and the application of the Danielson rationale to the Certificates, where all of the parties have agreed on a consistent tax characterization of the transaction, is arguably not appropriate. However, in United States
v. Scharrer, 1999 WL 39131 (M.D. Fla. 1999), the District Court, citing Danielson, reversed a bankruptcy court's decision that a purported sale of lease payments was a borrowing, on the grounds that the form of the transaction was a sale rather than a borrowing. While the facts of the case differ from those involving the Certificates, the case extends Danielson to sale/borrowing transactions. Nevertheless, Tax Counsel has advised that, in a properly presented case, the Danielson doctrine would not prevent a determination of the tax characterization of the Certificates based on the economic substance of the transaction.

      President Clinton's Fiscal 2000 Budget Proposal includes a legislative proposal that would codify the Danielson rule if tax indifferent parties are involved. The proposal would only apply to transactions entered into on or after the date of first committee action. As currently drafted, it is unclear whether the proposal would apply to securities such as the Certificates. It is impossible to predict whether the proposed legislation will be enacted and, if so, in what form. Prospective investors should consult their own tax advisors regarding the proposed legislation.

      The determination of whether the economic substance of a purported sale of an interest in property is, instead, a loan secured by such transferred property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the seller has relinquished (and the purchaser has obtained) substantial incidents of ownership in the transferred property. Among those factors, the primary factors examined are whether the purchaser has the opportunity for gain if the property increases in value and has the risk of loss if the property decreases in value. Tax Counsel will deliver its opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, the Certificates will be properly characterized as indebtedness for U.S. federal income tax purposes. Except where indicated to the contrary, the following discussion assumes that the Certificates will be considered debt for U.S. federal income tax purposes.

      Taxation of Interest Income on the Certificates

      Unless otherwise specified in the related Prospectus Supplement, the Transferor intends to take the position that a U.S. Certificate Owner generally will include the stated interest on a Certificate in gross income at the time such interest income is received or accrued in accordance with such U.S. Certificate Owner's regular method of tax accounting. This conclusion is based on the Transferor's position that the stated interest on a Certificate is "unconditionally payable."

      Under the applicable Treasury regulations, the stated interest on the Certificates will be considered "unconditionally payable" only if the terms and conditions of the Certificates make the likelihood of late payment or non-payment of such stated interest a "remote contingency." Since the Master Trust and the Master Trustee will have no discretion to withhold, delay or otherwise defer scheduled monthly payments of stated interest on the Certificates (provided the Master Trust has sufficient cash on hand to allow the Master Trustee to make such interest payments), the Transferor believes that the late payment or non-payment of stated interest on the Certificates is a remote contingency.

      If, however, the stated interest on the Certificates is not considered "unconditionally payable", the stated interest on the Certificates will be considered original issue discount ("OID") within the meaning of section 1273(a) of the Code and a U.S. Certificate Owner will be required to include such stated interest in income (as OID) on a daily economic accrual basis regardless of the U.S. Certificate Owner's regular method of tax accounting and in advance of receipt of the cash related to such income. In addition, if the stated interest on the Certificates is not paid in full on a Distribution Date, the Certificates may at such time, and at all times thereafter, be considered to be issued with OID and all U.S. Certificate Owners would be required to include such stated interest in income as OID on an economic accrual basis.

      Sale, Exchange or Retirement of Certificates

      Upon a sale, exchange, retirement or other disposition of a Certificate, a U.S. Certificate Owner generally will recognize gain or loss equal to the difference between the amount realized on such sale, exchange, retirement or other disposition (less an amount equal to any accrued but unpaid interest that the U.S. Certificate Owner has not included in gross income previously, which will be taxable as such) and the U.S. Certificate Owner's adjusted tax basis in such Certificate. Such gain or loss generally will be capital gain or loss and generally will be considered long-term capital gain or loss if the U.S. Certificate Owner held such Certificate for more than one year at the time of such sale, exchange, retirement or other disposition. The long-term capital gains of individuals generally are eligible for reduced rates of taxation. Capital losses generally may be used only to offset capital gains.

      Possible Alternative Characterizations

      Although, as described above, it is the opinion of Tax Counsel that the Certificates will be properly characterized as debt for U.S. federal income tax purposes, such opinion is not binding on the IRS and, consequently, no assurance can be given that this characterization will prevail. If the IRS were to contend successfully that some or all of the Certificates or any Collateral Interest were not debt obligations for U.S. federal income tax purposes, all or a portion of the Master Trust could be classified as a partnership or as a publicly traded partnership taxable as a corporation for such purposes. Because (i) in the opinion of Tax Counsel the Certificates will be characterized as debt for U.S. federal income tax purposes and (ii) any beneficial owner of an interest in a Collateral Interest will agree to treat that interest as debt, no attempt will be made to comply with any IRS reporting or other requirements that would apply if all or a portion of the Master Trust were treated as a partnership or as a publicly traded partnership taxable as a corporation.

      If the Master Trust were treated in whole or in part as a partnership (other than a publicly traded partnership taxable as a corporation) for U.S. federal income tax purposes, such partnership would not itself be subject to U.S. federal income tax. Rather, each item of income, gain, loss and deduction of such partnership would be taken into account directly in computing the taxable income of the Transferor (or the beneficial owner of the Transferor Certificate) and any Certificate Owners treated as partners in such partnership in accordance with their respective partnership interests therein. The amount and timing of income reportable by any Certificate Owners treated as partners in such partnership would likely differ from that reportable by such Certificate Owners had they been treated as owning debt. Moreover, unless the partnership were treated as engaged in a trade or business, an individual's (and, under certain circumstances, a trust's) share of the expenses of such partnership would be miscellaneous itemized deductions that, in the aggregate, would be allowed as deductions only to the extent that they exceeded two percent of the individual's adjusted gross income, and would be subject to reduction if the individual's adjusted gross income exceeded certain limits. As a result, in these circumstances, a Certificate Owner subject to these limitations may be taxed on a greater amount of income than the interest payable on such Certificate Owner's Certificates. In addition, all or a portion of the partnership's taxable income that is allocable to a Certificate Owner that is a pension, profit sharing or employee benefit plan or other tax exempt entity (including an individual retirement account) may, under certain circumstances, constitute "unrelated business taxable income," which generally would be taxable to such Certificate Owner under the Code.

      Alternatively, if the Master Trust were treated in whole or in part as a publicly traded partnership taxable as a corporation, the taxable income of the Master Trust would be subject to U.S. federal income tax at the applicable marginal corporate income tax rates applicable to such income. Such entity-level tax could result in reduced distributions to Certificate Owners. In addition, the distributions from the Master Trust would not be deductible in computing the taxable income of such deemed corporation, except to the extent that any Certificates were treated as debt of the corporation and distributions to the related Certificate Owners were treated as payments of interest thereon. Moreover, in this instance, distributions to Certificate Owners not treated as holding debt would be treated as "dividends" for U.S. federal income tax purposes to the extent of the current and accumulated earnings and profits of the deemed corporation.

TAX CONSIDERATIONS RELATING TO NOTE OWNERS

      Tax Characterization of the Owner Trust

      Tax Counsel will deliver its opinion with respect to each Owner Trust that such Owner Trust will not be classified as an association or as a publicly traded partnership taxable as a corporation for U.S. tax purposes. However, as discussed above, such opinion is not binding on the IRS and, consequently, no assurance can be given that this characterization will prevail. See -- "Tax Considerations Relating to Note Owners--Possible Alternative Characterizations-- Alternative Characterizations Relating to the Notes" below.

      Tax Characterization of the Notes

      The Transferor will express in the Indenture its intent that the Notes will be treated as debt for all U.S. tax purposes and, under the terms of the Indenture and the related Notes, the Transferor, and each Note Owner (by the acceptance of a beneficial interest in a Note) will agree to treat each Note as debt for such purposes. Tax Counsel will deliver its opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, the Notes will be properly characterized as indebtedness for such purposes. Except where indicated to the contrary, the discussion below assumes that the Notes will be considered debt for U.S. federal income tax purposes.

      Taxation of Interest Income on the Notes

      Unless otherwise specified in the related Prospectus Supplement, the Notes will not be issued with OID. Consequently, a U.S. Note Owner generally will include the stated interest on a Note in gross income at the time such interest income is received or accrued in accordance with such U.S. Note Owner's regular method of tax accounting.

      Sale, Exchange or Retirement of Notes

      Upon a sale, exchange, retirement or other disposition of a Note, a U.S. Note Owner generally will recognize gain or loss equal to the difference between the amount realized on such sale, exchange, retirement or other disposition (less an amount equal to any accrued but unpaid interest which the U.S. Note Owner has not included in gross income previously, which will be taxable as such) and the U.S. Note Owner's adjusted tax basis in such Note. Such gain or loss generally will be capital gain or loss and generally will be long-term gain or loss if the U.S. Note Owner held such Note for more than one year at the time of such sale, exchange, retirement or other disposition. The long-term capital gains of individuals generally are eligible for reduced rates of taxation. Capital losses generally may be used only to offset capital gains.

      Possible Alternative Characterizations

      Although, as described above, it is the opinion of Tax Counsel that the Notes will be properly characterized as debt for U.S. federal income tax purposes, such opinion is not binding on the IRS and, consequently, no assurance can be given that such a characterization will prevail. If the IRS were to contend successfully that some or all of the Notes were not debt obligations for U.S. federal income tax purposes, an Owner Trust could be classified either as a partnership or as a publicly traded partnership taxable as a corporation for such purposes. Because in the opinion of Tax Counsel the Notes will be characterized as debt for U.S. federal income tax purposes, no attempt will be made to comply with any IRS reporting or other requirements that would apply if an Owner Trust were treated as a partnership or as a publicly traded partnership taxable as a corporation.

      If an Owner Trust were treated as a partnership (other than as a publicly traded partnership taxable as a corporation) for U.S. federal income tax purposes, such partnership would not be subject to U.S. federal income tax. Rather, each item of income, gain, loss and deduction of the partnership would be taken into account directly in computing the taxable income of the Transferor and any Note Owners treated as partners in such partnership in accordance with their respective partnership interests therein. The amount and timing of income reportable by any Note Owners treated as partners in such partnership would likely differ from that reportable by such Note Owners had they been treated as owning debt. Moreover, unless the partnership were treated as engaged in a trade or business, an individual's (and, under certain circumstances, a trust's) share of the expenses of such partnership would be miscellaneous itemized deductions that, in the aggregate, would be allowed as deductions only to the extent that they exceeded two percent of such individual's adjusted gross income, and would be subject to reduction if the individual's adjusted gross income exceeded certain limits. As a result, under these circumstances, a Note Owner subject to these limitations may be taxed on a greater amount of income than the interest payable on such Note Owner's Notes. In addition, all or a portion of any taxable income allocated to a Note Owner that is a pension, profit sharing or employee benefit plan or other tax exempt entity (including an individual retirement account) may, under certain circumstances, constitute "unrelated business taxable income" which generally would be taxable to such Note Owner under the Code.

      Alternatively, if an Owner Trust were classified as a publicly traded partnership taxable as a corporation, the taxable income of such Owner Trust would be subject to U.S. federal income tax at the marginal corporate income tax rates applicable to such income. Such entity-level tax could result in reduced distributions to Note Owners. In addition, the distributions from such Owner Trust would not be deductible in computing the taxable income of such deemed corporation, except to the extent that any Notes were treated as debt of such corporation and distributions to the related Note Owners were treated as payments of interest thereon. Moreover, distributions to Note Owners not treated as holding debt would be treated as "dividends" for U.S. federal income tax purposes to the extent of the current and accumulated earnings and profits of such deemed corporation.

      Alternative Characterizations Relating to the Master Trust. If the Master Trust were treated in whole or in part as a publicly traded partnership taxable as a corporation, the taxable income of the Master Trust would be subject to U.S. federal income tax at the marginal corporate income rates applicable to such income. See --"Tax Considerations Relating to Certificate Owners--Possible Alternative Characterizations" above. Such entity-level tax could result in reduced distributions to an Owner Trust and, therefore, to Note Owners.

NON-U.S. SECURITY OWNERS

      Assuming that all of the Securities issued to Non-U.S. Security Owners are considered debt of the Transferor for U.S. federal income tax purposes, under present U.S. federal income and estate tax law, and subject to the discussion below concerning backup withholding:

      (a) no withholding of U.S. federal income tax will be required with respect to the payment by the Transferor or any other person that is required to withhold U.S. taxes (each, a "WITHHOLDING AGENT") of principal or interest on a Security owned by a Non-U.S. Security Owner, provided that
(i) such Non-U.S. Security Owner does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Transferor entitled to vote within the meaning of section 871(h)(3) of the Code and the Treasury regulations promulgated thereunder, (ii) such Non-U.S. Security Owner is not a controlled foreign corporation that is related to the Transferor through stock ownership, (iii) such Non-U.S. Security Owner is not a bank whose receipt of interest on a Security is described in section 881(c)(3)(A) of the Code and (iv) such Non-U.S. Security Owner satisfies the statement requirement (described generally below) set forth in section 871 (h) and section 881 (c) of the Code and the Treasury regulations promulgated thereunder;

      (b) except as discussed below, no withholding of U.S. federal income tax will be required with respect to any gain realized by a Non-U.S. Security Owner upon the sale, exchange, retirement or other disposition of a Security; and

      (c) a Security beneficially owned by an individual who at the time of his or her death is a Non-U.S. Security Owner will not be subject to U.S. federal estate tax as a result of such individual's death, provided that such individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Transferor entitled to vote within the meaning of section 871(h)(3) of the Code and provided that the interest payments with respect to such Security would not have been, if received at the time of such individual's death, effectively connected with the conduct of a U.S. trade or business by such individual.

      To satisfy the requirement referred to in (a)(iv) above, the Non-U.S. Security Owner or a financial institution holding the Security on behalf of such Non-U.S. Security Owner, must provide, in accordance with specified procedures, the Transferor or any Withholding Agent with a statement to the effect that such Non-U.S. Security Owner is not a U.S. Security Owner. Currently, these requirements will be met if (1) the Non-U.S. Security Owner provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. Security Owner (which certification may be made on an IRS Form W-8 or successor form), or (2) a financial institution holding the Security on behalf of the Non-U.S. Security Owner certifies, under penalties of perjury, that such statement has been received by it and furnishes any Withholding Agent with a copy thereof. Under recently finalized Treasury regulations (the "Final Regulations"), the statement requirement referred to in (a)(iv) above also may be satisfied with other documentary evidence for interest paid after December 31, 1999 to an offshore account or through certain foreign intermediaries.

      If a Non-U.S. Security Owner cannot satisfy the requirements of the "portfolio interest" exception described in paragraph (a) above, payments of interest made to such Non-U.S. Security Owner will be subject to a 30% withholding tax unless the Non-U.S. Security Owner provides the Transferor or any Withholding Agent with a properly executed (1) IRS Form 1001 (or successor form) claiming an exemption from, or a reduction in the rate of, such withholding tax under the benefit of an applicable U.S. income tax treaty or (2) IRS Form 4224 (or successor form) stating that the interest paid on the Security is not subject to such withholding tax because it is effectively connected with the Non-U.S. Security Owner's conduct of a trade or business in the United States. Under the Final Regulations, Non-U.S. Security Owners generally will be required to provide an IRS Form W-8 in lieu of an IRS Form 1001 and IRS Form 4224, although alternative documentation may be applicable in certain situations.

      If a Non-U.S. Security Owner is engaged in a trade or business in the United States and the interest on such Non-U.S. Security Owner's Securities is effectively connected with the conduct of such trade or business, the Non-U.S. Security Owner, although exempt from the U.S. withholding tax discussed above, will be subject to U.S. federal income tax on such interest on a net income basis in the same manner as if it were a U.S. Security Owner. In addition, if such Non-U.S. Security Owner is a foreign corporation, it may be subject to a U.S. branch profits tax equal to 30% (or lower applicable treaty rate) of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, such interest income will be included in such foreign corporation's earnings and profits.

      Any gain realized by a Non-U.S. Security Owner upon the sale, exchange, retirement or other disposition of a Security generally will not be subject to U.S. federal income or withholding tax unless (i) such gain is effectively connected with a U.S. trade or business of the Non-U.S. Security Owner in the United States, (ii) in the case of a Non-U.S. Security Owner who is an individual, such individual is present in the United States for 183 days or more in the taxable year of such sale, exchange, retirement or other disposition, and certain other conditions are met or (iii) to the extent such gain is considered accrued but unpaid interest on such Security, the requirements described above are not satisfied.

      If the Securities were treated as an interest in a partnership (other than a publicly traded partnership taxable as a corporation), such recharacterization could cause a Non-U.S. Security Owner to be treated as engaged in a trade or business in the United States. In that event, the Non-U.S. Security Owner would be required to file a U.S. federal income tax return and, generally, would be subject to U.S. federal income tax (including, in the case of a Non-U.S. Security Owner that is a corporation, the U.S. branch profits tax) on its allocable share of the net income from such partnership. Further, certain withholding obligations may apply with respect to partnership income that is allocable to a Non-U.S. Security Owner that is considered to be a partner in such partnership. Such withholding would be imposed at a rate equal to the highest marginal U.S. federal income tax rate applicable to the Non-U.S. Security Owner. Alternatively, if some or all of the Securities were treated as equity interests in a publicly traded partnership taxable as a corporation, the gross amount of any related dividend distributions to a Non-U.S. Security Owner generally would be subject to U.S. withholding tax at the rate of 30 percent, unless that rate were reduced under an applicable U.S. income tax treaty. See --"Tax Considerations Relating to Certificate Owners--Possible Alternative Characterizations" and "Tax Considerations Relating to Note Owners--Possible Alternative Characterizations" above.

      Special rules may apply in the case of Non-U.S. Security Owners who
(i) have an office or other fixed place of business in the U.S., (ii) are former U.S. citizens, (iii) are engaged in a banking, financing, insurance or similar business in the U.S. or (iv) are "controlled foreign corporations," "foreign personal holding companies," "passive foreign investment companies" or corporations that accumulate earnings in order to avoid U.S. federal income tax. Such persons should consult their own U.S. tax advisors before investing in the Securities.

INFORMATION REPORTING AND BACKUP WITHHOLDING

      In general, information reporting requirements will apply to certain payments of principal and interest paid on Securities and to the proceeds of the sale of a Security made by U.S. Security Owners other than certain exempt recipients (such as corporations). A 31% backup withholding tax will apply to such payments if the U.S. Security Owner fails to provide a taxpayer identification number or certification of foreign or other exempt status or fails to report in full dividend and interest income.

      No information reporting or backup withholding will be required with respect to payments made by the Transferor or any Withholding Agent to a Non-U.S. Security Owner if a statement described in (a)(iv) above under --"Non-U.S. Security Owners" has been received and the payor does not have knowledge that the Non-U.S. Security Owner is actually a U.S. Security Owner.

      In addition, backup withholding and information reporting will not apply if payments of principal and interest on a Security are paid or collected by a foreign office of a custodian, nominee or other foreign agent on behalf of a Security Owner, or if a foreign office of a broker (as defined in applicable Treasury regulations) pays the proceeds of the sale of a Security to the owner thereof. If, however, such nominee, custodian, agent or broker is, for U.S. federal income tax purposes, a United States person, a controlled foreign corporation or a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, or, for taxable years beginning after December 31, 1999, a foreign partnership in which one or more United States persons, in the aggregate, own more than 50% of the income or capital interests in the partnership or which is engaged in a trade or business in the United States, such payments will not be subject to backup withholding but will be subject to information reporting, unless (1) such custodian, nominee, agent or broker has documentary evidence in its records that the relevant Security Owner is not a United States person and certain other conditions are met or (2) the Security Owner otherwise establishes an exemption.

      Payments of principal and interest on a Security paid to the Security Owner by a United States office of a custodian, nominee or agent, or the payment by the United States office of a broker of the proceeds of sale of a Security, will be subject to both backup withholding and information reporting unless the relevant Security Owner provides the statement referred to in (a)(iv) above under --"Non-U.S. Security Owners" and the payor does not have actual knowledge that the Security Owner is actually a U.S. Security Owner or the Security Owner otherwise establishes an exemption.

      Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a Security Owner's U.S. federal income tax liability provided the required information is furnished to the IRS.

STATE AND LOCAL TAXATION

      The discussion above does not address the tax consequences of the purchase, ownership or disposition of a Security under any state or local tax law. Each investor should consult its own tax advisor regarding state and local tax consequences of purchasing, owning and disposing of a Security.


                     EMPLOYEE BENEFIT PLAN CONSIDERATIONS

      GENERAL

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code impose certain requirements on those employee benefit plans ("Plans") to which they apply and entities which are deemed to hold the assets of such Plans and on those persons who are fiduciaries with respect to such Plans. In accordance with ERISA's general fiduciary standards, before investing in Securities, a Plan fiduciary should determine, among other factors, whether such an investment (i) is permitted under the governing Plan instruments, (ii) is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio and (iii) is prudent considering the factors discussed in this Prospectus.

      Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). Prohibited transactions may generate excise taxes and other liabilities. Thus, a Plan fiduciary considering an investment in the Securities should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.

CERTAIN ERISA CONSIDERATIONS WITH RESPECT TO NOTES

      The Notes are eligible for purchase by Plans to which the fiduciary and prohibited transactions rules of ERISA and the Code apply, and entities which are deemed to hold the assets of such Plans, subject to the considerations described below.

PROHIBITED TRANSACTION CONSIDERATIONS

      TREATMENT OF THE NOTES AS DEBT INSTRUMENTS

      Certain transactions involving the operation of the Owner Trust could give rise to prohibited transactions under ERISA and the Code if the assets of the Owner Trust were deemed to be assets of an investing Plan. Pursuant to a Department of Labor ("DOL") regulation codified at 29 C.F.R. Section 2510.3-101 (the "PLAN ASSETS REGULATION"), in general when a Plan acquires an "equity interest" in an entity such as the Owner Trust, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity unless certain exceptions set forth in the Plan Assets Regulation apply.

      In general, an "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is very little published authority concerning the application of this definition, the Transferor believes that the Notes should be treated as debt rather than equity interests under the Plan Assets Regulation because the Notes (a) should be treated as indebtedness under applicable local law and debt, rather than equity, for United States tax purposes (see "-Tax Considerations Relating to Note Owners" above) and (b) should not be deemed to have any "substantial equity features". Accordingly, the assets of the Owner Trust should not constitute "plan assets" subject to the fiduciary or prohibited transaction rules of ERISA or the Code.

      ACQUISITION OF NOTES

      Regardless of whether the Owner Trust is deemed to hold "plan assets" of Plans that are Noteholders (as discussed above), the purchase of Notes by a Plan with respect to which persons with certain relationships to the Owner Trust, such as the Transferor, the Servicer, the Trustee, or underwriters, or any of their affiliates, are a "party in interest" under ERISA or a "disqualified person" under the Code could constitute a prohibited transaction under ERISA or the Code unless an exemption is applicable. Accordingly, fiduciaries of a Plan considering an investment in the Notes should consult their own counsel concerning the propriety of the investment prior to making the purchase.

      In light of the foregoing, by acceptance of a Note, each holder will be deemed to have represented and warranted that either: (i) such holder is not acquiring (or considered to be acquiring) the Note with the assets of a Plan or (ii) no non-exempt prohibited transaction will occur as a result of such acquisition of the Notes.

      EACH PLAN FIDUCIARY SHOULD CONSULT WITH ITS COUNSEL REGARDING THE POTENTIAL CONSEQUENCES UNDER ERISA, THE CODE OR SIMILAR STATE LAW OF THE ACQUISITION AND HOLDING OF THE NOTES.

CERTAIN ERISA CONSIDERATIONS WITH RESPECT TO CERTIFICATES

PROHIBITED TRANSACTION CONSIDERATIONS

      TREATMENT OF MASTER TRUST ASSETS AS PLAN ASSETS

      Certain transactions involved in the operation of the Master Trust might be deemed to constitute prohibited transactions under ERISA and the Code, if assets of the Trust were deemed to be assets of an investing Plan. As noted above, the Plan Assets Regulation concerns whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as the Master Trust) for purposes of the reporting and disclosure and fiduciary responsibility provisions of ERISA. If assets of the Master Trust were deemed to be assets of an investing Plan, any person who has discretionary authority or control with respect to Master Trust assets will be a fiduciary of the investing Plan, thus increasing the scope of activities which could be considered prohibited transactions under ERISA and the Code. Accordingly, if investments by Plans are made in the Master Trust, the Master Trust could be deemed to hold plan assets unless one of the exceptions contained in the Plan Assets Regulation is applicable to the Master Trust.

      EXCEPTION FOR INSIGNIFICANT PARTICIPATION BY BENEFIT PLAN INVESTORS

      The Plan Assets Regulation provides that the assets of an entity such as the Master Trust will not be deemed to be plan assets if equity participation in the entity by "benefit plan investors" (e.g. employee welfare benefit plans and employee pension benefit plans defined pursuant to Section 3(3) of ERISA, trusts described in Section 401(a) of the Code or a plan described in Section 403(a) of the Code, which trust or plan is exempt from tax under Section 501(a) of the Code, an individual retirement account or annuity under Section 408 of the Code and any entity whose underlying assets include plan assets by reason of a plan's investment in the entity) is not "significant." Equity participation in an entity by benefit plan investors is not significant on any date if, immediately after the most recent acquisition of any equity interests in the entity, less than 25% of the value of each class of equity interests in the entity (excluding the value of any equity interests held by the Transferor, the Master Trust Trustee or its affiliates) is held by benefit plan investors. No monitoring or other measures will be taken to ensure that the exception applies with respect to the Master Trust and no assurance can be given as to whether the value of any class of equity interests in the Master Trust held by benefit plan investors will be less than 25%, or whether the value will remain below 25%.

      EXCEPTION FOR PUBLICLY TRADED SECURITIES

      The Plan Assets Regulation contains an exception which provides that if a Plan acquires a "publicly-offered security," the issuer of the security is not deemed to hold plan assets solely by reason of such acquisition. A publicly-offered security is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another and (iii) either (A) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act, or (B) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days) or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

      Although it is anticipated that the conditions of this exception may be met with respect to certain classes of the Certificates, no assurance can be given, and no monitoring will be done.

      In light of the foregoing, fiduciaries of a Plan considering the purchase of Certificates should consult their own counsel regarding whether the assets of the Master Trust which are represented by the Certificates would be considered plan assets, the consequences that would apply if the Master Trust's assets were considered plan assets and the applicability of exemptive relief from the prohibited transaction rules.

      ADDITIONAL CONSIDERATIONS FOR INSURANCE COMPANY GENERAL ACCOUNTS

      In particular, insurance companies considering the purchase of Certificates of any Series should consult their own employee benefits counsel or other appropriate counsel with respect to the United States Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust & Savings Bank, 114 S. Ct. 517 (1993) ("JOHN HANCOCK"). In John Hancock, the Supreme Court held that assets held in an insurance company's general account may be deemed to be "plan assets" of plans that were issued policies supported by such general account under certain circumstances; however, the Small Business Job Protection Act of 1996 added a new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Section 401(c) provides that assets underlying general account policies issued before December 31, 1998 will not be considered "plan assets" to the extent criteria set forth in DOL regulations are satisfied.
Section 401(c) also requires the DOL to issue regulations establishing such criteria. On December 22, 1997, the DOL published proposed regulations (the "GENERAL ACCOUNT REGULATIONS") for this purpose. The General Account Regulations provide that when a plan acquires a transition policy issued by an insurance company on or before December 31, 1998, which is supported by assets of the insurance company's general account, the plan's assets will include the policy but not the underlying assets of the general account to the extent the requirements set forth in the General Account Regulations are satisfied. The General Account Regulations also require an independent fiduciary who has the authority to manage the plan's assets to expressly authorize the acquisition of such a transition policy. If adopted as proposed, the General Account Regulations would not apply to any general account policies issued after December 31, 1998. Accordingly, investors should analyze whether John Hancock, Section 401(c) and the General Account Regulations may have an impact with respect to their purchase of the Certificates of any Series.

      In light of the foregoing, by acceptance of a Certificate, each holder will be deemed to have represented and warranted that either: (i) such holder is not acquiring (or considered to be acquiring) the Certificate with the assets of a Plan or (ii) no non-exempt prohibited transaction will occur as a result of such acquisition and holding of the Certificates.

                            PLAN OF DISTRIBUTION

      The Transferor may sell Securities (a) through underwriters or dealers, (b) directly to one or more purchasers, or (c) through agents. The related Prospectus Supplement will set forth the terms of the offering of any Securities offered hereby, including, without limitation, the names of any underwriters, the purchase price of such Securities and the proceeds to the Transferor from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

      If underwriters are used in a sale of any Securities of a Series offered hereby, such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the related Prospectus Supplement, the obligations of the underwriters to purchase such Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such Securities if any of such Securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

      Securities may also be sold directly by the Transferor or through agents designated by the Transferor from time to time. Any agent involved in the offer or sale of Securities will be named, and any commissions payable by the Transferor to such agent will be set forth, in the related Prospectus Supplement. Unless otherwise indicated in the related Prospectus Supplement, any such agent will act on a best efforts basis for the period of its appointment.

      Any underwriters, agents or dealers participating in the distribution of Securities may be deemed to be underwriters, and any discounts or commissions received by them on the sale or resale of Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the Transferor to indemnification by the Transferor against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be affiliates or customers of, engage in transactions with, or perform services for, the Transferor or its affiliates in the ordinary course of business.

      Each underwriting agreement will provide that the Transferor will indemnify the related underwriters against certain liabilities, including liabilities under the Securities Act.

      This Prospectus and the attached Prospectus Supplement may be used by Chase Securities Inc., a wholly owned subsidiary of The Chase Manhattan Corporation and an affiliate of the Transferor, in connection with offers and sales related to market-making transactions in Securities. Chase Securities Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.


                                 LEGAL MATTERS

      Certain legal matters relating to the issuance of the Securities will be passed upon for the Transferor by Simpson Thacher & Bartlett, New York, New York. Certain legal matters relating to the issuance of the Securities will be passed upon for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Helene L. Kaplan, of counsel to Skadden, Arps, Slate, Meagher & Flom LLP, is a member of the Board of Directors of The Chase Manhattan Bank and The Chase Manhattan Corporation and owns _____ shares of the Corporation's common stock, with the associated rights attached thereto, ________ units of the Corporation's common stock equivalents which entitle the holder upon termination of service as a member of the Corporation's Board of Directors to receive a cash payment for each unit equal to the fair market value at that time of a share of the Corporation's common stock and __________ units of the Corporation's common stock equivalents which entitle the holder upon termination of service as a member of the Corporation's Board of Directors to receive an equal number of shares of the Corporation's common stock.


                         REPORTS TO SECURITYHOLDERS

      Unless and until Definitive Securities are issued, monthly and annual reports, containing information concerning the applicable Master Trust or Owner Trust and prepared by the Servicer or the Administrator, will be sent on behalf of such Master Trust or Owner Trust to Cede as nominee of DTC and registered holder of the related Securities. See "Description of the Securities -- Book-Entry Registration," "Description of the Certificates -- Reports to Certificateholders" and " -- Evidence as to Compliance." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Servicer does not intend to send any financial reports of Chase USA or CMB to the Securities Owners. The Servicer will file with the SEC such periodic reports with respect to the Master Trust and the Owner Trusts as are required under the Exchange Act and the rules and regulations of the SEC thereunder.


                      WHERE YOU CAN FIND MORE INFORMATION

      We filed a registration statement relating to the Securities with the SEC. This Prospectus is part of the registration statement, but the registration statement includes additional information.

      All required annual, monthly and special SEC reports and other information will be filed by the Transferor with respect to the Master Trust or will be filed by the Transferor with respect to each Owner Trust.

      You may read and copy any reports, statements or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at
(800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov).

      The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus. Information that we file later with the SEC will automatically update the information in this Prospectus. In all cases, you should rely on the later information over different information included in this Prospectus or the Prospectus Supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of the Master Trust and any related Owner Trust until we terminate our offering of the Securities.

      As a recipient of this Prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: Comptroller of Chase USA, 802 Delaware Avenue, Wilmington, Delaware 19801, (302) 575-5000.



                         INDEX OF TERMS FOR PROSPECTUS

TERM                                                                      PAGE
----                                                                      ----

Account Transfer Date........................................................3
Accounts    .................................................................3
Accumulation Period.........................................................13
Addition Date...............................................................38
Additional Accounts.........................................................12
Additional Interest.........................................................46
Administrator...............................................................66
Amortization Period.........................................................13
Assignment  ................................................................38
Bank        .......................................................2, 24, II-1
Bank Portfolio...............................................................3
banking organization........................................................17
BIF         ................................................................44
Cash Collateral Account.....................................................68
Cash Collateral Guaranty....................................................68
Cede        ................................................................16
Cedelbank   ................................................................20
Cedelbank Customers.........................................................20
Certificate Owner...........................................................76
Certificate Rate............................................................16
Certificateholders..........................................................13
Certificates.................................................................2
Chase Manhattan Series.......................................................4
Chase Manhattan Trust........................................................4
Chase Portfolio..............................................................3
Chase USA   .............................................................2, 23
Chemical Bank Portfolio......................................................3
Class       ................................................................13
clearing agency.............................................................17
clearing corporation........................................................17
Closing Date................................................................12
CMB         ................................................................51
Code        ................................................................75
Collateral Interest.........................................................69
Collection Account..........................................................44
Companion Series............................................................43
Comptroller ................................................................14
Controlled Accumulation Amount..............................................29
Controlled Amortization Amount..............................................28
Controlled Amortization Period..............................................28
Controlled Deposit Amount...................................................29
Controlled Distribution Amount..............................................28
Cooperative ................................................................20
Core Team   .................................................................9
Corporation .................................................................9
COSO        ................................................................56
Credit Enhancement..........................................................67
Credit Enhancement Percentage...............................................43
Credit Enhancement Provider.................................................54
Cut-Off Date................................................................12
Danielson   ................................................................77
Defaulted Accounts..........................................................24
Definitive Securities.......................................................16
Deposit and Administration Agreement.........................................2
Depositaries................................................................17
Depository  ................................................................16
Determination Date..........................................................47
Disclosure Document.........................................................32
Discount Option.............................................................40
Discount Option Receivables.................................................40
Discount Percentage.........................................................40
Distribution Accounts.......................................................40
Distribution Date...........................................................25
DOJ         ................................................................75
DOL         ................................................................86
DTC         ................................................................99
DTC Participants............................................................17
Eligible Account............................................................35
Eligible Deposit Account....................................................40
Eligible Institution........................................................40
Eligible Receivable.........................................................36
Enhancement ................................................................11
Enhancement Invested Amount.................................................68
ERISA       ................................................................86
Euroclear   ................................................................20
Euroclear Operator..........................................................20
Euroclear Participants......................................................20
Events of Default...........................................................60
Excess Finance Charge Collections...........................................46
Exchange    ................................................................32
Exchange Act................................................................17
FDIC        ................................................................24
FDR         .................................................................3
FFIEC       .................................................................8
Finance Charge Account......................................................40
Finance Charge Receivables..................................................12
FIRREA      ................................................................72
Full Investor Interest......................................................42
Funding Period..............................................................41
General Account Regulations.................................................89
Global Securities...........................................................99
Group       ................................................................46
Holders     ................................................................22
Indenture   .................................................................2
Indenture Trustee............................................................2
Indirect Participants.......................................................17
Ineligible Receivable.......................................................34
Interchange .................................................................9
Interest Funding Account....................................................25
investment company......................................................30, 60
Investor Charge-Off.........................................................46
Investor Default Amount.....................................................46
Investor Interest...........................................................23
Investor Percentage.........................................................24
Investor Servicing Fee......................................................46
IRS         ................................................................76
John Hancock................................................................89
L/C Bank    ................................................................68
Master Trust.................................................................2
Master Trust Trustee.........................................................2
MasterCard International.....................................................4
MGT/EOC     ................................................................20
Minimum Transferor Interest.................................................33
Monthly Interest............................................................46
Monthly Period..............................................................25
Moody's     ................................................................41
New Chase Portfolio..........................................................3
New Chemical Bank Portfolio..................................................3
Non-U.S. Certificate Owner..................................................76
Non-U.S. Note Owner.........................................................76
Non-U.S. Security Owner.....................................................77
Note Documents...............................................................2
Note Owner  ................................................................76
Note Rate   ................................................................16
Note Reserve Account.........................................................3
Noteholders ................................................................59
Notes       .................................................................2
OID         ................................................................78
Old Chase Portfolio..........................................................3
Old Chemical Bank Portfolio..................................................3
Owner Trust .................................................................2
Owner Trustee................................................................2
Participation Agreement.....................................................37
Participations..............................................................37
Pay Out Event...............................................................30
Paying Agent................................................................41
Payment Date................................................................62
Permitted Investments.......................................................41
Plan Assets Regulation......................................................87
Plans       ................................................................86
Pooling and Servicing Agreement..............................................2
Pre-Funding Account.........................................................41
Pre-Funding Amount..........................................................41
Principal Account...........................................................40
Principal Amortization Period...............................................28
Principal Commencement Date.................................................26
Principal Funding Account...................................................27
Principal Receivables.......................................................11
Principal Terms.............................................................32
Program Office...............................................................9
Prospectus Supplement........................................................2
Rapid Accumulation Period...................................................30
Rapid Amortization Period...................................................30
Rating Agency...........................................................32, 71
Receivables .................................................................3
Record Date ................................................................16
Recoveries  .................................................................9
Related Documents...........................................................63
Removed Accounts............................................................12
Reserve Account.............................................................70
Revolving Period............................................................27
SAIF        ................................................................44
Scheduled Payment Date......................................................26
SEC         ................................................................17
Securities  ................................................................15
Securities Act..............................................................32
Securities Owner............................................................16
Securitized Chase Portfolio..................................................4
Security Owner..............................................................76
Security Rate...............................................................16
Securityholders..............................................................4
Senior Securities...........................................................15
Series      .............................................................2, 99
Series Certificate...........................................................2
Series Supplement...........................................................15
Series Termination Date.....................................................49
Service Transfer............................................................53
Servicer    ................................................................51
Servicer Default............................................................53
Servicing Fee...............................................................50
Shared Principal Collections................................................47
Spread Account..............................................................70
Standard & Poor's...........................................................41
Subordinated Securities.....................................................15
Tax Counsel ................................................................76
Tax Opinion ................................................................33
Terms and Conditions........................................................21
Transaction Agreements......................................................66
Transfer Date...............................................................29
Transferor  ................................................................14
Transferor Certificate.......................................................2
Transferor Interest.........................................................23
Transferor Percentage.......................................................24
Trust Agreement..............................................................2
Trust Portfolio.............................................................12
Trust Termination Date......................................................49
U.S.        ................................................................75
U.S. Certificate Owner......................................................76
U.S. Note Owner.............................................................76
U.S. Person ...............................................................102
U.S. Security Owner.........................................................76
UCC         ................................................................71
Unallocated Principal Collections...........................................45
VISA        .................................................................4
Withholding Agent...........................................................82



                                                                       ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

      Except in certain limited circumstances, the globally offered Chase Credit Card Master Trusts Asset Backed Securities (the "GLOBAL SECURITIES") to be issued in Series from time to time (each, a "SERIES") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedelbank or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds.

      Secondary market trading between investors holding Global Securities through Cedelbank and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between Cedelbank or Euroclear and DTC Participants holding Securities will be effected on a delivery-against-payment basis through the respective Depositaries of Cedelbank and Euroclear (in such capacity) and as DTC Participants.

      Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

      All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedelbank and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

      Custody accounts of investors electing to hold their Global
Securities through DTC will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through Cedelbank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC Participants will be settled in same-day funds.

      Trading between Cedelbank and/or Euroclear Participants. Secondary market trading between Cedelbank Customers or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading between DTC seller and Cedelbank or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedelbank Customer or a Euroclear Participant, the purchaser will send instructions to Cedelbank or Euroclear through a Cedelbank Customer or Euroclear Participant at least one business day prior to settlement. Cedelbank or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedelbank Customer's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedelbank or Euroclear cash debit will be valued instead as of the actual settlement date.

      Cedelbank Customers and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedelbank or Euroclear. Under this approach, they may take on credit exposure to Cedelbank or Euroclear until the Global Securities are credited to their accounts one day later.

      As an alternative, if Cedelbank or Euroclear has extended a line of credit to them, Cedelbank Customers or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedelbank Customers or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedelbank Customer's or Euroclear Participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedelbank Customers or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

      Trading between Cedelbank or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedelbank Customers and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedelbank or Euroclear through a Cedelbank Customer or Euroclear Participant at least one business day prior to settlement. In these cases, Cedelbank or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedelbank Customer or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedelbank Customer's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedelbank Customer or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedelbank Customer's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Cedelbank or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedelbank Customers or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

            (1) borrowing through Cedelbank or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedelbank or Euroclear accounts) in accordance with the clearing system's customary procedure;

            (2) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement which would give the Global Securities sufficient time to be reflected in their Cedelbank or Euroclear account in order to settle the sale side of the trade; or

            (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedelbank Customer or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

      A beneficial owner of Global Securities holding securities through Cedelbank or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue document) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

      Exemption for non-U.S. Persons with effectively connected income (Form 4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

      Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Securities Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Securities Owner or his agent.

      Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

      U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

      The term "U.S. PERSON" means (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in the United States or under the laws of the United States or of any state, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust the income of which is subject to United States federal income taxation regardless of its source; provided, however, that for tax years beginning after December 31, 1996 (and, if a trustee so elects, for tax years ending after August 20, 1996), a "U.S. PERSON" shall include any trust (x) which is subject to the supervision of a court within the United States and the control of a United States person as described in section 7701(a)(30) of the Code or (y) that has a valid election in effect under applicable U.S. treasury regulations to be treated as a United States person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.



                                  PART II

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

      Registration Fee..................................      $278
      Printing and Engraving ...........................         *
      Trustee's Fees ...................................         *
      Legal Fees and Expenses ..........................         *
      Blue Sky Fees and Expenses .......................         *
      Accountants' Fees and Expenses ...................         *
      Rating Agency Fees ...............................         *
      Miscellaneous Fees ...............................    ______
        Total..........................................     $    *
                                                            ======

------------

* to be provided by amendment.


Item 15.  Indemnification of Directors and Officers

      Article IX of the By-laws of Chase Manhattan Bank USA, National Association (the "BANK") provide that any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "PROCEEDING"), by reason of the fact that he or she is or was a director or officer of the Bank or is or was serving at the request of the Bank as a director, officer, employee or agent or another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an "INDEMNITEE"), whether the basis for such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Bank to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Bank to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in the second following paragraph with respect to proceedings to enforce rights to indemnification, the Bank shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the Bank.

      The right to indemnification described in the immediately preceding paragraph shall include the right to be paid by the Bank the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereafter an "ADVANCEMENT OF EXPENSES"); provided, however, that, if the Delaware General Corporation Law requires an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Bank of an undertaking (hereinafter an "UNDERTAKING"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "FINAL ADJUDICATION") that such indemnitee is not entitled to be indemnified for such expenses under such Article IX or otherwise.

      The rights to indemnification and to the advancement of expenses described in the two preceding paragraphs are contract rights. If a claim under either of such paragraphs is not paid in full by the Bank within sixty days after a written claim has been received by the Bank except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Bank to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Bank to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought b the indemnitee to enforce a right to indemnification under such Article IX (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and in any suit by the Bank to recover an advancement of expenses pursuant to the terms of an undertaking, the Bank shall be entitled to recover such expense upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Bank (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Bank (including its board of directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct shall create a presumption that the indemnitee has not met such applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses under such
Article IX, or by the Bank to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under such Article IX or otherwise shall be on the Bank.

      Article IX of the Bank's By-Laws also provides that the foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which any person may be entitled under any statute, Articles of Association, by-law, agreement, or vote of stockholders of disinterested stockholders or otherwise. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation must indemnify a director or officer who has defended successfully, on the merits or otherwise, any proceeding against him or any claim, matter or issue therein, for reasonable expenses actually incurred in such defense.

      There are directors and officers liability insurance policies presently outstanding which insure directors and officers of the Bank, the Bank's parent and certain of its subsidiaries. The policies cover losses for which the Bank, the Bank's parent or any of those subsidiaries shall be required or permitted by law to indemnify directors and officers and which result from claims made against such directors or officers based upon the commission of wrongful acts in the performance of their duties. The policies also cover losses which the directors or officers must pay as the result of claims brought against them based upon the commission of wrongful acts in the performance of their duties and for which they are not indemnified by the Bank, the Bank's parent or any of those subsidiaries. The losses covered by the policies are subject to certain exclusions and do not include fines or penalties imposed by law or other matters deemed uninsurable under the law. The policies contain self-insured retention provisions.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

      (A)  EXHIBITS
           1.1--  Form of Underwriting Agreement for Certificates
                  (incorporated by reference to Exhibit 1.1 to the
                  Registration Statement on Form S-3 of Chemical Bank
                  (No. 33-94190)).*
           1.2--  Form of Underwriting Agreement for Notes.*
           4.1--  Amended and Restated Pooling and Servicing Agreement,
                  dated as of June 1, 1996, among the Registrant, Chemical
                  Bank and The Bank of New York (incorporated by reference
                  to Exhibit 4.2 to the Registration Statement on From S-3
                  of the Registrant (No. 333-04607)).*
          4.2--   Form of Trust Agreement of Chase Credit Card Owner Trust
                  199__ between the Transferor and the Owner Trustee.*
          4.3--   Form of Deposit and Administration Agreement among the
                  Transferor, the Administrator and Chase Credit Card Owner
                  Trust 199__.*
          4.4--   Form of Indenture between Chase Credit Card Owner Trust
                  199__ and the Indenture Trustee *
          4.5--   Form of Note (contained in Exhibit 4.4)*
          5.1--   Opinion of Simpson Thacher & Bartlett.*
          8.1--   Opinion of Simpson Thacher & Bartlett with respect to
                  certain tax matters (included in opinion to be filed as
                  Exhibit 5.1).*
         23.1--   Consent of Simpson Thacher & Bartlett (included in
                  opinion to be filed as Exhibit 5.1).*
         24.1--   Powers of Attorney.
         25.1--   Form T-1 of Indenture Trustee*
         99.1--   Form of Prospectus Supplement for Certificates.
         99.1--   Form of Prospectus Supplement for Notes.

------------------------

*     to be filed by amendment

      (b) Financial Statements

      All financial statements, schedules and historical financial information have been omitted as they are not applicable.

ITEM 17.      UNDERTAKINGS

      The undersigned Registrant hereby undertakes as follows:

            (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
      Statement: (i) to include any prospectus required by Section
      10(a)(3) of the Securities Act of 1933 (the "ACT"); notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;
      (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (a)(i) and (a)(ii) will not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed pursuant to
      Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

            (b) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

            (d) That, for purposes of determining any liability under the Act, each filing of the Master Trust's annual report pursuant to
      Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
      1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (e) That insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under
      Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

            (f) That, for purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) under the Act shall be deemed to be part of this Registrant Statement as of the time it was declared effective.

            (g) That, for the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable ground to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on March __, 1999

                             CHASE MANHATTAN BANK USA, NATIONAL
                                ASSOCIATION
                                as originator of the Trust


                             By \s\ Keith Schuck
                                --------------------------------
                                    Keith Schuck
                                    Controller


      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on March __, 1999 by the following persons in the capacities indicated.



          SIGNATURES                          TITLE
          ----------                          -----

                 *                     Chairman of the Board and Director
_________________________________
        Donald L. Boudreau

                 *                     President (Chief Executive Officer) and
__________________________________     Director
        Michael Barrett

                 *
__________________________________     Director
        Luke S. Hayden

                 *                     Director
__________________________________
        William H. Hoefling

                 *                     Director
__________________________________
        Kevin T. Hurley

                 *                     Director
__________________________________
        Thomas Jacob

                 *                     Director
__________________________________
        John M. Nuzum

                 *                     Director
__________________________________
        Peter Schleif

__________________________________     Director
        Michael Urkowitz

\s\ Keith Schuck                      Vice President and Controller (Chief
__________________________________    Financial Officer and Principal
        Keith Schuck                  Accounting Officer)

------------------------

* The undersigned, by signing his name hereto, does hereby sign this Registration Statement on behalf of each of the above-indicated directors and officers of the Registrant pursuant to powers of attorney signed by such directors and officers.


                                          \s\ Keith Schuck
                                          ------------------------
                                              Keith Schuck
                                              Attorney-in-Fact